UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Monsanto Company
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Notice of Annual Meeting
of Shareowners and
2011 Proxy Statement

December 9, 2011

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

December 9, 2011

You are cordially invited to attend our annual meeting of shareowners on January 24, 2012. We will hold the meeting at 1:30 p.m. Central Standard Time in “A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri. A map with directions to our Creve Coeur Campus can be found near the end of the proxy statement on page E-1.

In connection with the meeting, we have prepared a notice of the meeting, a proxy statement, and our 2011 annual report to shareowners, which provides detailed information relating to our activities and operating performance. On December 9, 2011, we mailed to our shareowners a Notice containing instructions on how to access these materials online. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials.

If you receive a Notice by mail, you will not receive a printed copy of the materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials. If you have received paper copies of these materials, a proxy card will also be enclosed.

Whether or not you plan to attend the annual meeting of shareowners, we encourage you to vote your shares.

You may vote:

  via Internet;
  by telephone;
  by mail; or
  in person at the meeting.

If you plan to attend the annual meeting in person, you must provide proof of share ownership, such as an account statement, and a form of personal identification in order to be admitted to the meeting.

We will make available an alphabetical list of shareowners entitled to vote at the meeting, for examination by any shareowner during our ordinary business hours, at our Shareowner Services Department, located in E Building at the Creve Coeur Campus, from January 13, 2012 until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

Hugh Grant
Chairman of the Board of Directors,
President and Chief Executive Officer

i	2011 PROXY STATEMENT	MONSANTO COMPANY

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

NOTICE OF

ANNUAL MEETING OF SHAREOWNERS

JANUARY 24, 2012

The annual meeting of shareowners of Monsanto Company will be held in “A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri, on Tuesday, January 24, 2012, at 1:30 p.m. Central Standard Time for the following purposes:

1.	To elect the four directors named in the proxy statement to serve until our 2015 annual meeting;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012;

3.	To approve, by non-binding vote, executive compensation;

4.	To approve the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012);

5.	To vote on a shareowner proposal described in the attached proxy statement, if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,

MONSANTO COMPANY

David F. Snively
Secretary
St. Louis, Missouri
December 9, 2011

IMPORTANT NOTICE Please Vote Your Shares Promptly

ii	2011 PROXY STATEMENT	MONSANTO COMPANY

iii	2011 PROXY STATEMENT	MONSANTO COMPANY

iv	2011 PROXY STATEMENT	MONSANTO COMPANY

PROXY STATEMENT

General Information

Our board of directors is soliciting proxies from our shareowners in connection with our annual meeting of shareowners to be held on Tuesday, Jan. 24, 2012 and at any and all adjournments thereof. No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

This proxy statement and our 2011 Annual Report are first being mailed to shareowners who requested paper copies, or made available on our website at http://www.monsanto.com/investors/Pages/annual-report.aspx, on Dec. 9, 2011. Information on our website does not constitute part of this proxy statement.

Unless otherwise noted, the information in this proxy statement covers our 2011 fiscal year (or “fiscal 2011”), which ran from Sept. 1, 2010 through Aug. 31, 2011, and in some cases our 2010 fiscal year (or “fiscal 2010”), which ran from Sept. 1, 2009 through Aug. 31, 2010, and our 2009 fiscal year (or “fiscal 2009”), which ran from Sept. 1, 2008 through Aug. 31, 2009. The term “Former Monsanto” in this proxy statement refers to a corporation that was then known as Monsanto Company that operated, among other businesses, an agricultural products division. Former Monsanto is now known as Pharmacia Corporation and is a wholly owned subsidiary of Pfizer Inc. Former Monsanto transferred its agricultural products division to us in September 2000.

Questions and Answers about the Annual Meeting and Voting

When and where is the annual meeting?
When:	Tuesday, Jan. 24, 2012, at 1:30 p.m. Central Standard Time

Where:	“A” Building at our Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. A map with directions to the meeting can be found near the back of the proxy statement on page E-1.

Who is entitled to vote at the meeting?
You are entitled to vote at the meeting if you owned Monsanto shares (directly or in “street name,” as defined below) as of the close of business on Nov. 28, 2011, the record date for the meeting. On that date, 535,345,158 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote; there is no cumulative voting with respect to any proposal.

What do I need to do if I plan to attend the meeting in person?
If you plan to attend the annual meeting in person, you must provide proof of your ownership of our common stock and a form of personal identification for admission to the meeting.

If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

1	2011 PROXY STATEMENT	MONSANTO COMPANY

What is the difference between holding shares directly as a shareowner of record and holding shares in “street name” at a bank or broker?
Most of our shareowners hold their shares directly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”

Shareowner of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareowner of record with respect to those shares, and a Notice containing instructions on how to access our proxy statement and annual report online was sent directly to you. As the shareowner of record, you have the right to vote your shares as described herein.

“Street Name” Shareowner. If your shares are held by a bank or broker as your nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice containing instructions on how to access our proxy statement and annual report online was forwarded to you by your bank or broker who is considered the shareowner of record with respect to those shares. Your bank or broker will send you, as the beneficial owner, a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or broker to vote your shares. You are also invited to attend the annual meeting.

What matters am I being asked to vote on at the meeting and what vote is required to approve each matter?
You are being asked to vote on five proposals. Proposal 1 requests election of directors. Because this election is not a contested election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any votes withheld by brokers in the absence of instructions from street-name holders (“broker non-votes”).

The affirmative vote of a majority of the votes cast is required to: ratify the appointment of our independent registered public accounting firm (Proposal 2); approve, by non-binding vote, executive compensation (Proposal 3); approve the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) (Proposal 4); and approve the shareowner proposal (Proposal 5). In addition, NYSE rules further provide that the total votes cast on the Proposal 4 must represent more than 50% in interest of all shares entitled to vote thereon. Abstentions and broker non-votes will therefore have no effect on Proposals 2, 3, 4 and 5 under our company’s bylaws or NYSE rules (except to the extent such abstentions and broker non-votes result in a failure to obtain total votes cast on Proposal 4 representing more than 50% in interest of all shares entitled to vote thereon).

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our board will review the results of the vote and, consistent with our record of shareowner engagement, will take it into account in making a determination concerning executive compensation.

Who counts the votes?
We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate shareowner votes. Broadridge will separately tabulate “for”, “against” and “withhold” votes, abstentions and broker non-votes. We have also retained an independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the General Corporation Law of Delaware.

2	2011 PROXY STATEMENT	MONSANTO COMPANY

How can I vote?
Most shareowners have a choice of voting in one of four ways:
  over the Internet at www.proxyvote.com;
  using a toll-free telephone number 1-800-690-6903;
  completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided (if you received paper copies of the proxy materials); or
  in person at the meeting.

The telephone and Internet voting facilities for shareowners of record, but not including shares held in our Savings and Investment Plan (which are described below), will close at 11:59 p.m. Eastern Standard Time on Jan. 23, 2012. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you hold your shares in street name, your bank or broker will send you a separate package describing the procedures and options for voting your shares. Please read the voting instructions on the Notice or proxy card or the information sent by your broker or bank.

What does it mean to give a proxy?
Your properly completed proxy/voting instruction card will appoint Hugh Grant and David F. Snively as proxy holders or your representatives, or The Northern Trust Company (“Northern”) as trustee of our Savings and Investment Plan, as the case may be, to vote your shares in the manner directed therein by you. Mr. Grant is our chairman of the board, president and chief executive officer. Mr. Snively is our executive vice president, secretary and general counsel. Your proxy permits you to direct the proxy holders or to instruct Northern, as the case may be, to vote “for,” “against,” or “abstain” from the nominees for director and Proposals 2, 3, 4 and 5.

All of your shares entitled to vote and represented by properly completed proxy or voting instruction received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

What happens if I sign, date and return my proxy or voting instruction card but do not specify how I want my shares voted on one of the proposals?
Shareowner of Record: Your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” Proposals 2, 3 and 4 and “AGAINST” Proposal 5.

“Street Name” Shareowner: Your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. We believe that under NYSE rules your broker or nominee has discretion to vote your shares on routine matters such as Proposal 2. However, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors and Proposals 3, 4 and 5.

Can I change my vote before the meeting?
Except as discussed below with respect to voting instructions for shares held in our Savings and Investment Plan, you can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of Monsanto, or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.

Voting instructions with respect to shares held in our Savings and Investment Plan cannot be revoked or changed after 5:00 p.m. Eastern Standard Time on Jan. 19, 2012.

If you are a Street Name Shareowner, please refer to the information forwarded by your bank or broker for procedures on changing your voting instructions.

How can I get assistance in voting my shares?
To get help in voting your shares, please contact Morrow & Co., LLC toll-free within the United States at (800) 607-0088 and at (203) 658-9400 outside of the U.S.

3	2011 PROXY STATEMENT	MONSANTO COMPANY

Why haven’t I received a printed copy of the proxy statement or annual report?
This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareowners’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On Dec. 9, 2011, we mailed to our shareowners a Notice containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.

Is the proxy statement available on the Internet?
Yes. As described in the prior question, most shareowners will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing our website at http://www.monsanto.com/investors/Pages/annual-report.aspx. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions set forth on your proxy card.

Who is paying for the cost of this proxy solicitation?
We will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Our directors, officers or employees may solicit proxies on our behalf. We have engaged Morrow & Co., LLC to assist us in the solicitation of proxies. We expect to pay Morrow approximately $11,000 for these services plus expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.

What if I participate in the Monsanto Savings and Investment Plan?
If you participate in a Monsanto stock fund under our Savings and Investment Plan and had shares of our common stock credited to your account on the record date of Nov. 28, 2011, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions with respect to all shares registered in the same name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate electronic notice with respect to the shares credited to your Savings and Investment Plan account.

Shares of common stock in our Savings and Investment Plan will be voted by Northern as trustee of the plan. Plan participants in a Monsanto stock fund should indicate their voting instructions to Northern by using the toll-free telephone number, indicating their instructions over the Internet or submitting an executed proxy card.

Voting instructions regarding plan shares must be received by 5:00 p.m. Eastern Standard Time on Jan. 19, 2012, and all telephone and Internet voting facilities with respect to plan shares will close at that time. You can revoke your voting instructions with respect to shares held in our Savings and Investment Plan prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Northern.

All voting instructions from plan participants will be kept confidential. If a participant does not timely submit voting instructions, the shares allocated to such participant, together with unallocated shares, will be voted in accordance with the pro-rata vote of the participants who did provide instructions.

4	2011 PROXY STATEMENT	MONSANTO COMPANY

Corporate Governance and Ethics

Monsanto Company is committed to the values of effective corporate governance and high ethical standards. Our board believes that these values are conducive to long-term performance and reevaluates our policies on an ongoing basis to ensure they sufficiently meet our company’s needs. Listed below are some of the significant corporate governance practices and policies we have adopted.

  Majority voting in director elections. Each of our director-nominees has submitted an irrevocable contingent resignation that becomes effective if he or she is not elected by a majority of the votes cast by shareowners and our board of directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, our nominating and corporate governance committee will consider the director’s resignation and recommend to our board of directors whether to accept or reject the resignation. Our board of directors will then publicly disclose its decision and the rationale behind its decision as soon as practicable after the election results are certified.
  Lead Director.Our bylaws establish the role of an independent lead director who is elected by the independent directors. More information about the role of the lead director and our board structure may be found below in this section.
  Related Person Transactions Policy.Our nominating and corporate governance committee is responsible for approving or ratifying transactions involving our company and related persons and determining if the transaction is in, or not inconsistent with, the best interests of our company and our shareowners. More information about our Related Person Transactions Policy may be found below in this section.
  Executive Sessions.Our board meets regularly in executive sessions without the presence of management, including our Chairman. These sessions are led by our lead director, as described further below in this section.
  Shareowner Rights Policy. We do not have a shareowner rights plan and are not currently considering adopting one. Our board’s policy is that it will only adopt a shareowner rights plan if either (1) the shareowners approve it or (2) the board makes a determination that it is in the best interests of the shareowners to adopt a shareowner rights plan without the delay that would be required in order to seek shareowner approval.

Additional information is provided below regarding these and certain other key corporate governance and ethics policies that we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interest of our shareowners. Our corporate website includes additional information and copies of these policies, as noted below. Most policies may be found at http://www.monsanto.com/whoweare/ Pages/corporate-governance.aspx, along with copies of our certificate of incorporation and bylaws. Note that information on our website does not constitute part of this proxy statement. Hard copies of these documents may be obtained without charge by any shareowner upon request by contacting the Office of the General Counsel, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

Board of Directors’ Charter and Committee Charters

Our board of directors has adopted clear corporate governance policies to assist the board and its committees in the exercise of their responsibilities, several of which are described below. Each of the board committees has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as qualification for committee membership, procedures for committee membership, appointment and removal, committee structure and operations and committee reporting to the full board. The board and committee charters provide our shareowners a transparent view of how our board functions. The charters are found on our website at http://www.monsanto.com/whoweare/Pages/corporate-governance.aspx.

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Composition of the Board of Directors

The number of directors on our board will not be less than five nor more than 20 and is fixed, and may be increased or decreased from time to time by resolution of our board of directors. Currently, the board has fixed the number of directors at eleven members. Our board of directors is divided into three classes, with terms expiring at successive annual meetings. In the case of an appointment of a director or if there is a change in the number of directors, the number of directors in each class will be apportioned as nearly equally as possible.

Nomination of Directors

The board is responsible for nominating members to the board and for filling vacancies on the board that may occur between annual meetings of shareowners, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultant, and has hired a search firm to assist in identifying and evaluating potential candidates for our board. Mr. Moeller’s candidacy was identified with assistance of a search firm employed in the selection process. The committee will consider nominees recommended by shareowners for election to the board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareowner submitting the nominee, are provided in writing to our Secretary in accordance with the requirements of our bylaws described below under Other Matters — Shareowner Proposals for 2013 Annual Meeting.

When evaluating potential director candidates, our nominating and corporate governance committee takes into consideration the Desirable Characteristics of Directors in our board charter (see Appendix B), which includes consideration of diversity. The board recognizes the value of diversity and considers how a candidate may contribute to the board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience. The board reviews its effectiveness in balancing these considerations through ongoing consideration of directors and nominees, as well as the board’s annual self-evaluation process. The nominating and corporate governance committee also considers whether potential director candidates will likely satisfy the independence standards for service on the board, the audit and finance committee, the people and compensation committee and the nominating and corporate governance committee, as set forth in the board charter (see Appendix A).

Director Orientation and Continuing Education

Upon joining the board, directors are provided with an initial orientation about our company, including our business operations, strategy and governance. New directors without previous experience as a director of a public company are expected to enroll in a director education program on the principles of corporate governance and director professionalism offered by a nationally-recognized sponsoring organization, or to participate in a comparable director education program offered at another board on which the director serves. The director may satisfy this requirement if he or she participated in a comparable program within two years prior to being elected to our board. We provide our directors with resources and ongoing education opportunities to assist them to remain abreast of developments in corporate governance and critical issues relating to the operation of public company boards. The board also conducts periodic visits to company facilities as part of its regularly scheduled board meetings.

Board Self-Assessments

The board conducts annual self-evaluations to determine whether it and its committees are functioning effectively. As part of the board self-evaluation process, each director also conducts a director self-evaluation. The self-evaluation process is designed and overseen by the nominating and corporate governance committee, and the results of the evaluations are reported to the full board.

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Each committee, other than the executive committee, reviews and reassesses the adequacy of its charter annually and recommends any proposed changes. Each committee also annually reviews its own performance and reports the results to the board. The nominating and corporate governance committee oversees and reports annually to the board its assessment of each committee’s performance evaluation process.

Charitable Contributions

Our board is committed to maintaining the independence of our independent directors. In support of this goal, our board implemented a Charitable Contributions Policy. The policy requires that any request by a director that the company make a charitable contribution must be reviewed by the chair of the nominating and corporate governance (or the full committee if the committee chair makes such a request) to determine whether the donation would impair the director’s independence.

Director Independence

Our board charter provides that no more than two board members may be non-independent under the independence criteria set by the NYSE. Under the NYSE listing standards, for a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with Monsanto. The board has established independence standards for determining director independence, which conform to the NYSE’s independence criteria. The standards are found in Appendix A.

In determining director independence, the board considered the independence standards and relevant facts and circumstances, including any direct or indirect transactions, relationships and arrangements between a director and Monsanto. Our board considered the following, each of which is within the NYSE’s standards and our independence standards. Our board determined that the directors did not have a material interest in the transactions and that they would not impair each such director’s independent judgment.

  Dr. Chicoine is president of South Dakota State University (“SDSU”), to which Monsanto paid approximately $276,000 in fiscal 2011 for research and other services, and from which Monsanto received approximately $109,000 for royalties and seed services. Monsanto also provided SDSU approximately $208,000 in fiscal 2011 through grants and gifts, including $200,000 for a graduate fellowship, in accordance with Monsanto’s commitment to fund this graduate fellowship for five years beginning in 2008. Monsanto and SDSU are also members of certain industry associations.
  Dr. Poste is a director of Exelixis, which provides certain intellectual property licenses to Monsanto and for which we paid approximately $96,000 in fiscal 2011, and may make milestone payments contingent on development.

Based upon these considerations, the board has determined that the following directors are independent: David L. Chicoine, Janice L. Fields, Arthur H. Harper, Laura K. Ipsen, Gwendolyn S. King, C. Steven McMillan, Jon R. Moeller, William U. Parfet, George H. Poste, and Robert J. Stevens. Accordingly, ten of our eleven directors are independent, and each of the following committees of the board is composed solely of independent directors:

  the audit and finance committee;
  the nominating and corporate governance committee;
  the people and compensation committee;
  the science and technology committee; and
  the sustainability and corporate responsibility committee.
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Board Leadership Structure

Our board believes that the current board leadership structure, in which the roles of chairman and chief executive officer are held by one person, is best for Monsanto and its shareowners at this time. In his dual role, Mr. Grant is able to utilize the in-depth focus and perspective gained in running the company to effectively and efficiently guide our board. He fulfills his responsibilities in chairing the board through close interaction with our lead director, Robert Stevens, who was elected by the independent directors of our board.

The board has structured the role of our independent lead director to strike an appropriate balance to the combined chairman and chief executive officer role and to fulfill the important requirements of independent leadership on the board. As lead director, Mr. Stevens:

  presides at all meetings of the board at which the chairman is not present;
  presides at executive sessions of the independent directors;
  has the authority to call meetings of the board or meetings of the independent directors;
  approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;
  serves as the liaison between the chairman and the independent directors;
  is a member of the board’s executive committee;
  is available to consult with the chairman and chief executive officer about the concerns of the board; and
  is available to consult with any of our senior executives as to any concerns that executives might have.

While serving as lead director, Mr. Stevens has overseen the development and implementation of governance practices that support high levels of performance by members of the board. His leadership fosters a board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He encourages communication among the directors, and between management and the board, to facilitate productive working relationships. Working with our chairman and other members of the board, Mr. Stevens also ensures there is an appropriate balance and focus among key board responsibilities such as strategy development, review of operations, risk oversight, and management succession planning.

Further information about board leadership roles, including a comparison of the duties of our chairman and lead director, is available at http://www.monsanto.com/whoweare/Pages/board-of-directors-leadership-roles.aspx.

Shareowners and other interested persons may contact Mr. Stevens directly by mail at the Office of the Lead Director, Monsanto Company, 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167.

We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Board Role in Risk Oversight and Assessment

Our company has an enterprise risk management program overseen by senior management. Enterprise risks are identified and prioritized by management, and each prioritized risk is assigned to a board committee or the full board for oversight. For example, strategic risks are overseen by the full board; financial and business conduct risks are overseen by the audit and finance committee; risks related to the company’s governance structure and from related person transactions are overseen by the nominating and corporate governance committee; scientific risks are overseen by the science and technology committee; reputational and environmental risks are overseen by the sustainability and corporate responsibility committee; and, as further described in the following section, compensation risks are overseen by our people and compensation committee. Management regularly reports on enterprise risks to the relevant committee or the board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or relevant committee. We believe that these processes are consistent with, and provide additional support for, the current board leadership structure.

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Compensation-Related Risk

Our company regularly assesses risks related to our compensation programs, including our executive compensation programs, and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. At the people and compensation committee’s direction, management and the committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), provide ongoing information to the committee regarding compensation factors that could mitigate or encourage excessive risk-taking.

In addition, in fiscal 2010, at the committee’s direction, management engaged Towers Watson & Co. (“Towers”) to provide an assessment of the company’s compensation programs along with recommended modifications, if any. During fiscal 2011, management provided supplemental information to the people and compensation committee regarding changes made to the program since fiscal 2010, and the committee again solicited input from Cook & Co. In its review, the committee considered the attributes of our compensation program, including:

  the balance between annual and longer-term performance opportunities, which would reduce the incentive to accelerate or delay performance;
  performance measures tied to key, auditable measures of short-term and long-term performance that motivate sustained performance;
  our people and compensation committee’s ability to consider qualitative performance factors in determining actual compensation payouts, including the committee’s exercise of negative discretion with respect to the fiscal 2010 annual incentive plan;
  reasonable stock ownership guidelines that align executives’ interests with those of our shareowners; and
  our policy on recoupment of performance-based compensation as discussed on page 49.
Related Person Policy and Transactions

The board has adopted a written policy regarding the review, approval or ratification of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members. Under the written policy, our nominating and corporate governance committee is responsible for reviewing, approving or ratifying any related person transactions. It will approve a transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the company and its shareowners. Following is a description of matters reviewed by the nominating and corporate governance committee under this policy.

In June 2008, the board elected Kerry Preete as an executive officer of the company. William Sherk, Mr. Preete’s brother-in-law, has worked in our Canadian business since 1999 in various positions. From September 2010 to December 2010 he was the national account manager, and since December 2010 he has been the crop protection sales manager. Mr. Sherk’s compensation has been established in accordance with our ordinary employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities, and he is eligible to participate in our employee benefit programs on the same basis as other eligible employees. Further, a procedure has been put in place under which Mr. Begemann, our executive vice president and chief commercial officer, has been involved in approving any special pay actions and awards for Mr. Sherk. During fiscal 2011, Mr. Sherk received annual base pay of approximately $131,000. He also received an annual incentive award with respect to the fiscal 2011 performance period of approximately $24,000. These amounts are based on an Aug. 31, 2011 exchange rate. In October 2011, Mr. Sherk was granted 360 stock options and 96 RSUs under our 2005 Long-Term Incentive Plan as the long-term incentive component of his compensation.

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Other Policies and Practices That Guide and Govern Our Actions

In addition to our board of directors’ Charter and Related Person Transactions Policy, we have adopted several other policies and practices that guide and govern the manner in which we act, which are described below.

Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that compels us to listen more, to consider our actions and their impact broadly, and to lead responsibly. It helps us to convert our values into actions, and to make clear who we are and what we champion. Our Pledge is available on our website at http://www.monsanto.com/whoweare/Pages/monsanto-pledge.aspx. Our annual Corporate Responsibility and Sustainability Report, which describes many of the ways in which we have implemented the Pledge, is available on our website at http://www.monsanto.com/ourcommitments/Pages/corporate-responsibility-sustainability-report.aspx.

Code of Business Conduct

At Monsanto, we are committed to building relationships based on integrity. Integrity, in alignment with our Pledge, helps us earn and retain the trust of people with whom we do business. Our board has adopted a Code of Business Conduct that applies to our directors, officers and employees. In addition, the Code of Business Conduct applies to all actions taken on our behalf by persons representing our company in matters that may be subject to risk behaviors such as consultants, agents, sales representatives, distributors and independent contractors, who agree not to act inconsistently with these commitments when performing services on our behalf. Our Code of Business Conduct is available in multiple languages on our website at http://www.monsanto.com/whoweare/Pages/business-conduct.aspx.

The Code of Business Conduct is designed to provide guidance on and articulate our commitment to several key matters such as safety and health, protecting the environment, fair dealing, proper stewardship of our products, use of company resources, and accurate communication about our finances and products. It also addresses the many legal and ethical facets of integrity in business dealings with customers, suppliers, investors, the public, governments that regulate us and the communities where we do business. Our Code of Business Conduct has been translated into more than 20 languages and is distributed to our employees, who affirm their commitment to the Code on an annual basis.

Through a board chartered global business conduct office, we implement compliance and ethics initiatives through working groups and dedicated facilitators in each of our global business regions. Employees have access to a guidance line and website operated by an independent service provider that is available worldwide for the receipt of complaints regarding accounting, internal controls and auditing matters, and have in place procedures for the anonymous submission of employee concerns regarding accounting or auditing matters and a policy prohibiting retaliation for good-faith reporting. Employees may submit a complaint or question via a private post office box, an internal toll-free telephone number or a special e-mail mailbox dedicated to business conduct matters.

Financial Governance

We have adopted a code of ethics that applies to our chief executive officer and the senior leadership of our finance department, including our chief financial officer and our controller. As a public company, it is critical that our filings with the SEC be accurate and timely. Our Code of Ethics for Chief Executives and Senior Financial Officers is available on our website at http://www.monsanto.com/whoweare/Pages/code-of-ethics.aspx. Our internal audit function maintains important oversight over the key areas of our business and financial processes and controls, and reports regularly to our audit and finance committee.

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Human Rights Policy

Our Human Rights Policy was adopted by the board in April 2006. The policy is an important expression of our values as described in the Monsanto Pledge. The policy is one of the ways we hold ourselves accountable and demonstrate our commitment to protect and respect human rights as we conduct our business globally. Monsanto will work to identify and do business with partners who aspire in the conduct of their businesses to ethical standards that are consistent with this policy and will work with those business partners in the spirit of continuous improvement. In the development of our policy there was recognition by both Monsanto business leaders and external stakeholders that the continuous improvement approach to protect, respect and remedy human rights violations would be the most effective and honest model to address these complex and multifaceted issues. Our Human Rights Policy is available on our website at http://www.monsanto.com/ ourcommitments/Pages/human-rights.aspx.

Sustainable Yield Commitments

Sustainable agriculture is at the core of our company. We are committed to focus our own efforts and work with others to develop the technologies that enable farmers to produce more crops while conserving more of the natural resources that are essential to their success and the sustainability of the earth. Our long-term goals are to partner with farmers to produce more, conserve more and improve lives. More information regarding our sustainable yield commitments is available on our website at http://www.monsanto.com/ourcommitments/ Pages/Sustainable-Agriculture.aspx.

Political Contributions

We are committed to participating constructively in the political process, as we believe participation is essential to our company’s long-term success. Our participation in the political process includes contributions to political candidates in a manner that is compliant with all applicable laws and reporting requirements. We have established effective governance processes including oversight by our sustainability and corporate responsibility committee regarding political contributions made by our company. Please see our website at http://www.monsanto.com/whoweare/Pages/political-disclosures.aspx for more information about the ways in which we participate in the political process.

Shareowner Communication with our Board of Directors

Our board of directors has adopted a policy that provides a process for shareowners to send communications to the board. Shareowners may contact our board or the independent directors of our board through our website at http://www.monsanto.com/whoweare/Pages/ContactOurDirectors.aspx or they may send correspondence to 800 North Lindbergh Boulevard, Mail Stop A3NA, St. Louis, Missouri 63167, c/o David F. Snively, our secretary and general counsel.

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Information Regarding Board of Directors

The ages, principal occupations, directorships held and any other information with respect to our nominees and directors, and the classes into which they have been divided, are shown below as of Dec. 1, 2011.

Nominees for Director Whose Terms Would Expire at the 2015 Annual Meeting

The board has nominated four directors to be elected at the 2012 annual meeting to serve for a three-year term ending with the 2015 annual meeting, or until a successor is elected and has qualified, or his or her earlier death, resignation or removal. Each nominee is currently a director of our company and has agreed to serve if elected.

Janice L. Fields

Principal Occupation: President, McDonald’s USA, LLC
First Became Director: April 2008
Age: 56

President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, the world’s leading global foodservice retailer, since January 2010; Executive Vice President and Chief Operating Officer, McDonald’s USA, LLC, 2006-2010; President of McDonald’s Central Division, 2003-2006.

Qualifications: Ms. Fields has gained broad operational and financial experience in her career in the food industry. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational and strategic matters reviewed by our board. As a senior leader at a major public company in the food industry, Ms. Fields also has experience in public policy matters and governance and financial oversight, which is valuable in connection with her service on our nominating and corporate governance committee. In addition, her insights about the food industry are important as we consider strategic goals for the development of products to grow our business.

Hugh Grant

Principal Occupation: Chairman of the Board, President and Chief Executive Officer, Monsanto Company
First Became Director: May 2003
Age: 53

Chairman of the Board, President and Chief Executive Officer of Monsanto Company, since October 2003; President and Chief Executive Officer, Monsanto Company, May 2003-October 2003; Executive Vice President and Chief Operating Officer, Monsanto Company, 2000-2003; Co-President, Agricultural Sector, Former Monsanto Company, 1998-2000. Public Company Directorships in the Last Five Years: PPG Industries, Inc.

Qualifications: Mr. Grant is our Chairman, President and CEO. In his long career with our company and Former Monsanto, he has worked broadly in many areas of the business, enabling him to gain an extensive personal knowledge of our operations, which is essential in formulating business strategies. He has extensive experience in strategic planning, sales, financial oversight and planning. His operational experience in leading our multi-national corporation includes governance and risk management responsibilities, which assists our board in understanding our business and fulfilling its oversight role. Mr. Grant’s service on the board of another public company and its nominating and corporate governance and officers-directors compensation committees provides Mr. Grant additional insights about service as our board Chairman.

12	2011 PROXY STATEMENT	MONSANTO COMPANY

C. Steven McMillan

Principal Occupation: Retired Chairman and Chief Executive Officer, Sara Lee Corporation
First Became Director: June 2000
Age: 65

Chairman of the Board of Sara Lee Corporation, a global consumer packaged goods company, October 2001-October 2005; Chief Executive Officer, Sara Lee Corporation, July 2000-February 2005; President and Chief Operating Officer, Sara Lee Corporation, 2000-2004; President, Sara Lee Corporation, 1997-2000.

Qualifications: Mr. McMillan has had significant operational experience leading a major international consumer products company, where he has gained expertise in finance, strategy, marketing, manufacturing, mergers and acquisitions, and human resources, and has had primary responsibility for risk management. These skills assist him in providing oversight of our executive team in their management of our multi-national company. His understanding of the food industry enables him to provide valuable insights in our strategic planning and evaluation of our products. In addition, he is experienced in governance matters due to his past service on five other public company boards, which is important in his service on our board, our audit and finance committee and our nominating and corporate governance committee and as chair of our people and compensation committee.

Robert J. Stevens

Principal Occupation: Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation
First Became Director: August 2002
Age: 60

Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, a high technology aerospace and defense company, since January 2010; Chairman of the Board, President and Chief Executive Officer, Lockheed Martin Corporation, April 2005-January 2010; President and Chief Executive Officer, Lockheed Martin Corporation, August 2004-April 2005; President and Chief Operating Officer, Lockheed Martin Corporation, October 2000-August 2004; Chief Financial Officer, Lockheed Martin Corporation, 1999-2001; Vice President Strategic Development, Lockheed Martin Corporation, 1998-1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environmental Sector, 1998-1999. Public Company Directorships in the Last Five Years: Lockheed Martin Corporation.

Qualifications: Mr. Stevens has attained substantial experience in executive and operational roles during his career. He has expertise in areas such as finance, information technology, technology development, manufacturing, marketing, and human resources, and he has broad international business management experience. Mr. Stevens’ roles as CEO, president, COO and vice president of strategic development of a leading company in the defense industry have given him a deep understanding of the complexities of operating a global business, strategic planning, regulatory, legislative and public policy matters, all of which are valuable to us as a technology-driven company subject to significant regulatory and public policy oversight. In addition, his leadership as CEO and Chairman has also afforded him the opportunity to develop corporate governance expertise that has enabled him to serve with distinction as our lead director and chair of our nominating and corporate governance committee. Having formerly served as a Fortune 50 CFO, he also has significant expertise in financial, risk management and compliance matters, which supports his service on the audit and finance committee.

13	2011 PROXY STATEMENT	MONSANTO COMPANY

Directors Whose Terms Expire at the 2013 Annual Meeting

Jon R. Moeller

Principal Occupation: Chief Financial Officer, The Procter & Gamble Company
First Became Director: August 2011
Age: 47

Chief Financial Officer, The Procter & Gamble Company, one of the world’s leading consumer products companies, since January 2009; Vice President and Treasurer, The Procter & Gamble Company, July 2007-January 2009; Vice President, Finance and Accounting, Global Beauty and Global Health Care, The Procter & Gamble Company, July 2005-July 2007.

Qualifications: Mr. Moeller has substantial finance and management expertise developed through his 23 years of experience with a large, multi-national corporation. His current responsibilities as CFO, and prior roles as treasurer and division vice president for finance and accounting, have given him a broad understanding of the finance and accounting issues facing a global manufacturing company. In addition to his substantial financial experience, he has expertise related to risk management and compliance matters, which will enable him to make valuable contributions to the oversight role of our audit and finance committee. As the senior financial executive at his company, Mr. Moeller has experience in developing and executing global strategy and serving as a key member of management at a complex, worldwide organization. This broad international business experience enables him to provide his fellow directors and our senior management a valuable perspective with respect to our global strategy and the management of our domestic and international businesses based on sound financial goals.

David L. Chicoine, Ph.D.

Principal Occupation: Professor of Economics and President, South Dakota State University
First Became Director: April 2009
Age: 64

President, South Dakota State University, a land grant research institution, and professor of economics, since 2007; Vice President for Technology and Economic Development, University of Illinois, 2001-2006.

Qualifications: Dr. Chicoine is an economist and an educator whose career has included key roles at public universities. As an expert in agricultural economics, he has a deep understanding of the economic factors that shape our industry on a national and global basis. As president of a large university, his responsibilities include executive management, public policy development and research support, including technology commercialization. This experience has supported his ability to provide financial and strategic planning perspectives in his board service, and enhanced his contributions on our science and technology committee and our sustainability and corporate responsibility committee.

14	2011 PROXY STATEMENT	MONSANTO COMPANY

Arthur H. Harper

Principal Occupation: Managing Partner, GenNx360 Capital Partners
First Became Director: October 2006
Age: 55

Managing Partner, GenNx360 Capital Partners, a private equity firm focused on business to business companies, since 2006; President and Chief Executive Officer, Equipment Services Division, General Electric Corporation, 2002-2005; Executive Vice President, GE Capital Services, General Electric Corporation, 2001-2002. Public Company Directorships in the Last Five Years: Gannett Co., Inc.

Qualifications: Mr. Harper has had significant experience in the operation and finance of manufacturing companies during his career. Through his experience as an executive at a complex, multi-national company and managing start-up companies, he has a deep understanding of manufacturing and supply dynamics, risk management, technology development and financing for capital projects. This knowledge enables him to provide key insights on strategic, operational, and financial matters related to our global business, which supports our audit and finance committee. His service on the public responsibility and executive compensation committees of another public company have also provided him governance, business conduct- and compensation-related experience, which provides additional perspectives to our board of directors when exercising its oversight role and to our people and compensation committee when formulating compensation policies.

Gwendolyn S. King

Principal Occupation: President, Podium Prose, LLC
First Became Director: February 2001
Age: 71

President, Podium Prose, a speaker’s bureau and speechwriting service founded in 2000; Founding Partner, The Directors’ Council, a corporate board search firm, October 2003-May 2005; Senior Vice President, Corporate and Public Affairs, PECO Energy Company (now Exelon), a diversified utility company, 1992-1998; Commissioner, Social Security Administration, 1989-1992. Public Company Directorships in the Last Five Years: Lockheed Martin Corporation; Marsh & McLennan Companies, Inc. (former).

Qualifications: Ms. King is an expert in external communications and has extensive experience related to public policy, government relations and governance and has had significant experience in stakeholder engagement. Ms. King’s senior advisory roles in two previous White House administrations and her service as a senior corporate affairs officer for a public utility have provided her expertise in matters relating to public policy, regulatory oversight and government relations. This experience and knowledge enables her to provide valuable perspectives to our management and as chair of our sustainability and corporate responsibility committee. In addition, Ms. King’s service on the board of the National Association of Corporate Directors, an advisory group of nominating and governance committee chairs, and the ethics, governance and executive committees of public companies on whose boards she has served, have provided her with significant corporate governance expertise and compliance experience which have enhanced her ability to provide valuable contributions as a director of our board.

15	2011 PROXY STATEMENT	MONSANTO COMPANY

Directors Whose Terms Expire at the 2014 Annual Meeting

Laura K. Ipsen

Principal Occupation: Senior Vice President & General Manager, Connected Energy Networks, Cisco Systems, Inc.
First Became Director: December 2010
Age: 47

Senior Vice President and General Manager, Connected Energy Networks, Cisco Systems, Inc., a manufacturer of Internet Protocol based networking products, since November 2010; Senior Vice President and General Manager, Smart Grid, Cisco, October 2009-November 2010; Senior Vice President, Global Policy and Government Affairs, Cisco, September 2007-September 2009; Vice President, Global Policy and Government Affairs, Cisco, October 2001-August 2007.

Qualifications: Ms. Ipsen has global expertise in energy, environmental issues, public policy and international trade developed through her career in consulting and the high tech industry. In her senior leadership roles with a global information communications technology company, Ms. Ipsen has led multiple strategic business, sustainability, policy and regulatory efforts across the company and externally with government leaders worldwide, and has risk management experience. She has significant experience directing a comprehensive corporate sustainability strategy, including the development of global partnerships and an extensive technology portfolio. In light of the increasing importance information communications technology will play in our business success, Ms. Ipsen’s experience will provide vital insight to our board and our science and technology and sustainability and corporate responsibility committees on a variety of matters including information communications technology and key legislative and regulatory issues facing our global technology business, as well as strategic oversight of our management and sustainability efforts.

William U. Parfet

Principal Occupation: Chairman and Chief Executive Officer, MPI Research, Inc.
First Became Director: June 2000
Age: 65

Chairman and Chief Executive Officer of MPI Research, Inc., a pre-clinical toxicology research laboratory, since 1999; Co-Chairman of MPI Research, LLC, 1995-1999. Public Company Directorships in the Last Five Years: Stryker Corporation; Taubman Centers, Inc.

Qualifications: Mr. Parfet has served as an executive or director for multiple companies during his career, with broad experience in global business management and finance. As president of a major pharmaceutical company, he gained expertise in the areas of strategic planning, technology, marketing, and global business management, and he is knowledgeable about the chemical, pharmaceutical, food and agricultural industries. In particular, Mr. Parfet’s past roles as CFO, controller, and treasurer of a multi-national corporation, service on the audit committees for other public companies, and past service as a trustee of the Financial Accounting Foundation (which oversees FASB and GASB) and Chairman of Financial Executive International, enable him to provide expert guidance and oversight of our management in his role as chair of our audit and finance committee. In addition, his service on the governance committees of other public companies, including serving as lead independent director, enables Mr. Parfet to provide insight and value to our governance and compliance processes.

16	2011 PROXY STATEMENT	MONSANTO COMPANY

George H. Poste, Ph.D., D.V.M.

Principal Occupation: Chief Executive, Health Technology Networks and Chief Scientist, Adaptive Systems Initiative, Arizona State University
First Became Director: February 2003
Age: 67

Chief Executive of Health Technology Networks, a consulting group specializing in the application of genomics technologies and computing in healthcare, since 1999; Chief Scientist, Complex Adaptive Systems Initiative, since March 2009; Director of the Biodesign Institute, a combination of research groups at Arizona State University, May 2003-March 2009; Chief Science and Technology Officer and Director, SmithKline Beecham, 1992-1999. Public Company Directorships in the Last Five Years: Exelixis, Inc.; Orchid Cellmark, Inc. (former).

Qualifications: Dr. Poste is a scientist who has had extensive experience advising and leading research teams in both corporate and academic settings. He is a leader in synthetic biology and healthcare informatics, linking university research projects and collaborations. His roles as chief scientist leading research at a large university, and formerly as chief technology officer of a multi-national company, provide him valuable insight into the biotechnology industry and enable him to provide expert guidance, as chair of our science and technology committee, to our management and board as we develop and implement our technology strategies and research collaborations. In addition, his former roles on scientific advisory boards to the Federal government have also given him extensive experience related to risk management and regulatory and policy matters. His service as a director of other public companies, and as a member of the governance committee and chair of the research committees of other public companies, also bring valuable perspectives to our board.

Board Meetings and Committees

During fiscal 2011, our board of directors met seven times. All incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during fiscal 2011. The following chart shows the attendance of each director at committee meetings.

Our board charter formally encourages directors to attend the annual meeting of shareowners. Last year all of the directors then in office attended the meeting.

Our board of directors has the following six committees: (1) executive; (2) audit and finance; (3) nominating and corporate governance; (4) people and compensation; (5) science and technology; and (6) sustainability and corporate responsibility. The written charter for each committee is available on our website at http://www.monsanto.com/whoweare/Pages/ContactOurDirectors.aspx.

17	2011 PROXY STATEMENT	MONSANTO COMPANY

Board Committee Membership

The following chart shows the membership and chairpersons of our board committees, committee meetings held and actions by written consent taken, and committee member attendance.

	Executive		Audit & Finance		Nominating & Corporate Governance		People & Compensation		Science & Technology		Sustainability & Corporate Responsibility
Number of Meetings Held in Fiscal 2011	0		12		7		9		5		5
Actions by written consent	0		0		0		0		0		0
David L. Chicoine									5		5
Janice L. Fields					7				5		5
Hugh Grant	0	*
Arthur H. Harper [1]			5				3		3		3
Laura K. Ipsen [2]									4		4
Gwendolyn S. King					6		9				5	*
C. Steven McMillan			11		7		9	*
Jon R. Moeller [3]			0						0
William U. Parfet	0		12	*			9
George H. Poste									5	*	5
Robert J. Stevens	0		12		7	*

*	Chairperson

1	Mr. Harper joined the audit and finance and people and compensation committees in May 2011, prior to which time, he served as a member of the science and technology and the sustainability and corporate responsibility committees.

2	Ms. Ipsen attended all applicable committee meetings since she was elected to our board in December 2010.

3	Mr. Moeller became a director near the end of our fiscal 2011, after the committees on which he serves had held their final meetings of the fiscal year.

Executive Committee

Members: Messrs. Grant (Chair), Parfet and Stevens
Our executive committee has the powers of our board of directors in directing the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters specifically retained by our board of directors or which are reserved for our entire board of directors by statute, our certificate of incorporation or our bylaws). Actions of the executive committee are reported at the next regular meeting of our board of directors.

Audit and Finance Committee

Members: Messrs. Parfet (Chair), Harper, McMillan, Moeller and Stevens
The audit and finance committee assists our board of directors in fulfilling its responsibility to oversee:

  the integrity of our financial statements;
  the qualifications and independence of our independent registered public accounting firm;
  the performance of our independent registered public accounting firm and internal audit staff;
  our compliance with legal and regulatory requirements; and
  our policies and practices with respect to major financial risk exposures.
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As noted in the Report of the Audit and Finance Committee, our board of directors believes that all members of the audit and finance committee meet the independence and experience requirements of the listing standards of the NYSE. In addition, our board of directors has determined that each of the members of the audit and finance committee is financially literate and that Messrs. Parfet, McMillan, Moeller and Stevens are “audit committee financial experts” for purposes of the rules of the SEC.

For additional information regarding the audit and finance committee, please see Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm on pages 27-28 and Report of the Audit and Finance Committee on pages 25-26.

Nominating and Corporate Governance Committee

Members: Messrs. Stevens (Chair) and McMillan, Ms. Fields and Ms. King
Our nominating and corporate governance committee provides oversight of the corporate governance affairs of our board and company, including consideration of risk oversight responsibilities of our full board and its committees. Our nominating and corporate governance committee also identifies and recommends individuals to our board of directors for nomination as members of the board and its committees, and leads our board of directors in its annual review of the board’s performance.

Pursuant to its charter, all members of the nominating and corporate governance committee must meet the independence requirements contained in the listing standards of the NYSE. We believe all members of the nominating and corporate governance committee meet the current listing standards of the NYSE pertaining to independence.

People and Compensation Committee

Members: Messrs. McMillan (Chair), Harper and Parfet, and Ms. King
Our people and compensation committee is responsible for:

  establishing and reviewing our compensation program for senior management and ensuring that our senior management is compensated in a manner consistent with that compensation policy;
  establishing and reviewing our overall compensation program for all our employees and employees of our subsidiaries, other than senior management;
  considering the impact of our compensation policies and practices in relation to our risk management objectives;
  monitoring the company’s implementation of our management succession strategies and plans for our chief executive officer and other executive officers;
  reviewing and monitoring our performance as it affects our employees and overall compensation programs for employees other than senior management;
  reviewing our compensation program for non-employee directors and recommending appropriate changes to our board of directors;
  performing or delegating, reviewing and monitoring all of our settlor functions with respect to each employee pension or welfare benefit plan sponsored by us or any of our subsidiaries; and
  recommending to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Pursuant to its charter, our people and compensation committee must be comprised of at least three members of our board of directors who, in the opinion of our board of directors, meet the independence requirements of the NYSE, are “non-employee directors” pursuant to Rule 16b-3 of the Exchange Act and are “outside

19	2011 PROXY STATEMENT	MONSANTO COMPANY

directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors has determined that all members of the people and compensation committee meet these requirements.

Our people and compensation committee has delegated certain authority, responsibilities and duties to a committee of executive officers appointed by our CEO, which we refer to as our “internal people committee.” The people and compensation committee receives reports regarding actions taken by the internal people committee, which has authority and responsibility to:

  administer and interpret our long-term incentive plans, except with respect to persons subject to the reporting requirements of Section 16 of the Exchange Act and executive officers subject to Code Section 162(m) (we refer to these executive officers and employees collectively as “executive officers”), and grant stock options under these plans to persons other than executive officers, to the extent and on terms and conditions specifically authorized by the people and compensation committee;
  review, monitor, approve and administer our annual incentive and other compensation plans, compensation strategies and management succession plans for non-executive officer employees, as well as our general employment policies and strategies;
  perform settlor functions and make other decisions having a net annual cost of not more than $10,000,000 involving our employee pension and welfare benefit plans; and
  appoint the members, and monitor the performance, of the committee that serves as the fiduciary responsible for the management and administration of our employee pension and welfare benefit plans.
Compensation Committee Interlocks and Insider Participation

No member of our people and compensation committee is or has been an officer or employee of our company or any of our subsidiaries. In addition, no member of our people and compensation committee has had any related person transactions that require disclosure under the SEC’s proxy rules and regulations.

Science and Technology Committee

Members: Dr. Poste (Chair), Dr. Chicoine, Ms. Fields, Ms. Ipsen and Mr. Moeller
Our science and technology committee reviews and monitors our science and technology initiatives in areas such as technological programs, research, agricultural biotechnology and information technology. Our science and technology committee also identifies and investigates significant emerging science and technology issues and oversees the management of risks related to our technology portfolio and information technology platforms.

Sustainability and Corporate Responsibility Committee

Members: Ms. King (Chair), Dr. Chicoine, Ms. Fields, Ms. Ipsen and Dr. Poste
Our sustainability and corporate responsibility committee reviews and monitors our performance as it affects matters relating to sustainability, the environment, communities, customers and other key stakeholders, including related risks and risks related to reputation. This committee also reviews issues affecting company products in the marketplace, including issues of agricultural biotechnology, and identifies and investigates significant emerging issues. It also receives periodic reports on the company’s business conduct program, progress related to the company’s Human Rights Policy, and the company’s charitable and political contributions and reports to the full board as to the status of our company’s programs and initiatives on sustainability, environmental matters and social responsibility. This committee was named the public policy and corporate responsibility committee until Oct. 25, 2010 when our board approved a change to the committee’s name.

20	2011 PROXY STATEMENT	MONSANTO COMPANY

Compensation of Directors

The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on our board and to align their interests with those of our shareowners. Our non-employee directors are paid pursuant to our Non-Employee Director Equity Incentive Compensation Plan (the “Directors’ Plan”). Mr. Grant is our sole employee director and does not participate in the Directors’ Plan or otherwise receive compensation for his services as a director. Our people and compensation committee reviews our director compensation program at least annually to determine whether the program remains appropriate and competitive, and recommends any changes to our full board of directors for consideration and approval.

Prior to the beginning of our fiscal 2011, our people and compensation committee considered the design of our director compensation program and reviewed information and recommendations from management, data from our comparator group provided by Towers Watson & Co., and other market data and analyses provided by the committee’s independent executive compensation consultant, Frederic W. Cook & Co., Inc. After reviewing the information, the committee determined that the amount of our directors’ annual base retainer was still within the median range of the comparator group, based on relative revenue at the time, and accordingly, did not recommend any changes to the annual base retainer. Likewise, no adjustment was recommended for the additional annual retainer amounts for committee memberships or chairs since those amounts remained commensurate with similar types of director retainers in our comparator group.

Following is a summary of the Directors’ Plan for fiscal 2011:

	Compensation Type	Amount	Form of Payment
Annual Retainer (Components)	Base retainer	$195,000
  50% – Deferred stock
  50% – Director’s election of:
– deferred stock,
– restricted stock,
– deferred cash, or
– current cash

See below for a description of these forms of payment and method for determining the number of shares of deferred and/or restricted stock

	Additional retainer amount for chairs of the audit and finance, people and compensation and nominating and corporate governance committees	$25,000
	Additional retainer amount for chairs of the science and technology and sustainability and corporate responsibility committees	$15,000
	Additional retainer amount for each member of the audit and finance committee (other than the chair)	$10,000
Initial Equity Grant	One-time equity grant for new directors; value determined by dividing the current base retainer amount by the closing stock price on service commencement date	$195,000	Restricted stock that vests 3 years from grant date

  Deferred Stock. Deferred stock means shares of our common stock that are delivered at a specified time in the future. Earned shares of deferred common stock are credited in the form of hypothetical shares to a stock unit account at the beginning of each plan year and vest in installments as of the last day of each calendar month during the plan year, but only if a director remains a member of our board of directors on that day. All hypothetical shares in each director’s account are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power over any deferred shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.
  Restricted Stock. Restricted stock means shares of our common stock that vest and are delivered over the course of the year in accordance with specified terms. Restricted stock vests in installments on the last day of each calendar month during a plan year, but only if the director remains a member of our board of directors on that day. Any restricted stock granted to a non-employee director entitles the director to all rights of a shareowner with respect to common stock for all such shares issued in his or her
21	2011 PROXY STATEMENT	MONSANTO COMPANY

name, including the right to vote the shares and to receive dividends or other distributions paid or made with respect to such shares. Dividends and other distributions are held in escrow and delivered with the restricted stock as it vests.

  Cash/Deferred Cash. Any portion of a non-employee director’s aggregate annual retainer not paid in the form of deferred stock or restricted stock will be paid in cash, either in monthly installments on the last day of each calendar month during the fiscal year or on a deferred basis, as elected by the director. Any deferred cash is credited to a cash account that accrues interest at the average Moody’s Baa Bond Index Rate, as in effect from time to time.

In addition to the compensation described above, our non-employee directors are reimbursed for expenses incurred in connection with their attendance at board, committee and shareowners meetings, including expenses related to travel, lodging and food and related expenses. Non-employee directors are also reimbursed for reasonable expenses associated with other business activities related to service on our board of directors, such as participation in director education programs, and are insured under our travel accident policy while traveling on company business. Non-employee directors may use corporate aircraft, when available, for transportation to and from meetings and functions related to service as a director. Travel by any guests of directors traveling on the aircraft for business purposes is considered a perquisite to the director, although the company incurs minimal incremental costs for these guests. Personal use of our aircraft by our directors has been limited and is considered a perquisite.

Directors may participate in a matching gift program under which we will match donations made to eligible educational, arts, cultural or other charitable institutions. Gifts will be matched in any calendar year up to a maximum of $5,000. While our directors participate in the program on the same basis as our employees, SEC rules require that the amount of a director’s participation in a charitable matching program be disclosed.

Our fiscal 2011 non-employee director compensation program required each of our non-employee directors to own 10,000 shares of Monsanto common stock. Shares may be counted toward these ownership requirements whether held directly or through a spouse, a retirement plan or a retirement account; provided, however, that shares pledged as security for a loan, stock options and restricted stock will not be counted toward ownership requirements. Until a director has met his or her stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon an exercise of a stock option, vesting of restricted stock or settlement of other equity-based award granted under our long-term incentive plans (through the Directors’ Plan). The people and compensation committee reviews progress toward meeting the ownership requirements at least annually. As of the date of this proxy statement, all but three of our directors (each of whom only recently joined our board of directors) met his or her stock ownership requirements.

In August 2011, the people and compensation committee again considered the overall design of our director compensation program and determined that it continued to be in line with market trends, so that no design changes were necessary. However, after reviewing data from our comparator group, the committee determined that the amount of our directors’ annual base retainer and certain retainers related to committee service were below the median range of the group, considering our relative revenue, at the time. The committee considered and recommended to our board of directors that it amend the Directors’ Plan, effective for fiscal 2012, to increase the annual base retainer from $195,000 to $215,000 and provide the following annual additional retainer amounts for committee memberships or chairs: (i) $25,000 for service as our lead director (a new annual additional retainer); (ii) $35,000 for service as the chair of the audit and finance committee (increased from $25,000); (iii) $25,000 for service as the chair of the people and compensation or nominating and corporate governance committees (no change); (iv) $20,000 for service as the chair of the science and technology or sustainability and corporate responsibility committees (increased from $15,000); and (v) $15,000 for service as a member of the audit and finance, people and compensation, and/or nominating and corporate governance committees, other than as the chair of any of those committees (increased from $10,000 for members of the audit and finance committee and a new annual additional retainer for members of the people and compensation and nominating and corporate governance committees).

The recommended increases position our program within our comparator group’s median range of director pay, considering our relative revenue. The board of directors approved the recommended increases, effective Sept. 1, 2011. At the same time, the people and compensation committee recommended, and the board

22	2011 PROXY STATEMENT	MONSANTO COMPANY

of directors approved, that effective for fiscal 2012, each of our non-employee directors is required to attain ownership of 12,000 shares of Monsanto common stock, increased from 10,000 shares. Other than the increased stock ownership requirement, no other changes were made to our non-employee director stock ownership policy, which is described above in this section.

Director Compensation Table

The following presents compensation to our non-employee directors for their services in fiscal 2011.

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	All Other Compensation ($)		Total ($)
David L. Chicoine, Ph.D.	97,500	97,506	5,000	[3]	200,006
Janice L. Fields	97,506	97,506	—		195,012
Arthur H. Harper	99,140	99,140	—		198,280
Laura K. Ipsen	73,123	268,122	—		341,245
Gwendolyn S. King	105,000	105,011	5,000	[3]	215,011
C. Steven McMillan	115,000	114,999	11,039	[4]	241,038
Jon R. Moeller	8,542	203,552	—		212,094
William U. Parfet	110,000	109,978	—		219,978
George H. Poste, Ph.D., D.V.M.	105,011	105,011	—		210,022
Robert J. Stevens	114,999	114,999	—		229,998

1	The amounts shown in this column represent the elective half of the aggregate annual retainer payable to each director under the Directors’ Plan. The elective half of the retainer is payable, at the election of each director, in the form of deferred stock, restricted stock, current cash or deferred cash. For fiscal 2011, the following directors elected to receive deferred stock: Ms. Fields, 1,806 shares and Mr. Stevens, 2,130 shares. The following directors elected to receive restricted stock: Mr. Harper, 1,829 shares; Ms. Ipsen, 630 shares; and Dr. Poste, 1,945 shares. Dr. Chicoine, Ms. Ipsen, Ms. King, Mr. McMillan, Mr. Moeller and Mr. Parfet elected to receive current cash. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2011 calculated in accordance with FASB ASC Topic 718, and because the awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there is no unrecognized compensation expense for financial statement reporting purposes for fiscal 2011.

2

The amounts shown in this column represent the non-elective half of the aggregate annual retainer payable in deferred stock. The number of deferred shares granted to each director related to the non-elective half of the aggregate annual retainer was: Dr. Chicoine, 1,806; Ms. Fields, 1,806; Mr. Harper, 1,829; Ms. Ipsen, 1,050; Ms. King, 1,945; Mr. McMillan, 2,130; Mr. Moeller, 124; Mr. Parfet, 2,037; Dr. Poste, 1,945; and Mr. Stevens, 2,130. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2011 calculated in accordance with FASB ASC Topic 718. Except for the restricted stock held by Ms. Ipsen and Mr. Moeller described below, there is no unrecognized compensation expense for financial statement reporting purposes for fiscal 2011 because the awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year.

For Ms. Ipsen and Mr. Moeller, the amounts in this column also include the aggregate grant date fair value of the initial equity grant awarded to each upon commencement of service on our board of directors.

The aggregate number of shares of deferred common stock credited to the account of each director as of Aug. 31, 2011 was: Dr. Chicoine, 3,562; Ms. Fields, 8,550; Mr. Harper, 6,880; Ms. Ipsen, 1,062; Ms. King, 34,350; Mr. McMillan, 43,349; Mr. Moeller, 124; Mr. Parfet, 43,493; Dr. Poste, 25,434; and Mr. Stevens, 41,887. The aggregate number of shares of restricted stock held by directors as of Aug. 31, 2011 was: Dr. Chicoine, 2,391; Ms. Ipsen, 3,120; and Mr. Moeller, 2,745. The aggregate number of stock options held by directors as of Aug. 31, 2011 was 20,000, held by Mr. Stevens.

3	Represents a contribution by the company pursuant to its charitable matching program described above.

4	Includes personal travel on the company’s aircraft for medical reasons and a de minimis tour.

23	2011 PROXY STATEMENT	MONSANTO COMPANY

Stock Ownership of Management and Certain Beneficial Owners

Information is set forth below regarding beneficial ownership of our common stock, to the extent known to us, by:

  each person who is a director or nominee;
  each proxy officer; and
  all directors and executive officers as a group.

No person is known to us to be the beneficial owner of 5% or more of our common stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is provided as of Nov. 1, 2011, except as otherwise noted.

Name	Shares of Common Stock Owned Directly or Indirectly (#) [1,2]	Shares Underlying Options Exercisable Within 60 Days (#) [3]	Total (#) [4]
Hugh Grant	509,949	1,071,639	1,581,588
David L. Chicoine, Ph.D.	6,493	—	6,493
Janice L. Fields	10,964	—	10,964
Arthur H. Harper	22,146	—	22,146
Laura K. Ipsen	6,279	—	6,279
Gwendolyn S. King	38,486	—	38,486
C. Steven McMillan	54,182	—	54,182
Jon R. Moeller	3,432	—	3,432
William U. Parfet	419,032	—	419,032
George H. Poste, Ph.D., D.V.M.	29,759	—	29,759
Robert J. Stevens	53,423	20,000	73,423
Pierre C. Courduroux	2,880	38,443	41,323
Brett D. Begemann	77,188	203,096	280,284
Robert T. Fraley, Ph.D.	116,369	292,486	408,855
David F. Snively	29,368	71,366	100,734
Carl M. Casale	54,048	0	54,048
All directors and executive officers as a group (23 persons)	1,609,595	2,167,340	3,776,935

1	Includes the following shares of deferred stock deliverable within 60 days after Nov. 1, 2011 to each non-employee director as compensation under the Directors’ Plan as described beginning on page 21: Dr. Chicoine, 4,102; Ms. Fields, 9,710; Mr. Harper, 7,507; Ms. Ipsen, 1,593; Ms. King, 35,134; Mr. McMillan, 44,182; Mr. Moeller, 687; Mr. Parfet, 44,314; Dr. Poste, 26,109; Mr. Stevens, 43,423; and directors as a group, 216,761.

2	Includes the indicated number of shares of our common stock beneficially owned by the following individuals under our Savings and Investment Plan: Mr. Grant, 6,379; Mr. Courduroux, 854; Mr. Begemann, 6,158; Dr. Fraley, 10,412; Mr. Snively, 19,238; and executive officers as a group, 75,821. Excludes the indicated number of:

	–	hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Savings and Investment Parity Plan: Mr. Grant, 40,975; Mr. Begemann, 7,671; Dr. Fraley, 17,164; Mr. Snively, 4,286; and executive officers as a group, 99,243;

	–	hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Deferred Payment Plan: Mr. Begemann, 9,972; and executive officers as a group, 11,898; and

	–	units credited to a bookkeeping account as deferred shares in the name of the following individuals who elected to defer receipt of shares upon vesting in accordance with the terms and conditions of performance-based financial goal restricted stock units granted under the 2000 Long-Term Incentive Plan: Mr. Grant, 68,640; and executive officers as a group, 68,640.

3	The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. For purposes of this table, we have used Dec. 31, 2011 as the cut-off date, which is 60 days after Nov. 1, 2011. The shares

24	2011 PROXY STATEMENT	MONSANTO COMPANY

indicated represent shares underlying stock options granted under the 2000 Long-Term Incentive Plan or the 2005 Long-Term Incentive Plan. The shares underlying options cannot be voted.

4	The percentage of shares of our outstanding common stock, including options exercisable within 60 days after Nov. 1, 2011, beneficially owned by any director or executive officer does not exceed 1%. The percentage of shares of our outstanding common stock, including options exercisable within 60 days after Nov. 1, 2011, beneficially owned by all directors and executive officers as a group is approximately 0.7%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires all company executive officers and directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2011, with the exception of the following persons for whom the company filed such reports late due to technical difficulties: Arthur Harper and Laura Ipsen each filed one late Form 4 reporting one transaction.

Proxy Item No. 1: Election of Directors

The shareowners are being asked to elect each of Ms. Fields, Mr. Grant, Mr. McMillan and Mr. Stevens to terms ending with the annual meeting to be held in 2015, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The board nominated Ms. Fields, Mr. Grant, Mr. McMillan and Mr. Stevens for election at the 2012 meeting of shareowners upon the recommendation of the nominating and corporate governance committee. Each nominee is currently a director of our company. For more information regarding the nominees for director, see Information Regarding Board of Directors beginning on page 12 and Board Meetings and Committees beginning on page 17.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR

Report of the Audit and Finance Committee

The audit and finance committee operates pursuant to a charter adopted and amended from time to time by our company’s board of directors. We have numerous oversight responsibilities beyond those related to the audited financial statements and the retention and oversight of the company’s independent registered public accounting firm. One of the requirements contained in the audit and finance committee charter is that all committee members meet the independence and experience requirements of the listing standards of the NYSE. Our board of directors believes that all members of the audit and finance committee meet these

25	2011 PROXY STATEMENT	MONSANTO COMPANY

requirements and are “independent,” as that term is used in relevant SEC rules. In addition, under the audit and finance committee’s charter, no director may serve as a member of the audit and finance committee if he or she serves on the audit committee of more than two other public companies unless our board of directors determines that such simultaneous service would not impair his or her ability to serve effectively on the audit and finance committee. Please see the audit and finance committee’s charter for a description of requirements for its members and its responsibilities.

In reliance on the reviews and discussions referred to below, and exercising our business judgment, the audit and finance committee has recommended to our board of directors (and our board of directors has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2011, for filing with the SEC. In fulfilling our responsibilities, the audit and finance committee, among other things, has reviewed and discussed the audited financial statements contained in the 2011 Form 10-K with the company’s management and its independent registered public accounting firm.

Management, which is responsible for the financial statements and the reporting process, including the system of internal control, has advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Further, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, has opined to the shareowners that the audited financial statements conform with such accounting principles. In addition, the audit and finance committee discussed with the independent registered public accounting firm the matters required to be discussed by: Statement on Auditing Standards, AU Section 380 (SAS No. 61), Communication with Audit Committees, as amended; Statement on Auditing Standards, AU Section 722 (SAS 100), Interim Financial Information; and Rule 2-07 of Regulation S-X, Communication with Audit Committees; as well as the auditor’s independence from the company and its management, including the matters in the written disclosures and letter received by the audit and finance committee, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit and finance committee concerning independence.

Members of the audit and finance committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by the independent registered public accounting firm. Accordingly, the oversight provided by the audit and finance committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards generally accepted in the United States.

For a detailed listing of the fees billed to the company by its independent registered public accounting firm, Deloitte and Touche LLP for fiscal years 2010 and 2011, see Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm below.

AUDIT AND FINANCE COMMITTEE
William U. Parfet, Chair
Arthur H. Harper
C. Steven McMillan
Jon R. Moeller
Robert J. Stevens
Nov. 14, 2011

In accordance with the rules of the SEC, the information contained in the Report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

26	2011 PROXY STATEMENT	MONSANTO COMPANY

Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm

Our audit and finance committee, pursuant to its charter, has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

While the audit and finance committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit and finance committee and our board are requesting, as a matter of policy, that the shareowners ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The audit and finance committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the audit and finance committee may investigate the reasons for shareowner rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit and finance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareowners or our company.

A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

During and in connection with fiscal 2011, we engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as “Deloitte”) as our independent registered public accounting firm and to provide other professional services. The table below sets forth an estimate of the fees that we expect to be billed for audit services for fiscal 2011, as well as the fees expected to be billed by Deloitte with respect to audit-related, tax and all other services rendered during that period. In addition, the table sets forth the fees billed by Deloitte for audit, audit-related, tax and all other services during or in connection with fiscal 2010.

Amount Billed
Description of Professional Service	2011 Fiscal Year ($)	2010 Fiscal Year ($)
Audit Fees — professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in Form 10-Qs, accounting consultation, consents related to other filings with the SEC, and statutory and regulatory audits required for foreign jurisdictions
	10.5 million	9.3 million
Audit-Related Fees — assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, and attest or audit services that are not required
	0.5 million	0.3 million
Tax Fees — professional services for U.S. and foreign tax compliance, such as preparation of tax returns and claims for refund and tax payment and assistance with tax audits and appeals; tax planning, such as assistance with transfer pricing matters; expatriate tax services; and tax advice, such as advice related to mergers and acquisitions and employee benefit plans and requests for rulings or technical advice from taxing authorities
	3.3 million	3.4 million
All Other Fees — expatriate assignment services (non-tax related)	0.3 million	0.5 million

The audit and finance committee reviews, considers and ultimately pre-approves, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. The audit and finance committee has a policy providing for the pre-approval of certain “audit services,” “audit-related services,” “tax services” and “all other services” to be provided by the independent registered public accounting firm and audit services to be provided by any other firm. Please see the above chart for a description of these types of services.

27	2011 PROXY STATEMENT	MONSANTO COMPANY

Each year in connection with the audit and finance committee’s approval of the audit engagement plan for the following year, management submits to the audit and finance committee a list of services expected to be provided during that period, as well as related estimated fees. As appropriate, and after obtaining an understanding of the services, the audit and finance committee then pre-approves under its policy the services, and the related estimated fees, to be provided during the next audit engagement period or other period as is approved by the audit and finance committee. If, following the annual pre-approval, it becomes necessary to engage our independent registered public accounting firm for additional services or fees not pre-approved with the annual proposal, or if we need to engage another firm to provide audit services, the audit and finance committee must specifically pre-approve the additional services and related fees. The chair of the audit and finance committee has the delegated authority to pre-approve the provision of additional services and fees not contemplated by these annual pre-approvals and will communicate any such approvals to the full audit and finance committee. In connection with any pre-approval, the audit and finance committee will consider whether such services are consistent with the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.

All of the “audit services,” “audit-related services,” “tax services” and “all other services” provided by Deloitte during or in connection with fiscal 2011 were pre-approved by the audit and finance committee in accordance with the audit and finance committee’s policy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2012 FISCAL YEAR

Report of the People and Compensation Committee

The people and compensation committee of our board of directors has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on that review and discussion, the people and compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

PEOPLE AND COMPENSATION COMMITTEE
C. Steven McMillan, Chair
Arthur H. Harper
Gwendolyn S. King
William U. Parfet
Nov. 25, 2011

28	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation

Compensation Discussion and Analysis

Both the compensation discussion and analysis (“CD&A”) and the compensation tables focus on the following officers: Hugh Grant, chairman, CEO and president; Pierre Courduroux, senior vice president and CFO; Brett Begemann, executive vice president and chief commercial officer; Robb Fraley, executive vice president and chief technology officer; David Snively, executive vice president, general counsel and secretary; and Carl Casale, our former executive vice president and CFO. We refer to these persons collectively as our “proxy officers.”

Executive Summary

Our people and compensation committee (the “Committee”) focuses our proxy officers on achieving key financial and strategic business objectives by tying a significant percentage of their pay to company performance relative to key measures used by shareowners to assess company value, and our stock price. Our company’s fiscal 2011 performance against those measures and the effect on our proxy officers’ compensation are described below.

Company Performance Returns to Growth
Our company achieved significantly improved financial results for fiscal 2011, attributable to strong performance across the business and significant growth in our focus areas. Our strong financial results are reflected in our fiscal 2011 performance against the key measures in our officer compensation program: earnings per share (“EPS”), free cash flow, net sales and return on capital (“ROC”)1.

In fiscal 2011, our management team:

  implemented a new product-and-pricing strategy for the U.S. seed business. The revised strategy reflected feedback obtained through an intensive customer outreach program, and focused the company on driving growth in unit volume and selling a greater percentage of higher value seeds, all of which contributed substantially to increased net sales, EPS and free cash flow and improved ROC.
  applied lessons from U.S. product launches to facilitate a faster adoption rate of our products in Latin America, which positively affected volume and the mix of products. This led to increased net sales, EPS and free cash flow for our company, which has provided more balance for our business and available cash for future development.
  remained committed to disciplined spending policies, which also contributed to increased free cash flow, enabling the company to return significant cash to investors through dividends and stock repurchases.

     Company performance over fiscal 2009, 2010 and 2011. The following table illustrates the company’s performance with respect to EPS, or ongoing EPS1 for fiscal 2009 and fiscal 2010, free cash flow and net sales performance measures used in our officer compensation program for fiscal 2009, 2010 and 2011; our stock price over fiscal 2009, 2010 and 2011; and performance goals for our fiscal 2011 annual incentive plan (“AIP”).
____________________

1	Ongoing EPS excludes certain after-tax items that Monsanto does not consider part of ongoing operations. Free cash flow is the sum of net cash provided by operating activities and net cash required by investing activities, as reported in our Statement of Consolidated Cash Flows. ROC is expressed as a percentage, which represents the result of dividing operating profit after-tax (excluding certain items) by average capital.

29	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

See Appendix C for a reconciliation of ongoing EPS and free cash flow results to our results reported in accordance with generally accepted accounting principles.

The table above reflects restated financial results for fiscal 2009 and 2010. After we were notified by the SEC in fiscal 2011 of an investigation of our financial reporting associated with our customer incentive programs for glyphosate products for fiscal years 2009 and 2010, we commenced an internal review, assisted by outside experts, and the audit and finance committee of our board of directors retained independent advisors in connection with its review. As a result of these reviews, the company and the audit and finance committee, relying upon the advice of expert advisors, determined that the company had misapplied the complex accounting principles applicable to certain customer incentive programs for glyphosate products implemented during the period from the fourth quarter of fiscal 2009 through the third quarter of fiscal 2011. We therefore adjusted portions of our financial statements related to the accounting treatment and timing of accruals for customer incentive programs for glyphosate products from the fourth quarter of fiscal 2009 through the third quarter of fiscal 2011. The adjustments to net revenues and expenses between periods did not result in a material change to total company income from operations across these fiscal years, taken as a whole. The restated results (the “Restatement”) also reflect additional, less significant adjustments to our consolidated financial statements, including ones that had been previously identified but not recorded because they were not material.

30	2011 PROXY STATEMENT	MONSANTO COMPANY

Compensation Tied to Company Performance
The Committee continually evaluates our officer compensation program to address specific business objectives and talent needs, in line with its core compensation principles.

For fiscal 2011, the Committee again tied a significant percentage of our proxy officers’ compensation to company annual and longer-term performance. For example, more than 86% of our CEO’s fiscal 2011 total direct compensation (“TDC”), which we define as including base pay, target AIP opportunity and long-term incentive (“LTI”) opportunity, was contingent upon company performance over fiscal 2011 and the longer-term. The Committee believes that this approach motivates our proxy officers to consider the impact of their decisions on achieving and sustaining key financial results expected to lead to increased shareowner value.

The following table illustrates the allocation of our CEO’s fiscal 2011 TDC among base pay, target AIP opportunity and LTI opportunity.

In establishing performance measures and goals for our fiscal 2011 AIP and LTI opportunities, the Committee considered our fiscal 2011 budget and long-range plan. The Committee determined to directly tie the payout of our proxy officers’ target AIP opportunities and LTI opportunities to successful implementation of the strategies and objectives described earlier in this section, and other key strategies.

For fiscal 2011, the Committee again delivered each proxy officer’s regular LTI opportunity in two forms of equity grants:

  stock options, to align a significant portion of his fiscal 2011 pay to value created for our shareowners; and
  multi-year, financial goal-based restricted stock units (“Financial Goal RSUs”), to link an element of his fiscal 2011 pay to company longer-term performance against goals for key financial performance measures, and to the value of our stock.

In addition, to retain select officers in support of execution of our long-range business strategy and to facilitate development of a strong line of succession candidates for key leadership positions, the Committee also awarded restricted stock units to three of our proxy officers other than our CEO. The selective awards cliff vest after four years consistent with the retention objective, and the value realized upon vesting is dependent upon the company’s stock price upon vesting.

31	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Fiscal 2011 AIP awards reflected strong business results and the Restatement. Actual performance for the year was above expectations and consequently each of our proxy officers earned an above-target fiscal 2011 AIP award. In determining the funding factor for our fiscal 2011 AIP, the Committee considered that the company’s actual fiscal 2011 performance surpassed the target-level EPS and net sales goals and the outstanding-level free cash flow goal established for the fiscal 2011 AIP. These results would have yielded an AIP award pool funding factor of 187% of target-level funding, however the Committee determined that the results included the additional $0.05 of EPS attributable to the Restatement. The Committee exercised its discretion to exclude the $0.05 EPS benefit of the Restatement, which resulted in an overall company AIP funding factor of 177%, in order to recognize company performance resulting from management’s business plan without including earnings due to the Restatement.

For our proxy officers, the Committee took into consideration that the overall company funding factor of 177% both reflected our proxy officers’ strong performance in leading the organization to achieve robust results for the year and addressed the fact that fiscal 2009 AIP awards were not subject to recoupment under our recoupment policy, as in effect for fiscal 2009, and no fiscal 2010 AIP awards were paid to that year’s proxy officers. The Committee next determined that it was appropriate to calculate the proxy officers’ awards based on a funding factor of 175% in light of the company’s material weakness in internal control over financial reporting related to the Restatement. Each proxy officer’s performance was then evaluated to determine whether any further adjustment to his award would be appropriate.

Performance determined to be below target for fiscal 2010 Financial Goal RSUs. The Committee also determined that 62.4% of the Financial Goal RSUs awarded to each proxy officer (other than Mr. Courduroux) as part of his fiscal 2010 TDC would be eligible for vesting at the end of fiscal 2012.2 The company’s performance over the fiscal 2010-2011 performance period covered by the Financial Goal RSUs exceeded the cumulative cash flow goal, but fell short of threshold-level cumulative EPS and ROC goals. The Restatement did not affect the results of the fiscal 2010 Financial Goal RSUs.

Fiscal 2011 Officer Compensation Program Reflects Best Practices
The Committee believes that our compensation program provides balanced incentives, while managing compensation risks appropriately in the context of our business strategies. To ensure that our program continues to meet these objectives, the Committee continually evaluates what it considers to be best practices in executive compensation, and modifies our program to support our company’s strategies while appropriately balancing risk and reward. Following are the significant compensation governance practices the Committee has incorporated into our executive compensation program:

  Pay for performance (described on pages 37-46)
  Mix of short- and long-term focused compensation (described on pages 37-46)
  Stock ownership requirements (described on page 48)
  Use of tally sheets and wealth accumulation analyses (described on page 36)
  Risk analysis of compensation program (described on page 9)
  Prohibition on hedging/pledging (described on page 49)
  Recoupment Policy to recover performance-based cash and equity incentive compensation, applicable to all officers (described on page 49)
  Double-trigger vesting of long-term incentive awards in the event of a change of control (described on page 55-57)
  No tax gross-ups provided for perquisites; phase-out of excise tax gross-up for change of control agreements completed (described on pages 47 and 48)
____________________

2	When Mr. Casale resigned from the company, effective Dec. 31, 2010, he forfeited any rights to the Financial Goal RSUs granted to him as part of his fiscal 2010 TDC.

32	2011 PROXY STATEMENT	MONSANTO COMPANY

Committee Consideration of the Company’s 2011 Shareowner Vote on Executive Compensation
Our company has a long-standing practice of engaging in dialogue with our major shareowners about various corporate governance topics of interest to them. Insights we have gained from these discussions over the years have been helpful to the Committee as they consider and adopt compensation policies affecting our employees, including our proxy officers.

At our January 2011 annual meeting, our shareowners voted to approve our fiscal 2010 executive compensation program, but approximately one-third of the votes cast did not support the measure. The Committee was pleased that a significant majority of our largest shareowners supported the proposal and, in our discussions with them, these shareowners did not express concerns regarding our program. We continue to value the insights we gain through dialogue with our investors on this subject.

We also focused on seeking feedback from those of our top 50 shareowners that we learned, from their Form N-PX filings or correspondence, did not support our fiscal 2010 executive compensation program. The smallest of these appeared to exercise voting authority for approximately 0.2% of our outstanding shares. Many of these investors were not available, or were unwilling, to engage in a dialogue about our executive compensation program. From those shareowners available to talk with us, we could not identify a common reason for the negative votes or a common suggestion for improvements to our executive compensation program. However, we did appreciate the opportunity to engage in thorough discussions of our executive compensation program, and a number of these investors informed us the dialogue had enabled them to increase their understanding of our program. Several of our shareowners focused on matters related to various internal and external compensation screening models used by them in formulating their voting decisions; the valuation of equity awards (including the distinction between grant date fair value as expressed in the Summary Compensation Table and the actual value a proxy officer may realize, depending upon subsequent performance); and a consideration of the merits of disclosure of performance goals at the beginning of a performance period with the potential for competitive harm to our business. One of our significant shareowners informed us that, for administrative reasons, they inadvertently voted against our proposal but that they had no issues with the company’s 2010 executive compensation program.

The Committee has reviewed the investor feedback received in connection with the last annual meeting and has deliberated extensively concerning the results of the vote on fiscal 2010 executive compensation. No specific component of the program was altered based on shareowner feedback, since it was received after the Committee had established the fiscal 2011 annual compensation program and, as mentioned, was not definitive. However, the Committee believes that the vote results were affected by our company’s disappointing fiscal 2010 performance, and notes that fiscal 2011 incentive opportunities had already been established contingent upon significant improvement in company performance in fiscal 2011, which was attained. The Committee believes that our fiscal 2011 executive compensation program has been tailored to our company’s business strategies, aligns pay with performance and reflects best practices regarding executive compensation. The Committee will continue to consider shareowner sentiments about our core principles and objectives when determining executive compensation.

Determining Officer Compensation

The Committee considers a broad range of factors and tools when structuring our officer compensation program and making individual proxy officer pay decisions. The Committee retains an independent consultant, Frederic W. Cook & Co., Inc. (‘‘Cook & Co.”), to advise the Committee on executive compensation matters.

33	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Core Principles and Objectives
The Committee established the following principles to guide its design and administration of our officer compensation program:

  reinforce a culture of integrity to support sustainable business growth;
  align management’s interests with the long-term interests of shareowners;
  attract and retain top talent;
  assess and appropriately manage compensation risk in the context of our business strategies;
  provide compensation on the basis of performance that supports key financial and strategic business outcomes; and
  limit perquisites and other non-performance-based entitlements.

The Committee regularly reviews our officer compensation strategies, policies and practices to assure the program continues to meet its overall objectives.

Participants in Decision-Making Processes
The following information summarizes responsibilities associated with the Committee’s determinations of our officer compensation program.

Committee (comprised of four independent directors)
  Determines program principles and philosophies
  Approves AIP design, performance measures and goals
  Determines the structure for delivering LTI opportunities, terms and conditions of equity grants and Financial Goal RSU performance measures and goals
  Determines all compensation for CEO and other proxy officers including base salary, target AIP opportunities and actual AIP awards, LTI opportunities, equity grants, target and actual Financial Goal RSU awards, and occasional retention awards to select individuals
  Reviews other officer compensation such as perquisites and benefits under broad-based benefit programs
  Considers all other arrangements, policies and practices related to our officer compensation program such as change of control agreements, stock ownership requirements and recoupment policy

Cook & Co. (Independent Committee consultant)
  Performs work at the direction and under the supervision of the Committee
  Provides advice, research and analytical services on subjects such as trends in executive compensation, officer compensation program design, officer compensation levels, and non-employee director compensation
  Reviews and reports on all Committee materials, participates in all Committee meetings and communicates with the Committee Chair between meetings
  Provides no services to our company other than those provided directly to or on behalf of the Committee

Management	Internal People Committee (Management committee described on page 20)
  Provides input to the Committee (through our CEO and EVP-HR) on the strategy, design and funding of our broad-based AIP in which our proxy officers also participate
  Makes plan design decisions for broad-based benefit programs in which our proxy officers participate, to the extent the annual cost-impact does not exceed $10,000,000

CEO and EVP-HR

  Recommend base pay, target AIP opportunities and actual AIP awards to proxy officers (other than themselves)
  Provide information on performance goals for Committee consideration in structuring the AIP and Financial Goal RSU programs
  Recommend retention of specific, critical talent (other than themselves) and various retention vehicles for Committee consideration
  CEO provides the Committee a performance assessment of each proxy officer

34	2011 PROXY STATEMENT	MONSANTO COMPANY

Neither the Internal People Committee nor any of its members (including our CEO and EVP-HR) determines any component of compensation for any officer; these responsibilities reside only with the Committee.

Additionally, our EVP-HR and his staff retain and work with Towers Watson & Co. (“Towers”) to provide various calculations, comparator group data and general market data used by the Committee in its decision-making processes. The Committee periodically requests our EVP-HR and his staff to seek Towers’ input or recommendation with respect to a specific practice, program or arrangement under consideration by the Committee. To assist the Committee in its decision-making processes, management may also independently seek Towers’ input on various matters to provide information to the Committee. Towers also provides consulting, actuarial and other compensation and employee benefits-related services to our company.

Competitive Analysis
Our Comparator Group of Companies. To ensure an understanding of compensation levels, practices and trends in the market in which we compete for talent, the Committee compares our proxy officers’ compensation to executive compensation at a group of companies we call our “comparator group.” The companies in our comparator group have one or more of the following characteristics, which the Committee considers essential to our success:
  science-based, research-focused, organization from the biotechnology, pharmaceutical or related industry;
  specialty or diversified chemical company having a line of business requiring ongoing introduction of new products; or
  brand-focused general industry leader.

The Committee reviews the composition of our comparator group annually. The companies listed below constitute our comparator group for fiscal 2011 proxy officer compensation. The companies are the same as the companies in our fiscal 2010 comparator group.

3M Co. Abbott Laboratories* Allergan Inc.* Amgen Inc.* Ashland Inc. Baxter International Inc.* Becton, Dickinson and Co. Biogen Idec Inc.	Boston Scientific Corp.* Bristol-Myers Squibb Co.* Colgate-Palmolive Co. Dow Chemical Co. E.I. du Pont de Nemours and Co. Ecolab Inc. Eli Lilly and Co.*	Forest Laboratories Inc.* General Mills Inc. Genzyme Corp.* Gilead Sciences Inc.* Kellogg Co. Medtronic Inc.* PPG Industries Inc. St. Jude Medical Inc.

The Committee considers a subset of our comparator group representing technology-based companies when evaluating Dr. Fraley’s compensation (indicated with an asterisk (*) in the group of companies listed above). The Committee believes that the group of noted companies better represents his role within our organization, technology’s impact on our business and the market in which our company competes for scientific talent.

How the Committee Uses Comparator Group Data. The Committee reviews compensation data for our comparator group annually; it compares our size and performance to the comparator group with respect to key publicly available financial metrics. At the time the Committee determined our proxy officers’ fiscal 2011 compensation, our revenue, EPS growth and market capitalization each approximated the median of our comparator group.

35	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

The Committee targets each element of a proxy officer’s annual total direct compensation to the median range for comparable positions in our comparator group (which it considers generally to be 90%-110% of the median). The Committee may use its discretion to adjust a component of a proxy officer’s pay above or below the median range to acknowledge the experience and value he brings to the role, sustained high-level performance, and the amount of his pay relative to the pay of his peers within our company. The differences in compensation levels among our proxy officers are primarily attributable to the differences in the median range of compensation for similar positions in our comparator group data and the Committee’s assessment of each position’s internal value.

Use of Tally Sheets and Wealth Accumulation Analyses
Annually, before determining the structure of the subsequent year’s officer compensation program and individual proxy officer’s compensation, the Committee reviews tally sheets and wealth accumulation analyses for each proxy officer. The Committee uses the information to understand the realized and potential value of overall compensation and individual elements of compensation payable to our proxy officers (including the value of vested and unvested equity grants) under various scenarios including: voluntary termination, involuntary termination with and without cause, retirement, death, disability and following a change of control. This enables the Committee to evaluate whether:

  the program or accumulation of wealth reflects company operating performance and a correlation to changes in shareowner value;
  the individual proxy officer’s total compensation and accumulated wealth reflect his performance; and
  the overall program and its individual elements are working, or whether adjustments to the program or an individual proxy officer’s compensation would be appropriate.

Equity Grants
When determining the aggregate long-term incentive award opportunities and equity grants to our proxy officers and all other employees, the Committee considers the:

  projected impact on our company’s earnings for the anticipated fiscal year grants;
  proportion of our total shares outstanding (our “run rate”) used for annual employee long-term compensation programs in relation to the median proportions of other companies in our comparator group; and
  potential voting power dilution to our shareowners (our “overhang”) in relation to the median practice of companies in our comparator group.

Our run rate and overhang levels for equity grants to our proxy officers and other employees are significantly below the median levels of our comparator group.

In fiscal 2011, the company made equity grants to our proxy officers under our shareowner-approved Monsanto Company 2005 Long-Term Incentive Plan. The grant date is always the date the Committee or its delegate approves the grant. The grant price is the “fair market value” of a share of our common stock on the grant date, which we define as the closing price on the New York Stock Exchange on the grant date.

The Committee, with input from its independent consultant, regularly reviews our equity grant practices to assure alignment with what it believes constitute best practice guidelines.

36	2011 PROXY STATEMENT	MONSANTO COMPANY

Overview of Fiscal 2011 Proxy Officer Compensation

Summary of Elements of Fiscal 2011 Compensation
The information in the following chart summarizes the elements of fiscal 2011 proxy officer compensation included in the Summary Compensation Table on page 50, in addition to benefits under broad-based benefit plans in which proxy officers participate. The narratives to the compensation tables provide more information about the design of the total direct compensation elements of compensation.

Total Direct Compensation (“TDC”)
Compensation	Key Features	Objectives
Base Pay	Fixed annual cash amount, paid at regular payroll intervals	Provide a regular source of income
Annual Incentive Plan (“AIP”)
  Performance-based cash compensation: Committee determines payout based on company performance against goals with respect to EPS, free cash flow and net sales performance measures and individual proxy officer contributions
  Proxy officers participate in the same AIP with our other officers and regular employees
Focus the organization on achieving key financial results and reward for successful performance Align officers and organizations they lead with annual goals and objectives
Long-Term Incentive (“LTI”)
  Performance-based equity compensation: amount realized, if any, dependent upon company achieving long-range financial goals and sustained or increased stock price
  LTI opportunity delivered through:
– Stock options (75% of LTI opportunity):
- Exercise price equal to the fair market value of a share of company stock on the grant date
- Ratable vesting over a three-year service period
- Double-trigger vesting in the event of a change of control
– Financial Goal RSUs (25% of LTI opportunity):
- Shares eligible for vesting based on company performance against two-year cumulative EPS and free cash flow and 2-year average return on capital goals
- Vest at end of three-year service period
- Double-trigger vesting in the event of a change of control
- Award settled in shares of company stock
- No dividends paid prior to vesting date
  Size of stock option grant and target number of Financial Goal RSUs awarded determined by fiscal 2011 LTI opportunity; not a reward for past performance

  Focus officers on achieving and sustaining longer-term business results and reward performance
  Stock options reward for stock price appreciation and provide a direct link to shareowner value. Vesting schedule supports retention objectives
  Financial Goal RSUs motivate officers to achieve longer-term financial goals that are expected to lead to increased shareowner value; extended service requirement focuses officers on sustained performance and serves as an additional retention tool; year-over-year grants reward sustained performance of key financial measures

37	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Retention Awards
Compensation	Key Features	Objectives
Restricted Stock Units (granted to three proxy officers not including our CEO)
  Occasionally granted to select officers
  Vesting subject to attainment of Code Section 162(m) performance goal
  Cliff vesting at the end of a four-year service period
  Realized value determined by stock price on vesting date
  No dividends paid prior to the vesting date
  Double-trigger vesting in the event of a change of control
  All units are forfeited in the event employment ends prior to the vesting date, except in the cases of death, disability or involuntary termination without cause (pro-rata vesting)

  Retain key talent critical to successful execution of long-term strategies
  Facilitate development of a strong line of succession candidates for key leadership roles to ensure an orderly transition to the next generation of company leaders
  Tie vesting period to anticipated timeframe for execution of key initiatives
  Link ultimate value of grant to the value of company stock

Other Compensation
Compensation	Key Features	Objectives
Benefits
  Standard range of medical, dental, life insurance, disability and retirement plans available to other employees
  Cost of health and welfare benefits partially borne by employee, including each proxy officer
Provide our workforce with a market-competitive level of financial support in the event of injury, illness and retirement
Perquisites
  Limited perquisites or personal benefits including:
– Executive Health Management Program (comprehensive annual physical exam and associated diagnostic/laboratory testing)
– Airplane usage
– Increased coverage under our travel accident plan
  No tax gross-ups on perquisites

  Executive Health Management Program — facilitate early intervention and health risk modification thereby decreasing the likelihood of sudden illness and possible negative impact on company performance
  Airplane usage — our board requires that our CEO travel on the company’s aircraft for security reasons; limited personal use by other proxy officers with the prior approval of our CEO

38	2011 PROXY STATEMENT	MONSANTO COMPANY

Measuring Performance
For fiscal 2011, the Committee again chose to use EPS, free cash flow and net sales performance measures for our AIP and EPS, free cash flow and ROC performance measures for our LTI opportunities, as follows:

Performance			Financial
Measure	Rationale	AIP	Goal RSUs
EPS	EPS sets the growth expectation for our shareowners; we use EPS as the key accounting measure and evaluation of how our company is performing	50% weighting	1/3 weighting
Free Cash Flow	We believe free cash flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future as well as return value to shareowners	40% weighting	1/3 weighting
Net Sales	Net sales measures the growth of the business, both organically and through acquisitions, and provides an indication of future success	10% weighting	N/A
ROC	ROC is another key measure of our ability to return value to our shareowners by ensuring capital investments, acquisitions and other uses of our capital are focused on profit growth	N/A	1/3 weighting

The Committee believes that these performance measures, which have been incorporated into the company’s annual budget and long-term planning, best represent the measures used by our shareowners to assess our company’s value. Additionally, the consistent use of these performance measures enables the Committee to evaluate our proxy officers’ performance in generating sustainable growth. The Committee also believes that the overlap of EPS and free cash flow performance measures between the annual and long-term plans focuses our proxy officers on these measures and highlights the importance of their leading the organization to achieve both short-term and long-term financial and strategic goals.

The metrics for determining company performance against these performance measures are derived from our financial statements, which follow generally accepted accounting principles. However, in evaluating performance, the Committee may exercise discretion in determining whether pre-established goals with respect to EPS and free cash flow have been attained. The Committee believes that retaining discretion to adjust the calculation of performance results to exclude items it considers extraordinary encourages management’s willingness to take actions that may limit short-term company performance, yet support long-term growth in the best interests of our shareowners. See Annual Incentive Plan on pages 54-55 for additional information on the items the Committee may, in its discretion, exclude as extraordinary for purposes of the EPS and free cash flow calculations and Appendix C for a reconciliation of adjusted performance measures to measures calculated under generally accepted according principles.

Detailed Information About Elements of Total Direct Compensation

Base Pay
When determining a proxy officer’s annual base pay, the Committee considers the median range of base pay for comparable positions in our comparator group, his experience in the position and internal pay equity. The Committee generally implements any base pay increases on a calendar year basis, with mid-year increases for a newly-promoted proxy officer until his base pay is within the median range for a comparable position in our comparator group.

Individual Proxy Officer Base Pay. For calendar 2011, the Committee determined to provide no increase to Mr. Grant since his current base pay was in the upper end of the median range of our comparator group. The Committee determined to provide a 2% increase to each of Mr. Begemann and Dr. Fraley (to maintain alignment with the median range of base pay for a comparable position within each officer’s comparator group and commensurate with the calendar 2011 base pay market adjustment for all U.S. employees) and an 8% increase to Mr. Snively (to better align his base pay with the median range for a comparable position within

39	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

our comparator group). Mr. Courduroux assumed his new role as our CFO on Jan. 1, 2011 and, in connection with his promotion, the Committee determined to provide him annual base pay in the amount of $425,000 (which is below the median range for chief financial officer positions within our comparator group, and reflected his being new to the role). In June 2011, the Committee increased Mr. Courduroux’s annual base pay to $475,000. The Committee intends to periodically evaluate his base pay until the amount better aligns with the comparator group median.

Annual Incentive Plan
The Committee regularly evaluates the design of our AIP, including the performance measures, to assure that the plan continues to meet the Committee’s core principles and objectives. The design of our fiscal 2011 AIP is described in the section Annual Incentive Plan at pages 54 and 55.

The Committee determines the amount of each proxy officer’s cash award under the AIP using the following process.

Target AIP Opportunity	x	Award Pool Funding Factor	+/-	Individual Performance	=	Cash Award

Target AIP Opportunity Expressed as a Percentage of Base Pay. In October 2010, the Committee determined each proxy officer’s target AIP opportunity for the fiscal 2011 performance period. Each target was set as a percentage of base pay, taking into consideration the median range of target annual cash awards for a comparable position in the comparator group and the internal value the company places on the relevant position. Effective with his promotion to CFO on Jan. 1, 2011, the Committee increased Mr. Courduroux’s target AIP opportunity to better align with chief financial officer positions in our comparator group. Each proxy officer’s fiscal 2011 target AIP opportunity is set forth in the table entitled Summary of Proxy Officer Target 2011 AIP Opportunities and Cash Payouts on page 42.

AIP Award Pool Funding Determined by Company Performance Against Goals

     Goals Reflect Business Expectations. The Committee considered the fiscal 2011 AIP performance measures and goals over the course of several meetings. In August 2010, the Committee set fiscal 2011 threshold, target and outstanding–level goals with respect to the AIP’s EPS, free cash flow and net sales performance measures. In setting the goals, the Committee focused on motivating the organization to achieve the year’s financial objectives. This was especially important to the Committee given our company’s plans for significant growth from our fiscal 2010 and our continued focus on transitioning to new platforms in our seeds and traits business, managing costs in our agricultural productivity business and improving relationships with our customers.

Consistent with past practice, when determining performance ranges for each goal, the Committee first considered projected fiscal 2010 performance and the fiscal 2011 budget approved by our board of directors. The Committee then focused discussions on the appropriate balance between the company’s ability to achieve various performance levels and the appropriate amount of stretch performance to build into each goal. The Committee set the target-level goal for each performance measure to correspond to our fiscal 2011 budget, and the threshold-level EPS and net sales goals to correspond to our projected fiscal 2010 performance, thus requiring improvement over prior year performance in order to receive any payout under the plan. Consistent with the mid-teens earnings per share growth rate objective communicated to our investors, achievement of the EPS target-level goal required 14% growth and the EPS outstanding-level goal required 25% growth over EPS performance for fiscal 2010.

40	2011 PROXY STATEMENT	MONSANTO COMPANY

     Performance Against Goals. The following chart shows the fiscal 2011 AIP EPS, free cash flow and net sales goals and the company’s originally-reported fiscal 2010 financial results, prior to the Restatement in November 2011.

	2010 AIP	2011 AIP
		Threshold		Outstanding
		Level Goals as %	Target	Level Goals as %
	Originally	of Target	Level Goals	of Target
Performance Measure	Reported Results	(35% Funding)	(100% Funding)	(200% Funding)	Actual Results
EPS	$2.41	$2.40	$2.75	$3.00	$2.96
Free Cash flow (Millions)	$564	$700	$850	$950	$1,839
Net sales (Millions)	$10,502	$10,500	$11,508	$12,100	$11,822

     Committee Determines AIP Award Pool Funding, Recognizing Strong Business Performance but Excluding Impact of Restatement. The Committee determined funding of the fiscal 2011 AIP award pool at its October 2011 meeting. In its deliberations, the Committee first reviewed the company’s fiscal 2011 financial results, including EPS of $2.96. The Committee determined that based on a straight mathematical calculation, fiscal 2011 financial results would yield an AIP award pool funding factor of 187% of target-level funding, but recognized that those results reflected an additional $.05 of EPS due to the Restatement.

After careful deliberation, the Committee exercised its discretion under the plan to exclude the impact of the additional $.05 of EPS due to the Restatement, which resulted in an overall company funding factor of 177% of target-level funding. In the Committee’s judgment, the 177% funding factor appropriately rewarded company performance resulting from management’s business plan without including earnings attributable to the Restatement.

Individual Proxy Officer Fiscal 2011 AIP Cash Awards. In determining the fiscal 2011 AIP awards for our proxy officers, the Committee took into account a number of factors applicable to the management team as a whole, in light of their collective opportunities and responsibilities for managing the company. The Committee considered that the overall company funding factor of 177% of target-level funding reflected the strong performance of our proxy officers in leading the organization to achieve robust growth in the business for the year, primarily through implementation of strategic and operational initiatives in our seeds and traits business; and
  the effect of the Restatement on EPS for fiscal 2009 ($.03 decrease), fiscal 2010 ($.02 decrease) and fiscal 2011 ($.05 increase); that slightly higher fiscal 2009 AIP awards were paid to the proxy officers than would have been earned under the restated results (totaling approximately $62,488 for our current proxy officers) but that such awards were not subject to recoupment under our recoupment policy as in effect for fiscal 2009; and that no fiscal 2010 AIP awards were paid to that year’s proxy officers.

The Committee next determined to calculate each proxy officer’s fiscal 2011 AIP award based on 175% of his target AIP opportunity, an amount that was lower than the overall company funding factor of 177%. The Committee thought that this lower funding factor was appropriate in light of the company’s material weakness in internal control over financial reporting related to the Restatement; and
  to retain consistency with the Committee’s pay for performance principles.

After determining the amount that represented 175% of target for each officer, the Committee then evaluated each proxy officer’s individual fiscal 2011 performance to determine whether any further adjustments to his award would be appropriate.

41	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

     Our CEO. During its October 2011 meeting, the Committee met in private session to discuss our CEO’s fiscal 2011 individual performance and determined his fiscal 2011 AIP award. The Committee evaluated Mr. Grant’s overall performance against our fiscal 2011 corporate goals and objectives and determined that his excellent performance in leading the organization to achieve robust business results for the year should be appropriately recognized. Additionally, Mr. Grant’s award was reflective of the 175% allocation factor for our officers.

     Proxy Officers Other Than Our CEO. During its October 2011 meeting, the Committee also reviewed materials highlighting each of our other proxy officer’s performance. The Committee delegated to its Chair responsibility to evaluate, with the assistance of our CEO, each proxy officer’s fiscal 2011 performance and determine the amount of his AIP award. Based on the following considerations, the Chair determined the amount of fiscal 2011 AIP awards for our proxy officers other than our CEO.

  Mr. Courduroux — In his eight months as our CFO, implemented improved processes with respect to financial planning and business assessment. He also has demonstrated strong leadership qualities as he continues to develop in his role as our CFO.
  Mr. Begemann — Led the commercial and manufacturing operations to deliver results well beyond budget levels in revenue, cash flow and unit volume sales; implemented growth strategies in key markets such as Latin America and Asia, positioning the company for future growth.
  Dr. Fraley — Led the technology organization to achieve significant advancements in our pipeline, an accelerated launch of a key new product in Latin America, and an expanded Genuity® corn platform, all of which have positioned the company for future growth.
  Mr. Snively — Managed significant legal proceedings; oversaw successful negotiation of key acquisitions and technology agreements and the expansion of our intellectual property estate to position the company for sustainable future growth; implemented governance, environmental, safety and health initiatives.

Amount of Proxy Officer 2011 AIP Awards. The amount of each proxy officer’s fiscal 2011 AIP cash award was as follows:

Summary of Proxy Officer Target 2011 AIP Opportunities and Cash Payouts
	At Target Performance
	(100% Funding)		Actual Cash Award	Funding Factor
Name	% of Base Pay	Dollar Amount	Amount	% of Target
Hugh Grant	125%	$1,754,725	$3,070,769	175%
Pierre C. Courduroux	70%	$332,500	$571,000	172%
Brett D. Begemann	80%	$440,800	$800,000	181%
Robert T. Fraley, Ph.D.	80%	$489,600	$865,000	177%
David F. Snively	70%	$364,000	$640,000	176%
Carl M. Casale*	80%	$481,600	$0	0%

*	When Mr. Casale resigned from the company, effective Dec. 31, 2010, he became ineligible for a fiscal 2011 AIP award under the terms of the plan.

Long-Term Incentives
The Committee regularly evaluates the design of the LTI component of our proxy officers’ annual TDC to assure that the overall structure and equity awards continue to meet the Committee’s core principles and objectives. For fiscal 2011, the Committee maintained the same design as in previous years and delivered each proxy officer’s LTI opportunity to him through stock options and Financial Goal RSUs. The section Stock Options at page 55 describes the terms and conditions of the stock options and section Financial Goal RSUs at page 55 describes the design of the Financial Goal RSUs granted to our proxy officers.

42	2011 PROXY STATEMENT	MONSANTO COMPANY

Proxy Officer Fiscal 2011 LTI Opportunities

     Amount of LTI Opportunity. In October 2010, the Committee determined the dollar amount of each proxy officer’s fiscal 2011 LTI opportunity taking into consideration the median range of long-term award values for a comparable position in the comparator group and the internal value the company places on his position. Effective with his promotion to our CFO on Jan. 1, 2011, the Committee increased the dollar amount of Mr. Courduroux’s LTI opportunity to better align with the median range of long-term incentive opportunities for chief financial officer positions in our comparator group. The Committee did not take into account any proxy officer’s past performance when determining the dollar amount of his fiscal 2011 LTI opportunity. Therefore, the size of his stock option grant and target number of Financial Goal RSUs awarded to him as part of his fiscal 2011 compensation, set forth in the table below, was not a reward for past performance.

The dollar amount of each proxy officer’s fiscal 2011 LTI opportunity (set forth in the table below) is included in his fiscal 2011 total compensation in the Summary Compensation Table on page 50 as the grant value of the stock options and estimated probable value of the Financial Goal RSU awards on the grant date.

     Delivery of LTI Opportunity. The dollar amount of each proxy officer’s fiscal 2011 LTI opportunity was delivered to him, as follows:

  Stock Options: 75% was converted to a number of stock options by dividing the dollar amount by the estimated Black-Scholes value of our stock on the Oct. 25, 2010 grant date (equal to 40% of the fair market value of a share of our stock on the grant date). The stock option terms and conditions generally provide for ratable vesting over a three-year period. The value the proxy officer may eventually realize, if any, is contingent upon his completing the required service period and our stock price at the time he determines to exercise any in-the-money options.
  Financial Goal RSUs: 25% was converted to a target number of Financial Goal RSUs by dividing the dollar amount by the fair market value of a share of our stock on the Oct. 25, 2010 grant date. The number of Financial Goal RSUs eligible for vesting will range from 0%-200% of the target number awarded, and will be determined by the Committee based upon the company’s fiscal 2011-2012 performance against two-year cumulative goals relating to EPS and cash flow, and average ROC performance measures. Any Financial Goal RSUs eligible for vesting will be settled in shares of company stock on Aug. 31, 2013 only if the proxy officer meets the award’s required three-year service period. The value a proxy officer may eventually realize, if any, is contingent upon the number of Financial Goal RSUs eligible for vesting and the value of our stock on Aug. 31, 2013.

The Committee believes that providing a mix of 75% stock options (to closely align a significant portion of proxy officers’ pay to value created for our shareowners) and 25% Financial Goal RSUs (to focus our proxy officers on leading the entire organization to achieve sustainable longer-term performance results related to goals for key financial performance measures and to link an element of their pay to the value of our stock) best aligns our proxy officers with shareowners’ interests.

On Oct. 25, 2010, before he was elected our CFO, Mr. Courduroux was granted stock options (as part of a traditional grant to broad-based management employees) based on the amount of his LTI opportunity at the time. He received no Financial Goal RSUs at that time. On Jan. 1, 2011, upon becoming our CFO, Mr. Courduroux received an additional stock option grant reflecting his increased fiscal 2011 LTI opportunity and a Financial Goal RSU award pro-rated to reflect the remaining eight months in the fiscal year, all to align the LTI component of his TDC compensation with our other officers.

43	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

The number of stock options and target number of Financial Goal RSUs granted to each proxy officer as delivery of his 2011 LTI opportunity is set forth in the following table.

Fiscal 2011 Proxy Officer LTI Opportunities, Stock Option Grants, and Target Number of Financial Goal
RSUs Awarded
	2011 Long-Term Award Opportunities and Awards
Name	LTI Opportunity	Stock Options	Target Number of Financial Goal RSUs
Hugh Grant	$7,500,000	239,530	31,940
Pierre C. Courduroux	$729,167	22,580	1,950
Brett D. Begemann	$1,600,000	51,100	6,820
Robert T. Fraley, Ph.D.	$2,500,000	79,850	10,650
David F. Snively	$1,300,000	41,520	5,540
Carl M. Casale*	$1,700,000	54,300	7,240

*	When Mr. Casale resigned from the company, effective Dec. 31, 2010, he forfeited the stock options and any rights to the Financial Goal RSUs granted to him as part of his fiscal 2011 TDC.

Detailed Information Regarding Design of Financial Goal RSU Awards. The following information highlights the Committee’s process in designing and awarding fiscal 2011 Financial Goal RSUs to our proxy officers.

August 2010 Committee establishes fiscal 2011-2012 cumulative goals with respect to EPS, free cash flow and average ROC performance measures	October 2010 Committee awards proxy officers a target number of Financial Goal RSUs	October 2012 Committee determines number of Financial Goal RSUs eligible for vesting (based upon the company’s fiscal 2011-2012 performance against two-year goals)	Aug. 31, 2013 Number of Financial Goal RSUs eligible for vesting, if any, settled in shares of company stock if the proxy officer meets the three-year service requirement

The Committee believes that structuring the Financial Goal RSUs to include cumulative goals over a two-year performance period is consistent with the time horizon of our internal planning and thus best aligns with available information for it to consider in setting challenging, yet attainable forward-looking targets. The one-year additional service requirement following performance determination ties the proxy officer’s realized value from the award, if any, to the value of our stock, reinforcing sustained company performance.

Fiscal 2011 Financial Goal RSU Performance Goals. The Committee considered performance goals for the fiscal 2011 Financial Goal RSUs over the course of several meetings. In August 2010, it established performance goals for each of the cumulative EPS, cumulative cash flow and average ROC Financial Goal RSU performance measures for achievement over the fiscal 2011-2012 performance period. The Committee set target-level performance goals in line with our fiscal 2011 budget and our fiscal 2012 long-range business plan, anticipating that it would be challenging for the company to achieve these levels of performance. The Committee set threshold-level performance goals at 90%, and outstanding-level performance goals at 110%, of the target-level goal for each performance measure. The Committee sets the threshold-level performance goals at a level that is viewed as reasonably achievable to support both performance motivation and retention objectives. The Committee believes that achievement of the outstanding-level performance goals requires significant stretch in performance and represents what the Committee believes is company performance worthy of outstanding-level awards to our proxy officers.

44	2011 PROXY STATEMENT	MONSANTO COMPANY

Fiscal 2010 Financial Goal RSU Award; Performance Determination. In October 2009, 25% of the dollar amount of each proxy officer’s 2010 LTI opportunity was delivered to him in the form of an award of Financial Goal RSUs. (Mr. Courduroux did not receive this award; Mr. Casale forfeited any rights to his award when he resigned from the company.) The design of fiscal 2010 Financial Goal RSUs was the same as the fiscal 2009 Financial Goal RSUs and the fiscal 2011 Financial Goal RSUs, and the Committee followed the above-described process when determining the awards.

     Performance Against Fiscal 2010-2011 Cumulative Performance Goals. In October 2011, the Committee considered the company’s 2010-2011 financial performance against the fiscal 2010 Financial Goals RSUs’ cumulative EPS, cumulative free cash flow and average ROC goals to determine eligible vesting.

The information in the chart below shows the fiscal 2010 Financial Goal RSUs’ cumulative EPS, cumulative cash flow and average ROC goals and the company’s actual results.

Fiscal 2010 Financial Goal RSU Grant Summary of Goals
	Financial Goals
	Threshold	Target	Outstanding
	Performance	Performance	Performance
2010 Fiscal Year Grant	(50% of Units	(100% of Units	(200% of Units
for fiscal 2010 and 2011 Performance	eligible for vesting)	eligible for vesting)	eligible for vesting)	Actual Results
Cumulative EPS (1/3 of Units)	$7.12	$7.98	$9.44	$5.35
Cumulative free cash flow (Millions) (1/3 of Units)	$1,866	$2,134	$2,442	$2,403
Average ROC (1/3 of Units)	18.3%	20.5%	24.0%	14.2%

     Fiscal 2010 Financial Goal RSUs Eligible for Vesting. The Committee determined that the company failed to meet the threshold-level of performance with respect to each of the cumulative EPS and average ROC performance measures, but achieved 113% of target-level performance with respect to the cumulative free cash flow performance measure. The Committee used a straight-line interpolation between the target and outstanding performance goals to determine that 187% of one-third of the target-number of Financial Goal RSUs awarded would be eligible for vesting based on the free cash flow performance alone. Since each of the performance measures is equally weighted, the Committee determined that 62.4% of the target-number of fiscal 2010 Financial Goal RSUs awarded to each of Mr. Grant, Dr. Fraley, Mr. Begemann and Mr. Snively as delivery of part of his fiscal 2010 LTI opportunity will be eligible for vesting based on the following formula:

Below-Threshold Performance for EPS (1/3 weighting) ______ Result: 0%	+	113% of Target Performance for Free Cash Flow (1/3 weighting) ______ Result:187% of 1/3 units	+	Below-Threshold Performance for Average ROC (1/3 weighting) ______ Result: 0%	=	62.4% of Target-Number of Fiscal 2010 Financial Goal RSUs Eligible for Vesting ______ 1/3 x 187% (attributable to fiscal 2010-2011 company performance against free cash flow cumulative goals)

The number of Financial Goal RSUs eligible for vesting will be settled in shares of company stock on Aug. 31, 2012 only if the proxy officer meets the award’s required three-year service period. Therefore, the value the proxy officer may realize, if any, is dependent upon the number of his fiscal 2010 Financial Goal RSUs eligible for vesting and the value of our stock on Aug. 31, 2012.

The target number of fiscal 2010 Financial Goal RSUs granted to each proxy officer as delivery of 25% of his fiscal 2010 LTI opportunity and the number of Financial Goal RSUs eligible for vesting on Aug. 31, 2012 are set forth in the following table.

45	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Proxy Officer Fiscal 2010 Target Number of Financial Goal RSUs Eligible for Vesting
	Target Number of Financial Goal	Number of RSUs Eligible for
Name	RSUs Awarded	Vesting on Aug. 31, 2012
Hugh Grant	19,900	12,418
Pierre C. Courduroux*	0	0
Brett D. Begemann	3,980	2,484
Robert T. Fraley, Ph.D.	6,640	4,144
David F. Snively	3,450	2,153
Carl M. Casale*	4,510	0

*	Mr. Courduroux did not participate in this award. When Mr. Casale resigned from the company, effective Dec. 31, 2010, he forfeited the unvested stock options and any rights to the Financial Goal RSUs granted to him as part of the LTI element of his fiscal 2010 TDC.

Retention Grants to Three Proxy Officers In Fiscal 2011

From time to time, the Committee may award a special equity grant to one or more of our proxy officers and other key leaders in our organization to encourage retention. These awards generally are provided in the form of restricted stock units that vest after a period of continued service.

During fiscal 2011, the Committee granted retention-based restricted stock units to Mr. Begemann (39,680 units), Dr. Fraley (44,070 units) and Mr. Snively (35,360 units), which vest after four years. The Committee believes that it is crucial to ensure retention of these key leaders and encourage them to remain fully committed and engaged through the middle of the decade in order for the company to successfully execute long-term strategies. Specifically, Mr. Begemann is our key operations resource, Dr. Fraley is our key technology resource, and Mr. Snively has a unique knowledge and understanding of the interface between the company’s long-term strategies and the regulatory and legal environments. The Committee also believes that retention of these individuals will ensure an orderly transition to the next generation of leaders. The awards were sized to support the retention objective and recognize the four-year service requirement for vesting.

While the primary goal of the grants is retentive, the ultimate value of each grant will depend on the value of our company stock. The Committee continues to focus on pay for performance and supporting long-term shareowner value, but determined that in this circumstance, a time-vesting award rather than a performance-based award is appropriate because of the officer’s certainty of realized award value if the officer’s employment continues until the vesting date.

Other Compensation In Fiscal 2011

Retirement and Welfare Benefits
The company provides each of our proxy officers with the same employee benefits as all our U.S. regular employees under our broad-based plans. These benefits include tax-qualified and non-qualified pension and savings plans, health benefits, life insurance, and other welfare benefits. Base salary and AIP cash awards (but not LTI opportunities, retention award values or the value of perquisites) are included in retirement plan calculations. In the U.S., the company sponsors tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Internal Revenue Code. No service credit is provided for years not worked. The company does not provide our proxy officers with any special retirement or welfare plan benefits that are not provided to other employees, other than increased coverage under our travel accident insurance plan and the executive medical plan, which we consider to be perquisites and are discussed below and on pages 51-52. The Committee

46	2011 PROXY STATEMENT	MONSANTO COMPANY

adopted the executive medical plan to encourage our proxy officers and other officers to maintain or improve their health and productivity.

Mr. Grant is eligible for a disability benefit under the terms of our Third Country National (“TCN”) Retirement Plan, which from Jan. 1, 1983 to Oct. 31, 2002 was our regular, non-qualified pension plan designed to protect retirement benefits for employees who were transferred from their home to another country at the company’s request. The provisions of the disability benefit are described in footnote 3 to our Potential Effect on Compensation Upon Termination or Change of Control Table on pages 69-71. Since Sept. 1, 2006, Mr. Courduroux has participated in our International Supplemental Retirement Account Plan (“IRP”), which, since Oct. 31, 2002, has been our regular, non-qualified deferred compensation plan intended to provide certain supplemental retirement benefits to employees who experience permanent cross-border transfers. The provisions of IRP are described in the section International Supplemental Retirement Account Plan on pages 64-65.

Perquisites
The company provides our proxy officers with limited perquisites, the most significant of which is access to the company’s aircraft for personal flights. Most of these personal flights result from our board’s requirement that our CEO travel on the company’s aircraft for security reasons. Personal use of the company’s aircraft by other proxy officers is allowed on a limited basis with the prior approval of our CEO. The company provides no tax gross-ups on any perquisites. Perquisite values are not considered for purposes of determining any AIP opportunity, retirement or severance benefit or any other benefit payment. Further discussion of the perquisites provided to our proxy officers is included on pages 51-52 in the footnotes to the Summary Compensation Table.

Officer Compensation Program for Fiscal 2012

In designing our fiscal 2012 officer compensation program, the Committee made no changes to the core principles of the program and again designed the program to focus our proxy officers on achieving key financial and strategic business objectives. For fiscal 2012, each proxy officer’s total direct compensation was again delivered to him in the form of annual base pay, a target fiscal 2012 AIP opportunity and a LTI opportunity, and a significant portion of his pay will depend upon company performance over 2012 and the longer term.

For fiscal 2012, the Committee again chose to use EPS, free cash flow and net sales performance measures for our AIP and EPS, free cash flow and ROC performance measures for the Financial Goal RSUs delivered to our proxy officers as part of their fiscal 2012 LTI opportunity. The Committee believes that the overlap of EPS and free cash flow performance measures focuses our proxy officers on these measures and highlights the importance of their leading the organization to achieve both short-term and long-term financial and strategic goals. In establishing performance measures and goals for our fiscal 2012 AIP and the Financial Goal RSUs, the Committee considered our fiscal 2012 budget and long-range plan, and our key financial and business objectives.

Other Arrangements, Policies and Practices Related to Our Officer Compensation Program

Deductibility of Performance-Based Compensation
The Committee structures and administers our annual and long-term incentive compensation plans and arrangements for our proxy officers to maximize the tax deductibility of the payments as “performance-based” compensation under Code Section 162(m), to the extent practical. For example, we maintain our Code Section 162(m) Annual Incentive Plan for Covered Executives, which we refer to as our “Code Section 162(m) Plan.” The shareowner-approved plan provides that a proxy officer who is subject to Code Section 162(m) is eligible for an AIP award only if the Committee certifies that the company attained the pre-established corporate net income performance goal for the fiscal year performance period. Under our Code Section 162(m) Plan, the maximum AIP award the officer may receive is .75% of corporate net income for the performance year; however, the Committee

47	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

determines the actual amount of the award under the terms of the AIP through the exercise of negative discretion. Similarly, the terms and conditions of the Financial Goal RSUs granted to our proxy officers provide that units are eligible for vesting only if the Committee certifies that the company attained the pre-established Code Section 162(m) performance goal of positive net income for the two-year performance period. If the corporate net income performance goal has been attained, the Committee determines the actual number of units that will vest (which may range from zero to 200%) under the terms and conditions of the Financial Goal RSUs. Similarly, the terms and conditions of the retention-based restricted stock units awarded to three of our proxy officers in fiscal 2011 provide that units may vest only if the Committee certifies that the company attained the pre-established Code Section 162(m) performance goal of positive net income over a three-year period.

Change-of-Control Employment Agreements
Our company has entered into employment agreements with our proxy officers that become effective upon a change of control of our company, as described in the section Change of Control Employment Security Agreements beginning on page 67. The Committee believes that the agreements serve the interests of our company and its shareowners by ensuring that if a hostile or friendly change of control is under consideration, our proxy officers will be able to advise our board about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations of losing their jobs. At least annually, the Committee reviews the potential cost and the terms of the agreements, in addition to the list of other officers and executives eligible for the agreements.

Effective as of Sept. 1, 2010, as the culmination of a process undertaken by the Committee to review the terms of our change of control arrangements in light of governance trends and market developments, changes to the agreements became effective. Most significantly, the changes:

  reduce benefits in the event of a change of control;
  completely eliminate excise tax gross-ups beginning Sept. 1, 2011;
  eliminate severance payments intended to provide value equivalent to three years of continued participation in our retirement plans; and
  narrow the circumstances under which an executive can voluntarily terminate employment for “good reason” and receive severance benefits.

Stock Ownership Requirements
We have stock ownership requirements for our proxy officers and other key executives to align their interests with those of our shareowners. The stock ownership requirement for each proxy officer and other executives subject to the policy is expressed as a fixed number of shares calculated based on an assigned multiple (which, for our CEO is five and our other proxy officers is three), of annual base pay as of a fixed date, and the stock price on that fixed date. The ownership requirement remains at the fixed number of shares until the Committee determines that a re-calibration is appropriate. For example, our CEO’s current fixed-share stock ownership requirement is valued at seven times his current base pay.

The information in the chart below sets forth, with respect to our CEO and the average of the other proxy officers: (1) the fixed number of shares ownership requirement, as determined on Jun. 27, 2006, the last time the Committee re-calibrated ownership for all executives, or based on the proxy officer’s base pay and our stock price on the date such officer became subject to the ownership requirement, if later; (2) required ownership as a multiple of Aug. 31, 2011 base pay; (3) actual ownership as of Aug. 31, 2011; and (4) actual ownership as a multiple of his Aug. 31, 2011 base pay.

		Required Ownership as a	Actual	Actual as a Multiple
	Required	Multiple of Base Pay	Ownership	of Base Pay
	Ownership	(8/31/11)	(8/31/11)	(8/31/11)
Chief Executive Officer	143,509	7	499,400	25
Other Proxy Officers (average)	29,719	4	55,372	7

48	2011 PROXY STATEMENT	MONSANTO COMPANY

Mr. Casale is not included in the above information since he no longer is an employee of the company and thus not subject to the policy.

Shares may be counted toward the policy’s ownership requirements whether held directly or through a spouse, retirement plan or retirement account; provided that shares pledged as security for a loan, stock options, restricted stock and restricted stock units issued after Sept. 1, 2008 which have not yet vested, and performance-RSUs for which performance has not yet been determined will not be counted toward the policy’s ownership requirements.

Until an executive has met the stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon exercise of a stock option, vesting of restricted stock or settlement of RSUs or other equity-based award granted under our long-term incentive plans. Each proxy officer has met his stock ownership requirement other than Mr. Courduroux who first became subject to a requirement in January 2011, when he took over as our chief financial officer.

Recoupment Policy
In order to further align management’s interests with the interests of shareowners and support good governance practices, our board originally adopted a recoupment policy in October 2006, as amended and restated in October 2009, applicable to AIP awards, Financial Goal RSUs and other performance-based compensation to our proxy officers and other members of our management team. The amended and restated policy generally provides that in the event our company is required to prepare an accounting restatement due to our company’s material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct or an error (as determined by the members of our board who are considered independent for purposes of the listing standards of the NYSE), our company may, in the exercise of its discretion (as determined by such board members) take action to recoup the amount by which such award exceeded the payment that would have been made based on the restated financial results. Our company’s right of recoupment expires unless demand is made within three years following payment of the award, and does not apply to stock options, restricted stock or other securities that do not have performance-vesting criteria. A copy of our current policy was filed as Exhibit 10.27 to our annual report on Form 10-K for the fiscal year ended Aug. 31, 2009.

The recoupment policy that was in effect during fiscal 2009 was limited to recoupment in the event of a restatement as a result of misconduct (as determined by the independent directors of our Board). The independent directors determined that the standard for applying the recoupment policy in connection with the Restatement did not apply with respect to fiscal 2009. No AIP or other performance-based awards were paid to our proxy officers or other members of our management team with respect to fiscal 2010, so the recoupment policy was inapplicable for that year. Although the independent directors determined that the standard for applying the recoupment policy in connection with the Restatement did not apply, the Committee exercised its discretion under the fiscal 2011 AIP and reduced our proxy officers’ awards to ensure that they did not benefit from the Restatement.

Prohibition on Derivative Trading
Our company prohibits derivative transactions in our company stock by officers, directors and their families. Specifically, they may not, at any time:

  trade in any puts, calls, covered calls or other derivative products involving company securities;
  engage in any hedging or monetization transactions with respect to company securities; or
  hold company securities in a margin account or pledge company securities as collateral for a loan, provided, however, that our officers may pledge company securities as collateral for a loan obtained in connection with the exercise of stock options granted by our company. Any such loans must be made independent of any arrangements facilitated by us.
49	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Summary Compensation Table

The table and footnotes below describe the total compensation paid to each of our proxy officers for fiscal years 2011, 2010 and 2009. The components of the total compensation are described below and in more detail in the tables following. For information on the role of each component within the total compensation package, see the description under Compensation Discussion and Analysis.

						Change in
						Pension Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) [1]	($) [2,3]	($) [2]	($) [4]	($) [5]	($) [6]	($)
Hugh Grant	2011	1,409,179	1,875,197	4,682,812	3,070,769	330,547	200,166	11,568,670
Chairman of the Board, President	2010	1,409,179	7,032,241	3,583,784	0	775,941	371,196	13,172,341
and Chief Executive Officer	2009	1,391,356	1,875,767	5,902,039	1,070,382	898,859	564,214	11,702,617
Pierre C. Courduroux	2011	382,500	135,798	493,379	571,000	34,940	19,095	1,636,712
Senior Vice President and
Chief Financial Officer [7]
Brett D. Begemann	2011	549,185	3,181,573	999,005	800,000	123,577	26,744	5,680,084
Executive Vice President and	2010	542,077	1,406,731	716,757	0	342,729	45,344	3,053,638
Chief Commercial Officer	2009	532,943	375,690	1,180,633	265,000	355,054	90,183	2,799,503
Robert T. Fraley, Ph.D.	2011	610,062	3,714,128	1,561,068	865,000	262,683	31,510	7,044,450
Executive Vice President and	2010	602,308	2,344,787	1,194,755	0	543,612	92,771	4,778,233
Chief Technology Officer	2009	593,173	625,256	1,967,471	300,000	616,054	131,495	4,233,449
David F. Snively	2011	506,538	2,711,700	811,716	640,000	108,926	25,945	4,804,825
Executive Vice President,	2010	481,846	1,219,403	621,397	0	253,140	42,855	2,618,641
Secretary and General Counsel
Carl M. Casale	2011	199,692	425,060	1,061,565	0	0	26,965	1,713,282
Former Executive Vice President	2010	577,808	1,594,060	812,356	0	403,514	69,110	3,456,848
and Chief Financial Officer [8]	2009	544,808	375,690	1,180,633	275,000	412,964	114,767	2,903,862

1	The table below sets forth each proxy officer’s base pay as of Aug. 31, 2011 in comparison to his base pay as of Aug. 31, 2010. This information is different than the base pay information provided in the Summary Compensation Table, which requires calculations reflecting base pay received for the entire fiscal year including any increase effective in January 2011.

	Base Pay ($)
Name	August 31, 2010	August 31, 2011	Percentage Increase
Hugh Grant	1,403,780	1,403,780	0%
Pierre C. Courduroux	—	475,000	—
Brett D. Begemann	540,000	551,000	2%
Robert T. Fraley, Ph.D.	600,000	612,000	2%
David F. Snively	480,000	520,000	8%
Carl M. Casale	590,000	—	—

2	The amounts in these columns reflect grant date fair value at target in accordance with accounting guidance. These amounts do not factor in an estimate of forfeitures related to service-based vesting conditions and may not represent the amounts the proxy officers will actually receive for performance-based awards. The assumptions used in determining the fair value of the awards are set forth in Note 21 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2011. Additional information regarding the awards is set forth below under the Grants of Plan-Based Awards Table, Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables and the Outstanding Equity Awards at Fiscal Year-End Table. Amounts for fiscal 2009 have been re-calculated in accordance these SEC rules and therefore do not match the amounts shown in our fiscal 2009 proxy statement.

50	2011 PROXY STATEMENT	MONSANTO COMPANY

3	Stock awards for 2011 for Messrs. Begemann and Snively and Dr. Fraley include an additional grant of restricted stock units designed for retention purposes. Stock award values for fiscal 2010 reflect an increase over fiscal 2009 stock award values primarily as a result of a special grant of Strategic Goal RSUs, which were granted in addition to an annual award of Financial Goal RSUs as part of each proxy officer’s fiscal 2010 compensation (other than Mr. Courduroux, who was not an officer during fiscal 2010). At the same time, the award value of the 2010 Financial Goal RSUs granted to each proxy officer was reduced compared to the fiscal 2009 and 2011 award values. Actual amounts that will be received by the proxy officers for performance-based RSUs will be determined at the end of the performance period based upon actual performance, which may differ from the amounts reported above.

Stock award values shown reflect grant date fair value assuming achievement of target-level performance. If achievement of outstanding-level performance were assumed, the grant date fair value of stock awards for the proxy officers for fiscal years 2011, 2010 and 2009, respectively, would be: Mr. Grant, $3,750,394, $14,064,482, and $3,751,534; Mr. Courduroux, $271,596 (for fiscal 2011); Mr. Begemann, $3,581,975, $2,813,462, and $751,380; Dr. Fraley, $4,339,390, $4,689,574, and $1,250,512; Mr. Snively, $3,036,952 and $2,438,806 (for fiscal 2011 and 2010); and for Mr. Casale, $850,120, $3,188,120, and $751,380 (Mr. Casale’s awards for fiscal 2011 and 2010 were forfeited entirely).

4	This column represents cash awards earned by our proxy officers during the respective fiscal year under the applicable annual incentive plan, which were paid in November of the subsequent fiscal year. Our annual incentive plans are discussed in further detail on pages 54-55 and in the Compensation Discussion and Analysis section beginning on page 40.

5	This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the respective fiscal years for each of our proxy officers. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our financial statements, as is set forth in the Pension Benefits Table beginning on page 62. For Messrs. Grant, Courduroux, Snively and Casale, the amounts in this column consist solely of the aggregate change in pension value. For Mr. Begemann and Dr. Fraley, in addition to the aggregate change in pension value, this column includes interest earned under the company’s Deferred Payment Plan (which is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year), to the extent that it exceeds 120% of the applicable federal long-term rate, in 2011, 2010 and 2009 and as follows: Mr. Begemann, $907, $1,032 and $684; and Dr. Fraley, $8,011, $11,482 and $10,057. The Deferred Payment Plan is discussed in further detail under Deferred Payment Plan beginning on page 66.

6	Following is additional information on the amounts reported in the All Other Compensation column for fiscal 2011.

	Company Contributions to SIP A
		Non-Qualified
	Qualified Plan	Parity Plan	Perquisites B	Total
Name	($)	($)	($)	($)
Hugh Grant	12,740	60,256	127,170	200,166
Pierre C. Courduroux	16,165	2,930	—	19,095
Brett D. Begemann	12,005	14,739	—	26,744
Robert T. Fraley, Ph.D.	12,740	18,770	—	31,510
David F. Snively	12,740	13,205	—	25,945
Carl M. Casale	2,192	10,982	13,791	26,965

A	Represents matching contributions made by the company during fiscal 2011 for compensation deferred by participants under our Savings and Investment Plan, which we refer to as our “SIP,” and our SIP Parity Plan. The SIP is a tax-qualified defined contribution plan and our SIP Parity Plan is a non-qualified defined contribution plan under the Code. Information regarding the company matching contribution levels is provided under SIP Parity Plan on page 66.

B	Amounts represent the aggregate incremental cost to the company of perquisites provided to our proxy officers, except for Messrs. Courduroux, Begemann and Snively and Dr. Fraley, for whom such amounts are less than $10,000. The amounts shown include, in the case of Mr. Grant, personal use of corporate aircraft of $124,665, home security expenses, and de minimis gifts and a tour; and for Mr. Casale, a retirement gift, personal use of our corporate aircraft and personal use of a car and driver.

For security, our board of directors requires our CEO, Mr. Grant, to use company aircraft for both business and personal flights. Other proxy officers are permitted to use the aircraft on a limited basis for personal flights. Personal travel by a guest of a proxy officer, even on a business trip, is considered a perquisite to the proxy officer. The incremental cost of company aircraft used for a non-business flight is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return or deadhead flight, and varies considerably based on the type of aircraft. Fixed costs that do not vary based on usage are not included in the calculation of direct operating costs. The company incurs minimal incremental costs for passengers who travel as the guest of executives traveling on the aircraft for business purposes.

51	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

When our board of directors holds a multi-day meeting to visit a company facility outside of the St. Louis area, the company invites our proxy officers’ spouses; any incidentals provided at the meetings to the proxy officers or their spouses, such as leisure activities or a gift, are considered perquisites. We also provide our proxy officers increased coverage under our travel accident insurance plan, pursuant to an industry standard policy that requires no incremental cost to the company. In addition, when otherwise unused for business purposes, our proxy officers may occasionally request tickets to entertainment or sporting events for personal use.

7	Mr. Courduroux served as our Global Business Finance Lead, a non-officer position, until Dec. 31, 2010. Effective Jan. 1, 2011, he assumed his current position and became an executive officer.

8	Mr. Casale resigned from the company effective Dec. 31, 2010.

Grants of Plan-Based Awards Table

The following table provides additional information about plan-based awards granted to our proxy officers during fiscal 2011. See Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables for more information about the terms of the awards.

									All Other
									Option	All Other
			Estimated Possible			Estimated Future Payouts			Awards;	Stock	Exercise	Grant Date
		Grant	Payouts Under Non-Equity			Under Equity Incentive			Number of	Awards;	or Base	Fair Value
		Date for	Incentive Plan Awards [1]			Plan Awards [2]			Securities	Number of	Price of	of Stock
		Equity-							Underlying	Shares of	Option	and Option
	Award	Based	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Stock or	Awards	Awards
Name	Type	Awards	($)	($)	($)[1]	(#)	(#)	(#)	(#)[3]	Units(#) [4]	($/Sh) [5]	($)[6]
Hugh Grant	Annual Incentive	—	614,154	1,754,725
	Stock Options	10/25/10							239,530		58.71	4,682,812
	Financial Goal RSUs	10/25/10				15,970	31,940	63,880				1,875,197
Pierre C. Courduroux	Annual Incentive	—	116,375	332,500
	Stock Options	10/25/10							7,990		58.71	156,205
	Stock Options	1/1/11							14,590		69.64	337,175
	Financial Goal RSUs	1/1/11				975	1,950	3,900				135,798
Brett D. Begemann	Annual Incentive	—	154,280	440,800
	Stock Options	10/25/10							51,100		58.71	999,005
	Financial Goal RSUs	10/25/10				3,410	6,820	13,640				400,402
	Retention RSUs	3/2/11								39,680		2,781,171
Robert T. Fraley, Ph.D.	Annual Incentive	—	171,360	489,600
	Stock Options	10/25/10							79,850		58.71	1,561,068
	Financial Goal RSUs	10/25/10				5,325	10,650	21,300				625,262
	Retention RSUs	3/2/11								44,070		3,088,866

52	2011 PROXY STATEMENT	MONSANTO COMPANY

									All Other
									Option	All Other
			Estimated Possible			Estimated Future Payouts			Awards;	Stock	Exercise	Grant Date
		Grant	Payouts Under Non-Equity			Under Equity Incentive			Number of	Awards;	or Base	Fair Value
		Date for	Incentive Plan Awards [1]			Plan Awards [2]			Securities	Number of	Price of	of Stock
		Equity-							Underlying	Shares of	Option	and Option
	Award	Based	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Stock or	Awards	Awards
Name	Type	Awards	($)	($)	($)[1]	(#)	(#)	(#)	(#)[3]	Units(#) [4]	($/Sh) [5]	($)[6]
David F. Snively	Annual Incentive	—	127,400	364,000
	Stock Options	10/25/10							41,520		58.71	811,716
	Financial Goal RSUs	10/25/10				2,770	5,540	11,080				325,253
	Retention RSUs	6/7/11								35,360		2,386,446
Carl M. Casale	Annual Incentive	—	168,560	481,600
	Stock Options	10/25/10							54,300		58.71	1,061,565
	Financial Goal RSUs	10/25/10				3,620	7,240	14,480				425,060

1	Amounts in this column represent the threshold, target and maximum payouts under the company’s Annual Incentive Plan (“AIP”) with respect to our attainment of specified performance criteria. Threshold payout is 35% of the target award and the maximum payout is set by our Code Section 162(m) Annual Incentive Plan for Covered Executives, which was designed to maximize the tax-deductibility of AIP awards to our proxy officers who are subject to Code Section 162(m). Under this plan, the maximum AIP award a covered proxy officer may receive is three-quarters of one percent (.75%) of corporate net income for the applicable performance year, or $12.1 million for fiscal 2011. The people and compensation committee has discretion to award less than the maximum amount and historically has determined the amount of all AIP awards based on company and individual performance measured against pre-established goals under our AIP as described below. The AIP awards have been substantially lower than the maximum amount for Code Section 162(m) purposes. See Deductibility of Performance-Based Compensation on pages 47-48 for more information about Code Section 162(m) Annual Incentive Plan for Covered Executives, and the information under Annual Incentive Plan beginning on page 54 for a more detailed description of awards made under our AIP. The actual amounts earned are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 50.

2	Amounts in this column represent the threshold, target and maximum payout for Financial Goal RSUs granted under our 2005 Long-Term Incentive Plan as part of our proxy officers’ fiscal 2011 long-term incentive compensation. We describe the terms of the Financial Goal RSUs in more detail beginning on page 55.

3	Amounts in this column represent stock options granted under our 2005 Long-Term Incentive Plan to our proxy officers other than Mr. Courduroux on Oct. 25, 2010 (which will vest ratably on each of Nov. 15, 2011, Nov. 15, 2012 and Nov. 15, 2013) and to Mr. Courduroux on Jan. 1, 2011 (which will vest ratably on each of Jan. 1, 2012, Nov. 15, 2012 and Nov. 15, 2013) as part of their fiscal 2011 long-term incentive compensation. See Stock Options on page 55 for additional information regarding vesting and other terms of these options.

4	See Retention RSUs on page 57 for more information about these awards.

5	Exercise prices are equal to the closing prices of our stock on the respective dates of grant.

6	The grant date fair value of options was $19.55 per option for options awarded on Oct. 25, 2010 and $23.11 per option for options awarded on Jan. 1, 2011. In accordance with SEC rules, amounts reported in this column for Financial Goal RSUs disclose the fair value at the date of grant based on the probable outcome, regardless of when or whether these amounts are ultimately realized by the proxy officer. The grant date fair value of the Oct. 25, 2010 Financial Goal RSU awards was $58.71 per unit, and the Jan. 1, 2011 Financial Goal RSU award had a grant date fair value of $69.64 per unit. Fair value is calculated as the target number of Financial Goal RSUs multiplied by the closing price of our common stock on the date of grant, in accordance with the requirements of the Compensation-Stock Compensation topic of the ASC. The actual amounts that will be received by the proxy officer for Financial Goal RSUs will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable at the date of grant. The assumptions used in determining the fair value of the awards are set forth in Note 21 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2011.

53	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables

The following provides information about the terms of our fiscal 2011 AIP and our long-term incentive plans, pursuant to which our proxy officers were awarded non-equity incentive compensation, RSUs and option awards for fiscal 2011, as detailed in the tables above. For additional information regarding the application of these plans to our proxy officers in fiscal 2011, see Compensation Discussion and Analysis.

Annual Incentive Plan

Our fiscal 2011 annual incentive plan (our “AIP”) is designed to reward financial and operational performance that drives shareowner value. Awards under the AIP are paid in cash. Our proxy officers participate in the same AIP in which most of our other employees participate. The AIP focuses the organization on achieving financial goals as shown below, all of which affect shareowner value.

The people and compensation committee establishes threshold, target and outstanding-level goals for the performance period for the following financial metrics: net sales (weighted 10%), EPS (weighted 50%) and free cash flow (weighted 40%). Each AIP participant also has individual goals, and our proxy officers are evaluated against key business priorities and performance of their respective business units. In addition, each participant is provided a target award opportunity, communicated as a percentage of base pay. The fiscal 2011 target opportunity for each of our proxy officers is shown on page 42.

After the end of the performance period, the people and compensation committee evaluates the company’s performance against the pre-established financial goals, and other subjective factors, to determine the funding factor for the award pool. The award pool is calculated by multiplying the funding factor by the target award pool (which is the sum of all participants’ base salaries on Aug. 31, 2011, multiplied by their respective target AIP opportunities).

In the event the company has paid dividends with respect to each of its financial quarters ending during the fiscal year, the AIP provides that the award pool should be funded at a minimum of 20% of target-level funding. However, if the company has not attained at least the threshold level of performance with respect to the AIP’s EPS goal, the AIP may not be funded above the 20% funding level.

Under the terms of the AIP, the people and compensation committee may exercise discretion in determining plan funding. In particular, although the metrics for determining our company’s performance against the EPS and free cash flow goals are derived from our financial statements, which follow generally accepted accounting principles, the people and compensation committee may make the following adjustments:

  The people and compensation committee may consider the following items (either positive or negative) as extraordinary and excluded for purposes of EPS (but not free cash flow) calculations:
–	restructuring charges and reversals;
–	the impact of lawsuit outcomes;
–	in-process R&D write-offs on acquisitions;
–	the impact of liabilities, expenses, settlements or agreements associated with Solutia, Inc.’s reorganization plan;
–	the impact of unbudgeted business sales/divestitures; or
–	the impact of changes in accounting rules.
  The people and compensation committee may consider the following items as extraordinary and excluded for purposes of free cash flow calculations:

– the impact of acquisitions; or
– the impact of agreements associated with Solutia Inc.’s bankruptcy.

54	2011 PROXY STATEMENT	MONSANTO COMPANY

For information regarding the fiscal 2011 AIP awards to our proxy officers, please see Annual Incentive Plan beginning on page 40. Our annual incentive plans for fiscal 2010 and 2009 were substantially the same as the AIP for fiscal 2011.

Long-Term Incentive Awards

In fiscal 2011, we granted equity awards to our proxy officers under our 2005 Long-Term Incentive Plan (the “2005 LTIP”). Under the 2005 LTIP, we may grant stock options, performance-based RSUs, RSUs, restricted stock, stock appreciation rights, stock or cash to our employees and directors. The forms of awards granted to our proxy officers in fiscal 2011 are described in more detail below.

Stock Options
We generally award stock options with 10 year terms that vest ratably over three years, except in certain circumstances. In the event of death, disability, involuntary termination without cause or retirement, options held for at least one year become fully vested. Beginning with stock options granted for fiscal 2009, “retirement” is a termination of employment (other than for cause) after attaining age 55 with five years of service. For stock options granted prior to fiscal 2009, retirement is a termination of employment (other than for cause) after attaining age 50.

Beginning with stock options granted for fiscal 2011, the terms and conditions provide for double-trigger vesting upon a change of control as defined on page 67, even if the stock options have been held less than one year. For stock options granted prior to fiscal 2011, the terms and conditions provided for single-trigger vesting so that upon a change of control, employees would have certainty as to their equity-based compensation and be afforded the same flexibility as shareowners in determining whether to continue to be tied to the company’s success following the change in control.

Financial Goal RSUs
In addition to stock options, we have awarded our proxy officers Financial Goal RSUs, which vest over a three-year period except in certain circumstances and are settled in shares or our common stock. Dividend equivalents are accrued during the designated service period and will be paid upon vesting based on the number of units that vest.

Except as described below, vesting of the Financial Goal RSUs is subject to the company’s attainment of a Code Section 162(m) performance goal, as described below;
  the company’s attainment of threshold, target or outstanding-level goals relating to cumulative EPS (weighted 1/3), free cash flow (weighted 1/3) and return on capital (weighted 1/3) performance measures during the specified performance period (for fiscal 2011 grants, the Sept. 1, 2010 through Aug. 31, 2012 performance period); and
  the proxy officer’s continued employment during the specified service period (for fiscal 2011 grants, Sept. 1, 2010 through Aug. 31, 2013).

After the end of the two-year performance period, the people and compensation committee determines performance against the goal the committee established for purposes of Code Section 162(m).

  If the Code Section 162(m) performance goal is met, all units vested would be fully deductible by the company.
  If the Code Section 162(m) performance goal is not met, all units are forfeited.
55	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

For the fiscal 2011 grant, the people and compensation committee established a Code Section 162(m) performance goal of positive net income for the Sept. 1, 2010 through Aug. 31, 2012 performance period. “Net income” is defined as gross profit (i) minus (a) sales, general and administrative expenses, (b) research and development expense, (c) amortization, (d) net interest expense, and (e) income taxes and (ii) plus or minus other income and expense, all as reported in the company’s financial statements, but excluding positive or negative effects of (1) restructuring charges and reversals, (2) the outcome of lawsuits, (3) research and development write-offs on acquisitions, (4) impact of liabilities, expenses or settlements related to Solutia, Inc. or agreements associated with a Solutia, Inc. plan of reorganization, (5) unbudgeted business sales and divestitures and (6) the cumulative effects of changes in accounting methodology made after Aug. 31, 2010.

If the Code Section 162(m) performance goal is met, the people and compensation committee considers a corresponding portion of the units initially awarded to each proxy officer, from zero to 200%, as eligible for vesting based on the company’s attainment of the pre-established goals during the performance period.

  If the company achieves between the threshold and target level performance for a goal, up to 50% of the units will be forfeited; the remainder will be eligible for vesting upon completion of the specified service period.
  If the company achieves target level performance for each goal, 100% of the units will be eligible for vesting upon completion of the specified service period.
  If the company exceeds target level performance for one or more goals, up to 200% of the units will be eligible for vesting upon completion of the specified service period.

Financial Goal RSUs are eligible for modified vesting under the following circumstances:

  In the case of retirement, involuntary termination of employment without cause, death or disability, the participant would vest at the normal vesting date in either (1) a pro-rata portion of units earned, if the performance goal is met, in the case of termination during the performance period, or (2) the number of units earned based on the performance goal, in the case of termination following the performance determination.
  Upon a change of control of the company (as defined on page 67),
–	Financial Goal RSUs granted for fiscal 2011 or later are subject to double-trigger vesting and would vest only if no comparable replacement units are provided or in the event of the participant’s retirement, involuntary termination of employment without cause, or death or disability. Vesting would be based on
	-	the target number of units, in the case of a termination following a change of control during the first year of the performance period,
	-	50% of the target number of units plus 50% of the units based on performance, in the case of a termination following a change of control during the second year of the performance period, or
	-	the number of units earned, in the case of a termination following a change of control following the performance period.
–	Financial Goal RSUs awarded for fiscal 2010 or prior periods would vest based on the target number of units, in the case of a change of control during the performance period, or the number of units earned, in the case of a change of control following the performance period.

56	2011 PROXY STATEMENT	MONSANTO COMPANY

The following chart shows Financial Goal RSU grants vesting on or after Aug. 31, 2011:

Financial Goal RSUs Grant Vesting Table
For Fiscal Year	Grant Date	Performance Period	Performance Determination Date	Vesting Date
2010	10/26/2009	Fiscal Years 2010-2011	October 2011	8/31/2012
2011	10/25/2010	Fiscal Years 2011-2012	October 2012	8/31/2013
2011	1/1/2011	Fiscal Years 2011-2012	October 2012	8/31/2013

Retention RSUs
Restricted stock units (“RSUs”) were granted to proxy officers Begemann, Fraley and Snively in fiscal 2011 for retention purposes. These awards represent the right to receive a specified number of shares of our common stock upon vesting, subject to certain conditions described below. A participant to whom retention RSUs are awarded has no rights as a shareowner with respect to the shares represented by the RSUs unless and until shares are actually delivered to the participant in settlement of the award. Dividend equivalents will accrue on the RSUs and will be paid to the participant upon vesting of the award.

These retention RSUs include a Code Section 162(m) performance goal of positive net income for the Sept. 1, 2011 through Aug. 31, 2014 performance period. “Net income” is defined as on page 56, except that it includes the cumulative effects of changes in accounting methodology made after Aug. 31, 2011.

If the people and compensation committee determines that the Code Section 162(m) performance goal has been met, the retention RSUs will vest in 2015, subject to the participant’s continued employment. Vesting may be modified for certain termination events.

  In the case of termination of employment without cause, death or disability, the participant would vest at the normal vesting date in a pro-rata portion of units earned, if the Code Section 162(m) performance goal is met.
  In the case of a change of control, the units would vest only if no comparable replacement units are provided or in the event of the participant’s termination of employment without cause or voluntary termination for good reason, in which case the full number of units would vest.

Strategic Goal RSUs
Strategic goal performance-RSUs (“Strategic Goal RSUs”) were granted to proxy officers other than Mr. Courduroux for fiscal 2010. These awards represent the right to receive a specified number of shares of our common stock if and to the extent the Strategic Goal RSUs vest. A participant to whom Strategic Goal RSUs are awarded has no rights as a shareowner with respect to the shares represented by the RSUs unless and until shares are actually delivered to the participant in settlement of the award. Dividend equivalents are accrued during the designated service period and would be paid to the participant only upon vesting of the award, based on the number of units that vest.

The Strategic Goal RSUs include a Code Section 162(m) performance goal of positive net income for the Sept. 1, 2009 through Aug. 31, 2012 performance period. “Net income” is defined as on page 56, except that it includes the cumulative effects of changes in accounting methodology made after Aug. 31, 2009.

57	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

If the people and compensation committee determines that the Code Section 162(m) performance goal has been met, the Strategic Goal RSUs will vest subject to:

  the company’s attainment of threshold, target or outstanding-level goals relating to cumulative gross profit goals for SmartStax® corn (weighted 50%), cumulative gross profit goals for Roundup Ready 2 Yield® soybeans (weighted 40%) and the commercialization of Drought 1 corn by the end of the performance period (weighted 10%) during the Sept. 1, 2009 through Aug. 31, 2012 performance period; and
  the proxy officer’s continued employment during the Sept. 1, 2009 through Aug. 31, 2013 service period.

The people and compensation committee will consider a corresponding portion of the units initially awarded to each proxy officer, from zero to 200%, as eligible for vesting based on the company’s attainment of the pre-established goals during the performance period.

  If the company achieves between the threshold and target level performance for a goal, up to 55% of the units will be forfeited; the remainder will be eligible for vesting upon completion of the specified service period.
  If the company achieves target level performance for each goal, 100% of the units will be eligible for vesting upon completion of the specified service period.
  If the company exceeds target level performance for one or more goals, up to 200% of the units will be eligible for vesting upon completion of the specified service period.

Strategic Goal RSUs are eligible for modified vesting under the following circumstances:

  In the case of involuntary termination of employment without cause due to job elimination, or death or disability, the participant would vest at the normal vesting date in either (1) a pro-rata portion of units earned, if the performance goal is met, in the case of termination during the performance period, or (2) the number of units earned based on the performance goal, in the case of termination following the performance determination.
  In the case of a change of control of the company, the Strategic Goal RSUs would vest based on the target number of units, in the case of a change of control before the performance determination is made, or the number of units earned, in the case of a change of control following the performance determination.
58	2011 PROXY STATEMENT	MONSANTO COMPANY

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity awards as of Aug. 31, 2011 for each proxy officer, except Mr. Casale, who did not have any outstanding equity awards as of Aug. 31, 2011. The equity awards in this table consist of stock options, retention RSUs, Financial Goal RSUs, and Strategic Goal RSUs.

						Stock Awards 1
		Option Awards 1				Restricted Stock Units		Performance-RSUs
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) 2	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) 2
Hugh Grant	10/25/2010		239,530	58.71	10/25/2020
	10/26/2009	49,733	99,467	70.69	10/26/2019
	10/20/2008	104,813	52,407	89.45	10/20/2018
	10/22/2007	149,230		87.14	10/22/2017
	10/26/2006	248,960		44.06	10/26/2016
	10/28/2005	336,920		29.2175	10/28/2015
	9/1/10-8/31/12 [3]							63,880	4,403,248
	9/1/09-8/31/11 [4]					12,418	855,973
	9/1/09-8/31/12 [5]							35,811	2,468,452
Pierre C.	1/1/2011		14,590	69.64	1/1/2021
Courduroux	10/25/2010		7,990	58.71	10/25/2020
	10/26/2009	2,080	4,160	70.69	10/26/2019
	5/15/2009	346	174	89.95	5/15/2019
	10/20/2008	2,240	1,120	89.45	10/20/2018
	10/22/2007	4,320		87.14	10/22/2017
	10/26/2006	8,200		44.06	10/26/2016
	11/23/2005	7,800		36.7125	11/23/2015
	11/18/2004	7,420		22.5925	11/18/2014
	9/1/10-8/31/12 [3]							3,900	268,827
Brett D. Begemann	10/25/2010		51,100	58.71	10/25/2020
	10/26/2009	9,946	19,894	70.69	10/26/2019
	10/20/2008	20,966	10,484	89.45	10/20/2018
	10/22/2007	27,980		87.14	10/22/2017
	10/26/2006	42,560		44.06	10/26/2016
	10/28/2005	64,180		29.2175	10/28/2015
	3/2/2011					39,680	2,735,142
	9/1/10-8/31/12 [3]							13,640	940,205
	9/1/09-8/31/11 [4]					2,484	171,222
	9/1/09-8/31/12 [5]							7,164	493,815

59	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

						Stock Awards [1]
		Option Awards [1]				Restricted Stock Units		Performance-RSUs
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [2]
Robert T.	10/25/2010		79,850	58.71	10/25/2020
Fraley, Ph.D.	10/26/2009	16,580	33,160	70.69	10/26/2019
	10/20/2008	34,940	17,470	89.45	10/20/2018
	10/22/2007	53,800		87.14	10/22/2017
	10/26/2006	86,390		44.06	10/26/2016
	10/28/2005	40,110		29.2175	10/28/2015
	3/2/2011					44,070	3,037,745
	9/1/10-8/31/12 [3]							21,300	1,468,209
	9/1/09-8/31/11 [4]					4,144	285,646
	9/1/09-8/31/12 [5]							11,939	822,955
David F. Snively	10/25/2010		41,520	58.71	10/25/2020
	10/26/2009	8,623	17,247	70.69	10/26/2019
	10/20/2008	15,373	7,687	89.45	10/20/2018
	10/22/2007	17,220		87.14	10/22/2017
	6/7/2011					35,360	2,437,365
	9/1/10-8/31/12 [3]							11,080	763,744
	9/1/09-8/31/11 [4]					2,153	148,406
	9/1/09-8/31/12 [5]							6,210	428,055

1	Stock options, restricted stock units and Financial Goal RSUs and Strategic Goal RSUs become exercisable or vested in accordance with the vesting schedules below, subject to performance conditions and accelerated vesting under certain circumstances described under Long-Term Incentive Awards beginning on page 55.

2	Amounts in these columns are based on the closing stock price of $68.93 for our common stock on Aug. 31, 2011.

3	Financial Goal RSUs, which were granted in October 2010. As required by the SEC’s disclosure rules, the number of units shown assumes that outstanding levels of performance (200%) will be achieved. In October 2012, the people and compensation committee will determine the actual levels of performance achieved for these awards.

4	Financial Goal RSUs, which were granted in October 2009. The table reports the actual number of units eligible for vesting. In October 2011, after evaluating our performance with respect to these Financial Goal RSUs, the people and compensation committee determined that our performance exceeded the target-level goal for free cash flow but did not attain the threshold-level of performance for either of the EPS or ROC goals, and therefore, 62.4% of each proxy officer’s target-level award was made available for vesting, subject to the additional service requirement.

5	Strategic Goal RSUs, which were granted in October 2009. As required by the SEC’s disclosure rules, the number of units shown assumes that threshold levels of performance (45%) will be achieved. In October 2012, the people and compensation committee will determine the actual levels of performance against goals achieved for awards.

60	2011 PROXY STATEMENT	MONSANTO COMPANY

Equity Award Vesting Summary

Stock Options
Grant Date	One-third vests on each of:
1/1/2011	Jan. 1, 2012, Nov. 15, 2012 and Nov. 15, 2013
10/25/2010	Nov. 15, 2011, Nov. 15, 2012 and Nov. 15, 2013
10/26/2009	Nov. 15, 2010, Nov. 15, 2011 and Nov. 15, 2012
5/15/2009	May 15, 2010, Nov. 15, 2010 and Nov. 15, 2011
10/20/2008	Nov. 15, 2009, Nov. 15, 2010 and Nov. 15, 2011

Restricted Stock Units
Grant Date	Vesting
6/7/2011	Fully vest on Jun. 1, 2015
3/2/2011	Fully vest on Jan. 30, 2015

Strategic Goal RSUs
Performance Period	Vesting
9/1/09 - 8/31/12	Eligible for vesting on Aug. 31, 2013

Financial Goal RSUs
Performance Period	Vesting
9/1/10 - 8/31/12	Eligible for vesting on Aug. 31, 2013
9/1/09 - 8/31/11	Eligible for vesting on Aug. 31, 2012

Option Exercises and Stock Vested Table

The following table provides information about the value realized by our proxy officers on the exercise of stock options and vesting of stock awards during fiscal 2011.

	Option Awards		Stock Awards 1
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) 2	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) 3	Total Value Realized on Exercise and Vesting ($)
Hugh Grant	150,620	8,162,851	0	0	8,162,851
Pierre C. Courduroux	0	0	2,000	96,520	96,520
Brett D. Begemann	27,033	1,492,086	20,000	1,210,400	2,702,486
Robert T. Fraley, Ph.D.	26,740	1,184,114	25,000	1,513,000	2,697,114
David F. Snively	81,796	3,346,345	0	0	3,346,345
Carl M. Casale	85,925	2,518,507	20,000	1,210,400	3,728,907

1	Amounts in these columns reflect the vesting of retention-RSUs, which were granted to Messrs. Begemann and Casale and Dr. Fraley on Oct. 22, 2007, and to Mr. Courduroux on Dec. 20, 2007.

2	Amounts represent the difference between the market price upon exercise and the exercise price.

3	Amounts in this column are based on the fair market value of $60.52 for common stock vesting on Dec. 15, 2010, for Messrs. Begemann and Casale and Dr. Fraley; and $48.26 for common stock vesting on Oct. 1, 2010 for Mr. Courduroux.

Pension Benefits

Our proxy officers currently participate in the same defined benefit retirement plans as our other eligible U.S. employees: the company Pension Plan and the Parity Pension Plan. As a result of their prior positions outside the United States, Hugh Grant and Pierre Courduroux have also accrued benefits under retirement plans available to our ex-U.S. employees, as described on the following page.

61	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Pension Benefits Table

The following table reports the present value of accumulated benefits payable to each of our proxy officers under our defined benefit retirement plans as of Aug. 31, 2011. For the Pension Plan, the present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 4.60%, and that 80% of the benefit is payable as a lump sum and the remainder as a single life annuity. For the Parity Pension Plan, the present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 4.25%, and the benefit is payable as a lump sum. The post-retirement mortality assumption for all of the retirement plans is based on the RP-2000 Healthy Annuitants table without collar or adjustments, projected to 2017 using scale AA.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Hugh Grant	Pension Plan (US) [1]	15.67	369,382	—
	Parity Pension Plan (US) [2]	15.67	3,317,456	—
	Pension Plan (United Kingdom) [3]	15.04	350,302	—
	Total	30.71	4,037,140	—
Pierre C. Courduroux	Pension Plan [1]	3.92	101,608	—
	Parity Pension Plan [2]	3.92	28,047	—
	International Supplemental Retirement	5.00	21,413	—
	Account Plan [4]
	Total	5.00	151,068	—
Brett D. Begemann	Pension Plan [1]	28.63	670,331	—
	Parity Pension Plan [2]	28.63	959,492	—
	Total	28.63	1,629,823	—
Robert T. Fraley, Ph.D.	Pension Plan [1]	30.67	1,082,869	—
	Parity Pension Plan [2]	30.67	2,724,884	—
	Total	30.67	3,807,753	—
David F. Snively	Pension Plan [1]	27.94	889,749	—
	Parity Pension Plan [2]	27.94	579,002	—
	Total	27.94	1,468,751	—
Carl M. Casale	Pension Plan [1]	27.07	659,885	—
	Parity Pension Plan [2]	27.07	613,108	496,053 [5]
	Total	27.07	1,272,993	—

1	The estimated Aug. 31, 2011 notional account balances under our Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $352,753; Mr. Courduroux, $91,599; Mr. Begemann, $699,258; Dr. Fraley, $1,215,700; Mr. Snively, $995,198; and Mr. Casale, $691,939.

2	The estimated Aug. 31, 2011 notional account balances under our Parity Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $3,059,606; Mr. Courduroux, $24,534; Mr. Begemann, $865,801; Dr. Fraley, $2,806,623; Mr. Snively, $557,473; and Mr. Casale, $609,631.

3	In addition to the retirement benefits for Mr. Grant based on his years of service as our employee in the U.S., Mr. Grant is also eligible for regular retirement benefits based on his years of service as our employee in the U.K. The U.K. plan is closed to new entrants. Mr. Grant ceased accruing benefits in the U.K. plan in 1996 when he moved to the U.S. The U.K. plan is calculated as follows: (i) 18% times final plan salary, times (ii) pre-Jan. 1, 1995 service, plus (iii) 20%, times (iv) final plan salary, times (v) post-Jan. 1, 1995 plan service. Benefits for service prior to 1993 must be no less than the amounts offered under a prior U.K. pension plan. Benefits increase in accordance with cost of living indices.

62	2011 PROXY STATEMENT	MONSANTO COMPANY

4	In addition to the retirement benefits for Mr. Courduroux based on his years of service as our employee in the U.S., Mr. Courduroux is also eligible for regular retirement benefits based on his total years of service as our employee outside of the U.S. Mr. Courduroux is credited 2% of his eligible pay to his International Supplemental Retirement Account Plan IRP account on an annual basis. Benefits in this account also increase at an interest rate of 8%. Mr. Courduroux’s account balance as of Aug. 31, 2011 is $12,027.

5	Mr. Casale received a lump sum payment of $496,053 from the Pension Parity Plan on Jul. 1, 2011, which represented his Pension Parity benefits earned and vested prior to 2005.

Pension Plan

We maintain the Monsanto Company Pension Plan for the benefit of our U.S. employees. The Pension Plan is a form of pension plan known as a cash balance plan, and is a tax-qualified defined benefit plan under the Code. Under the cash balance plan design, there are two types of participant accounts: a “prior plan account” and a “cash balance account.” Cash balance plan participants who were employed by Former Monsanto and then by us in the U.S. before and after the 1997, including Messrs. Grant, Begemann, Snively and Casale and Dr. Fraley, have both a prior plan account and a cash balance account. Mr. Courduroux became a participant in the Pension Plan as of Oct. 1, 2007, at the time he transferred employment to the U.S. and has only a cash balance account under the Pension Plan.

The prior plan account generally preserves (and grows) benefits earned under the pension plan maintained by Former Monsanto through Dec. 31, 1996. The opening balance of the prior plan account was (at a minimum) the actuarial equivalent lump sum value of the participant’s old defined benefit plan monthly retirement benefit accrued prior to Jan. 1, 1997. Each month, the prior plan account is increased by (1) ”interest credits” at an annual rate of 8.5% until the earlier of the participant reaching age 55 or when benefits begin; and (2) “pay credits” at an annual rate of 4%, until the participant retires or terminates employment.

The cash balance account is credited for all service earned on or after Jan. 1, 1997. The cash balance account grows by the addition of various compensation-based and interest-based credits posted over the course of participants’ employment. We credit annual contributions to the cash balance account in amounts depending upon a participant’s age as follows: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49 and 7% for age 50 and over. Participants also receive contribution credits equal to 3% of eligible compensation in excess of the social security wage base. Participants who were covered under the prior traditional defined benefit plan on Dec. 31, 1996 also received transition credits while employed based on the number of years of benefit service earned as of that date (up to a maximum of ten years). The applicable percentages and age ranges were 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over. In addition, each participant’s cash balance account accrues monthly interest credits, based on the average interest rate for 30-year Treasury Bonds for October of the prior calendar year, with a minimum rate of 5% and a maximum rate of 10%.

A pension plan participant may elect to receive his or her vested plan benefit on the first day of any month coinciding with or following the date upon which the participant’s employment with our company and affiliated companies is terminated or the participant becomes disabled (but no later than the April 1 following the calendar year in which the participant attains age 70½). Pension plan benefits are normally paid in either a single life annuity for unmarried participants or a 50% joint and survivor annuity for married participants, with additional optional forms of benefit available, including a lump sum distribution. All available forms of distribution are actuarially equivalent to the single life annuity.

63	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued
Parity Pension Plan

Our Parity Pension Plan provides pension benefits to certain of our U.S. management-level employees, including the proxy officers, who cannot receive full benefits from our Pension Plan because of limitations and restrictions imposed by federal law and regulations. The amount of a participant’s Parity Pension Plan benefit is the excess of the amount of benefit that he or she would have received under our Pension Plan but for the imposition of these limitations and/or the deferral of the annual incentive award over the amount payable in the Pension Plan.

Parity Pension Plan benefits are vested only to the extent a participant’s Pension Plan benefits are vested, but are forfeited in the event of a termination for cause. Effective Dec. 31, 2008, the provisions of the Parity Pension Plan relating to the timing of distributions were amended to comply with the final regulations under Code Section 409A, and certain payment options were eliminated from the grandfathered portion of the plan. Pre-2005 benefits (grandfathered) under the Parity Pension Plan are those benefits that were earned and vested prior to Dec. 31, 2004. There are two payment options under the Parity Pension Plan for pre-2005 benefits. Benefits may be paid as:

  an automatic lump-sum on the first Jan. 1 or Jul. 1 that is six months following termination of employment; or
  deferred at least three years following the first Jan. 1 or Jul. 1 that is six months following termination of employment and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Post-2004 benefits under the Parity Pension Plan are those benefits that were earned and vested after Dec. 31, 2004. There are two payment options under Parity Pension Plan for post 2004 benefits. Benefits may be paid as:

  an automatic lump-sum in the 13th month following termination of employment; or
  deferred at least five years following the 13th month from termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

During any waiting or deferral period, we credit participants’ Parity Pension Plan benefits with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index, which was 7.30% in calendar year 2010 and 6.04% in calendar year 2011. A Parity Pension Plan participant may request an emergency benefit distribution during the waiting period, deferral period or after benefit payments have begun if he or she incurs a severe, unforeseeable financial hardship.

International Supplemental Retirement Account Plan

Our International Supplemental Retirement Account Plan IRP is a non-qualified defined benefit plan maintained to provide certain benefits to employees who experience a permanent international transfer and are selected to participate in the plan.

The IRP provides benefits that are a function of a notational account maintained on behalf of plan participants. The IRP account grows by the addition of various compensation-based and interest-based credits posted over the course of the participant’s employment. We credit annual contributions in amounts depending upon the participant’s age and a set comparison of company-provided retirement benefits in his home country and country of assignment, in amounts ranging from 2% to 13% of eligible compensation (which the plan defines as base pay plus any bonus or AIP award). In addition, each participant’s IRP account accrues interest credits at 8% per annum.

64	2011 PROXY STATEMENT	MONSANTO COMPANY

IRP benefits are vested only to the extent a participant’s home country pension plan benefit would be vested or, if there is no home country pension plan, upon completion of five years of service, death or disability. Currently, vested benefits may be paid as follows:

  An automatic lump-sum in the 13th month following termination of employment; or
  Deferred at least five years following the 13th month following termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.
Non-Qualified Deferred Compensation

Our proxy officers are eligible to participate in the two non-qualified deferred compensation plans we maintain for certain of our management-level U.S. employees: our SIP Parity Plan and our Deferred Payment Plan.

Non-Qualified Deferred Compensation Table

The following table provides information for each proxy officer regarding aggregate individual and company contributions and aggregate earnings for fiscal 2011 and year-end account balances under our deferred compensation plans:

Name and Non-Qualified Plan	Executive Contributions in Last FY ($) [1]	Monsanto Contributions in Last FY ($) [2]	Aggregate Earnings/(Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) [3]
Hugh Grant
SIP Parity Plan	127,466	60,256	1,339,139	0	7,845,826
Deferred Payment Plan	0	0	0	0	0
Pierre C. Courduroux
SIP Parity Plan	6,408	2,930	919	0	20,206
Deferred Payment Plan	0	0	0	0	0
Brett D. Begemann
SIP Parity Plan	21,124	14,739	208,155	0	1,252,780
Deferred Payment Plan	0	0	176,903	0	748,042
Robert T. Fraley, Ph.D.
SIP Parity Plan	36,238	18,770	499,256	0	3,218,474
Deferred Payment Plan	0	0	29,599	0	474,325
David F. Snively
SIP Parity Plan	25,846	13,205	149,706	0	852,307
Deferred Payment Plan	0	0	0	0	0
Carl M. Casale
SIP Parity Plan	14,296	10,982	319,301	(381,162)	913,732
Deferred Payment Plan	0	0	0	0	0

1 Amounts in this column reflect the proxy officers’ deferral of compensation. Executive deferrals of salary for the 2011, 2010, and 2009 fiscal years into the SIP Parity Plan are also included in the Salary column of the Summary Compensation Table and for 2011 are as follows: for Mr. Grant, $127,466; Mr. Courduroux, $4,808; Mr. Begemann, $21,124; Dr. Fraley, $36,238, Mr. Snively, $25,846; and Mr. Casale, $14,296.

2 Amounts in this column reflect our matching contributions. These amounts are also included in the All Other Compensation column of the Summary Compensation Table.

65	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

3	Includes, among other things, proxy officer contributions from salary or incentive compensation reported in the Summary Compensation Table of our previous proxy statements for the year earned to the extent the proxy officer was a proxy officer for that period.

SIP Parity Plan

All eligible U.S. employees may contribute up to 25% of eligible pay to our Savings and Investment Plan (“SIP”), which is a tax-qualified defined contribution plan. We make matching contributions to SIP equal to 60% of up to the first 7% of compensation contributed by the participant, and may make an annual discretionary matching contribution on up to 10% of their eligible pay.

Once contributions to the SIP reach a Code limit on compensation or contributions, hypothetical amounts are allocated to notional accounts under the SIP Parity Plan. Employee deferrals under the SIP Parity Plan are fully vested; however, matching amounts vest 20% per year over five years. The company credits both participant contributions and its matching amounts to the SIP Parity Plan with earnings or losses matching the performance of one or more investment options available under the SIP, as determined by the participant. We currently offer 16 investment options, one of which is a book account based on our company stock, which provided a return of 26.2% for fiscal 2011. The other 15 investment options provided returns ranging from 4.0% to 27.1% for fiscal 2011. A participant may change his or her investment elections at any time, except that reallocations involving our common stock funds must be made in compliance with our policies on trading of our stock. The SIP Parity Plan provides for payment following termination of employment, in a lump sum, or through a deferral election payable not later than age 70½ in a lump sum or monthly installments over a term certain. After termination of employment, we credit accounts with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index Rate, as in effect from time to time, which was 7.30% in calendar year 2010 and 6.04% in calendar year 2011.

Deferred Payment Plan

Until such time as our Deferred Payment Plan was frozen with respect to new deferrals, the plan provided certain management-level employees the opportunity to defer, until a specific date in the future or until termination of employment or beyond, the receipt of all or a portion of their annual incentive plan cash awards. Our Deferred Payment Plan was amended to provide that our proxy officers and certain other executives may not make any new deferral elections under the plan after Aug. 31, 2009 (effective for our fiscal 2010 annual incentive plan), and that other participants may not make any new deferral elections after Aug. 31, 2010 (effective for our fiscal 2011 annual incentive plan).

With respect to amounts deferred under the Deferred Payment Plan prior to its amendment, the plan permits participants to elect among two investments: (1) the cash election, under which earnings on deferred amounts accrue at a rate equal to the average yield of the Moody’s Baa Bond Index for the prior calendar year; and (2) the stock election, under which earnings accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends), with deferred amounts converted into hypothetical stock units based on the average trading price during the preceding 10 trading days. Participants may transfer between funds subject to certain rules and procedures. Amounts are distributed on either the date specified by the participant at the time of the deferral election or in a lump sum or monthly installments for up to 10 years following termination of employment. Amounts attributable to the cash election are paid in cash, and amounts attributable to the stock election are paid in shares of our common stock unless the participant otherwise elects to receive cash. If approved by the plan’s administrative committee, at its discretion, a participant may receive an early distribution of benefits if he or she incurs a severe, unforeseeable financial hardship.

66	2011 PROXY STATEMENT	MONSANTO COMPANY

Potential Payments Upon Termination or Change of Control

Change of Control Employment Security Agreements

We have entered into change of control employment security agreements with each of the proxy officers and other executives that may require us to make payments to these individuals in the event of the termination of their employment following a change of control. Under the terms of the agreements, we will provide certain protections to the proxy officers for a period of two years following a change of control (the “protected period”). If a proxy officer incurs an involuntary termination of employment or a voluntary termination of employment for “good reason” during such period, he would be provided with severance benefits under the terms of the agreement.

A “change of control” generally means:

  any other person or entity acquires beneficial ownership of 30% or more of our outstanding common stock or the combined voting power over our outstanding voting securities;
  the incumbent directors, as defined in the agreements, cease to constitute at least a majority of the board;
  the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or
  our shareowners approve a complete liquidation or dissolution.

The same definition is used with respect to the equity awards included in the tables below.

During the protected period, the agreements generally provide that the proxy officer’s position, job location and travel requirements will not materially change following the change of control. In addition, during the protected period, the proxy officers will receive compensation and benefits, for which the opportunity or terms, respectively, shall be no less favorable than those in effect prior to the change of control.

Termination Other Than for Cause or Disability; Voluntary Termination for Good Reason
If the proxy officer is terminated other than for cause or disability, or the proxy officer terminates employment for “good reason” (as described below) during the protected period and executes a timely release, he would be entitled to a lump sum payment within 60 days after the termination date equal to the following:

  base salary through the termination date, plus accrued pay in lieu of unused vacation;
  a pro-rata portion of the proxy officer’s “average bonus;” and the product of three times the sum of (i) annual base salary and (ii) “average bonus.”

Upon such a termination, all benefits accrued through the termination date under our Pension Plan and supplemental pension or retirement plans will be vested and paid in accordance with their terms.

Following a severance-qualifying termination, the applicable proxy officer is eligible for outplacement benefits, in accordance with our normal practice for our most senior executives, and will receive specified welfare benefits (i.e., medical, prescription drug, dental, vision, disability and life insurance), through the end of the severance period; provided, if the proxy officer becomes eligible to receive specified welfare benefits under another employer provided plan, our company’s benefits will cease. Further, for purposes of eligibility for retiree welfare benefits, if the proxy officer is age 50 on the termination date, has provided at least 10 years of service, and has a combined age and years of service of 65, the proxy officer will be entitled to receive retiree medical benefits.

67	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

“Good reason” generally means:

  a material diminution in authority, duties or responsibilities of the executive;
  a material failure by the company to comply with provisions in the agreement regarding the executive’s position, location, duties, responsibilities or compensation;
  any purported termination by the company of his or her employment except as expressly permitted under the agreement; or
  any failure by the company to require a successor to expressly assume the agreement;

provided that the proxy officer has given us notice of the existence of, and an opportunity to cure, an event or condition constituting good reason, in accordance with the agreement.

Termination for Death or Disability
If the proxy officer is terminated on account of death or disability during the protected period, the company will pay the proxy officer (or his estate or beneficiaries):

  a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation;
  a pro-rata portion of the proxy officer’s “average bonus;”
  in the case of death, death benefits to the proxy officer’s estate or beneficiaries that are at least as favorable as death benefits provided to peer executives of our company; and
  in the case of disability, disability benefits to the proxy officer and/or his family that are at least as favorable as disability benefits provided to peer executives of our company.

Termination for Cause or Voluntary Termination Other Than for Good Reason
If the proxy officer is terminated for “cause” during the protected period, no severance payments are due. “Cause” is defined as a proxy officer’s:

  willful and continued failure to perform substantially his or her duties, subject to certain exceptions for incapacity and good reason terminations; or
  willful and illegal conduct or gross misconduct that materially and demonstrably injures our company.

If the proxy officer voluntarily terminates, other than for good reason, during the protected period, the company must pay the proxy officer in a lump sum in cash within 30 days of the date of termination:

  a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation; and
  a pro-rata portion of the proxy officer’s “average bonus.”

Treatment of Golden Parachute Excise Tax
If a change of control had occurred on or prior to Aug. 31, 2011, and a proxy officer were subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the proxy officer would have received an additional payment (a “golden parachute” excise tax gross-up) such that he would be placed in the same after-tax position as if no excise tax had been imposed (except that if the payments subject to the tax did not exceed 110% of the amount that would not trigger an excise tax, we would instead reduce the payments under the agreement to the proxy officer accordingly). However, this “golden parachute” excise tax gross-up is no longer in effect. If a change of control occurs on or after Sept. 1, 2011, we will not provide a gross-up payment and will instead reduce payments to the proxy officer such that the aggregate amount equals the maximum amount that can be paid without triggering imposition of the excise tax, if the net amount received by the proxy officer after tax would be greater than it would be absent such a reduction.

68	2011 PROXY STATEMENT	MONSANTO COMPANY

Other Arrangements

In addition, many of our executive compensation, benefit and deferred compensation plans provide our proxy officers with certain rights or the right to receive payments in the event of the termination of their employment, as described in more detail in the section Long-Term Incentive Awards beginning at page 55. Our proxy officers participate in our company’s broad-based Separation Pay Plan covering our full-time U.S. employees. Under the terms of the plan, a proxy officer would receive severance benefits in the event of his involuntary termination without cause, absent a change of control. The amount of the severance benefits would be paid as a lump sum equal to the product of: (a) 15, times (b) the sum of: (i) the proxy officer’s monthly base salary in effect at the time of the termination, plus (ii) the average of his annual incentive plan awards paid to him under our annual incentive plan for the three prior years, divided by 12. Their severance benefit calculation follows the same formula used in determining all other U.S. employees’ severance pay upon an involuntary termination without cause under the Separation Pay Plan.

Potential Effect on Compensation Upon Termination or Change of Control Table

The table and footnotes following show potential incremental payments, benefits and equity award accelerations and forfeitures upon termination of our proxy officers or a change of control. The amounts have been estimated under existing agreements and plans under various termination scenarios. However, because the compensation impact upon termination or a change of control depends on several factors, the actual impact can only be determined at the time of the event. Material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. The table does not reflect amounts attributable to vested, non-forfeited equity-based awards or accrued compensation, retirement and other benefits and deferred compensation. For information about these previously earned and accrued amounts, see the Summary Compensation Table, Outstanding Equity Awards at Fiscal Year End Table, Pension Benefits Table and Non-Qualified Deferred Compensation Table located elsewhere in this proxy statement. Mr. Casale is not reflected in the table. He received no payment from the company in connection with his voluntary termination in December 2010, and he forfeited his unvested stock options and performance-based RSUs under our plans.

69	2011 PROXY STATEMENT	MONSANTO COMPANY

Executive Compensation continued

Potential Effect on Compensation Upon Termination or Change of Control Table
		Termination Event
		Voluntary ($)	Involuntary Not for Cause ($) [1]	For Cause ($)	Death ($)	Disability ($)	Change of Control ($) [2]	Change of Control Without Termination ($) [2]
Hugh Grant [3]	Cash Severance Payment	0	3,586,883	0	0	0	8,352,491	0
	Stock Options [4]	0	0	0	0	0	2,447,997	0
	Performance-RSUs [5]	0	4,701,784	0	4,701,784	4,701,784	2,201,624	5,025,342
	Total	0	8,288,667	0	4,701,784	4,701,784	13,002,112	5,025,342
	Enhanced Health & Welfare Benefits [6]	0	14,100	0	0	0	24,032	0
	Forfeited Equity Value
	Stock Options	(2,447,997)	(2,447,997)	(22,019,568)	(2,447,997)	(2,447,997)	0	0
	Performance-RSUs	(7,727,673)	(3,025,889)	(7,727,673)	(3,025,889)	(3,025,889)	0	0
	Total	(10,175,670)	(5,473,886)	(29,747,241)	(5,473,886)	(5,473,886)	0	0
Pierre C. Courduroux	Cash Severance Payment	0	689,792	0	0	0	2,076,500	0
	Stock Options [4]	0	0	0	0	0	81,658	0
	Performance-RSUs [5]	0	134,413	0	134,413	134,413	134,413	0
	Total	0	824,205	0	134,413	134,413	2,292,571	0
	Enhanced Health & Welfare Benefits [6]	0	0	0	0	0	17,110	0
	Forfeited Equity Value
	Stock Options	(81,658)	(81,658)	(880,713)	(81,658)	(81,658)	0	0
	Performance-RSUs	(268,827)	(134,413)	(268,827)	(134,413)	(134,413)	0	0
	Total	(350,485)	(216,071)	(1,149,540)	(216,071)	(216,071)	0	0
Brett D. Begemann	Cash Severance Payment	0	1,111,667	0	0	0	2,718,000	0
	Stock Options [4]	0	0	0	0	0	522,242	0
	Performance-RSUs [5]	0	970,259	0	970,259	970,259	470,103	1,005,275
	Restricted Stock Units [7]	0	348,165	0	348,165	348,165	2,735,142	0
	Total	0	2,430,091	0	1,318,424	1,318,424	6,445,487	1,005,275
	Enhanced Health & Welfare Benefits [6]	0	14,100	0	0	0	13,610	0
	Forfeited Equity Value
	Stock Options	(522,242)	(522,242)	(4,129,457)	(522,242)	(522,242)	0	0
	Performance-RSUs	(1,605,242)	(634,983)	(1,605,242)	(634,983)	(634,983)	0	0
	Restricted Stock Units	(2,735,142)	(2,386,977)	(2,735,142)	(2,386,977)	(2,386,977)	0	0
	Total	(4,862,626)	(3,544,202)	(8,469,841)	(3,544,202)	(3,544,202)	0	0
Robert T. Fraley,	Cash Severance Payment	0	1,240,000	0	0	0	3,001,000	0
Ph.D.	Stock Options [4]	0	0	0	0	0	816,067	0
	Performance-RSUs [5]	0	548,132	0	548,132	548,132	367,052	1,218,062
	Restricted Stock Units [7]	0	386,628	0	386,628	386,628	3,037,745	0
	Total	0	2,174,760	0	934,760	934,760	7,221,864	1,218,062
	Enhanced Health & Welfare Benefits [6]	0	0	0	0	0	21,574	0
	Forfeited Equity Value
	Stock Options	(816,067)	(816,067)	(4,557,455)	(816,067)	(816,067)	0	0
	Performance-RSUs	(1,557,060)	(1,008,928)	(2,576,810)	(1,008,928)	(1,008,928)	0	0
	Restricted Stock Units	(3,037,745)	(2,651,117)	(3,037,745)	(2,651,117)	(2,651,117)	0	0
	Total	(5,410,872)	(4,476,112)	(10,172,010)	(4,476,112)	(4,476,112)	0	0

70	2011 PROXY STATEMENT	MONSANTO COMPANY

Potential Effect on Compensation Upon Termination or Change of Control Table
		Termination Event
								Change
								of Control
			Involuntary				Change of	Without
		Voluntary	Not for Cause	For Cause	Death	Disability	Control	Termination
		($)	($) [1]	($)	($)	($)	($) [2]	($) [2]
David F. Snively	Cash Severance Payment	0	960,833	0	0	0	2,406,000	0
	Stock Options [4]	0	0	0	0	0	424,334	0
	Performance-RSUs [5]	0	285,164	0	285,164	285,164	190,936	633,605
	Restricted Stock Units [7]	0	142,409	0	142,409	142,409	2,437,365	0
	Total	0	1,388,406	0	427,573	427,573	5,458,635	633,605
	Enhanced Health & Welfare Benefits [6]	0	0	0	0	0	20,203	0
	Forfeited Equity Value
	Stock Options	(424,334)	(424,334)	(424,334)	(424,334)	(424,334)	0	0
	Performance-RSUs	(809,928)	(524,764)	(1,340,206)	(524,764)	(524,764)	0	0
	Restricted Stock Units	(2,437,365)	(2,294,957)	(2,437,366)	(2,294,957)	(2,294,957)	0	0
	Total	(3,671,627)	(3,244,055)	(4,201,906)	(3,244,055)	(3,244,055)	0	0

1	These amounts reflect estimated severance benefits in the event of the proxy officer’s involuntary termination without cause, absent a change of control based on the Separation Pay Plan formula. Each proxy officer would also be entitled to outplacement services for 12 months following termination, at an aggregate cost of $2,800 per proxy officer.

2	In the event of a termination coincident with a change of control, the proxy officer would receive the value of both columns, as all outstanding awards would fully vest. The values of Strategic Goal RSUs and Fiscal 2010 Financial Goal RSUs, which would vest at target in the event of a change of control without termination, are reflected in the “Change of Control Without Termination” column and, accordingly, are not also reflected in the “Change of Control” column under “Termination Event.” Restricted stock units and stock options with value would not vest following a change of control without a termination unless a comparable replacement award was not provided. The terms of these awards are described in more detail above under Long-Term Incentive Awards on page 55. Each proxy officer would also be entitled to outplacement services for 12 months following termination, at an aggregate cost of $2,800 per proxy officer. Further, under the terms in effect on Aug. 31, 2011, the proxy officers could have been entitled to an additional payment related to excise taxes. The approximate aggregate value of such payment to Mr. Snively would have been $2,387,450. No other proxy officer would have received an additional payment related to excise taxes.

3	In addition, in the event of a termination due to disability, Mr. Grant would be entitled to an annual payment of $1,233,800 pursuant to the TCN plan, as offset by our U.S. disability plan. Annual payments continue until age 65 as long as a participant is disabled. In August 2008, the TCN plan was amended to eliminate any retirement or death benefit for Mr. Grant and fix any annual disability benefit as $1,233,800 through age 65. The net present value of future payments until age 65, assuming continued disability and no mortality, is $11,482,254.

4	These amounts reflect the value of accelerated vesting of stock option awards based on our closing stock price on Aug. 31, 2011 of $68.93.

5	These amounts are based on our closing stock price on Aug. 31, 2011 of $68.93. Performance-RSUs include non-vested Financial Goal RSUs and Strategic Goal RSUs. For purposes of valuation, except as noted below, the table assumes that the threshold (45%) level of performance for Strategic Goal RSUs and the outstanding (200%) level of performance for Fiscal 2011 Financial Goal RSUs will be achieved, consistent with assumptions applied in the Outstanding Equity Awards at Fiscal-Year End Table on pages 59-60. It is anticipated that in October 2012, the people and compensation committee will determine the actual levels of performance achieved for the Strategic Goal RSU awards and the Fiscal 2011 Financial Goal RSU awards. On Oct. 24, 2011, after evaluating our performance with respect to fiscal 2010 Financial Goal RSUs, the people and compensation committee determined that 62.4% of each proxy officer’s target-level award of Financial Goal RSUs for fiscal 2010 would be made available for vesting, subject to the additional service requirement. The table reflects this level of payout.

6	This amount reflects the annual value of any extended health and welfare benefit coverage for our proxy officers. In the event of an involuntary termination of employment without cause, Mr. Grant, Mr. Begemann, Dr. Fraley, and Mr. Snively would be eligible for retiree medical benefits. The net present value of the incremental value of the retiree medical benefits is: Mr. Grant, $104,833; and Mr. Begemann, $122,390, as Dr. Fraley and Mr. Snively already qualify for retiree medical benefits under our health and welfare plans, there is no extended health benefit coverage and no incremental value. In the event of a change of control, the annual value of any extended health and welfare benefit coverage would continue for three years. The net present value of the extended health and welfare benefit coverage and retiree medical benefits for our proxy officers is: Mr. Grant, $171,798; Mr. Courduroux, $49,133; Mr. Begemann, $161,944; Dr. Fraley, $122,679; and Mr. Snively, $129,684.

7	Reflects pro-rata vesting of restricted stock unit awards in the case of involuntary termination of employment without cause, or termination due to death or disability and vesting in full for a termination following a change of control. See Retention RSUs on page 57 for more information.

71	2011 PROXY STATEMENT	MONSANTO COMPANY

Equity Compensation Plan Table

We currently have three compensation plans under which our equity securities are authorized for issuance to employees or non-employee directors: (i) the Monsanto Company Long-Term Incentive Plan, as amended (which we refer to as the “2000 LTIP”), (ii) the Monsanto Company 2005 Long-Term Incentive Plan, as amended (which we refer to as the “2005 LTIP”), and (iii) the Monsanto Broad-Based Stock Option Plan, as amended (which we refer to as the “Broad-Based Plan”). Each of the plans has been approved by our shareowners. Equity-based compensation awards under the Directors’ Plan have been granted under the 2000 LTIP and 2005 LTIP as and when provided for under the Directors’ Plan.

The following table shows for these plans as a group the number of shares of common stock to be issued upon exercise of options outstanding at Aug. 31, 2011, the weighted average exercise price of those options, and the number of shares of common stock remaining available for future issuance at Aug. 31, 2011, excluding shares to be issued upon the exercise of outstanding options.

			Number of securities
			remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options, warrants	price of outstanding options,	(excluding securities to be
Plan Category	and rights	warrants and rights [2]	issued upon exercise 1, 3)
Equity compensation plans	23,481,805	$51.78	8,552,308
approved by security holders [1]
Total	23,481,805	$51.78	8,552,308

1	At Aug. 31, 2011, under the 2000 LTIP, there was a total of 8,944,099 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $28.11 and 84,572 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). At Aug. 31, 2011, under the Broad-Based Plan, there was a total of 138,011 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $21.51 and 54,213 shares of common stock remaining available for future issuance (excluding shares issuable upon exercise of outstanding options). At Aug. 31, 2011, under the 2005 LTIP, there was a total of 12,426,925 shares of common stock to be issued upon exercise of outstanding options granted having a weighted average exercise price of $69.16 per share and 8,413,523 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). As of Aug. 31, 2011, 243,338 shares of deferred stock were issued. Based on the probable outcome of performance-RSUs, the table above reflects 1,729,432 shares of unvested RSUs. The terms of the unvested RSUs are described under Long-Term Incentive Awards beginning on page 55. The actual number of performance-RSUs that may be eligible for vesting will be determined after the end of the respective performance periods and may differ from the number of performance-RSUs included in the table.

2	This calculation does not take into account awards of deferred stock or restricted stock units.

3	This amount does not include shares available under our open market employee stock purchase plan, which allows certain of our employees in the United States, Canada and Singapore (excluding officers and directors) to borrow up to $10,000 from the company to purchase shares of Monsanto stock on the open market at the full fair market value of the stock on the date of the purchase, with no discount. Participants repay the borrowed funds, without interest, through payroll deductions over 40 months and are prohibited from having loan advances for more than $10,000 in total or for more than three separate purchases of stock outstanding at one time. There is no fixed limit on the number of shares available for purchase through the plan. This plan has been approved by our shareowners, and has been recently amended to provide that no new loans will be made after Jan. 6, 2012.

72	2011 PROXY STATEMENT	MONSANTO COMPANY

Proxy Item No. 3: Advisory (Non-binding) Vote Approving Executive Compensation

We are asking our shareowners to provide advisory approval of the compensation of our proxy officers, as we have described in this proxy statement. While this vote is advisory, and not binding on our company, it will provide information to our people and compensation committee regarding investor sentiment about our core principles and objectives, which the committee will be able to consider when determining executive compensation in the future.

We urge you to read the Compensation Discussion and Analysis beginning on page 29, compensation tables, and related narratives appearing in this proxy statement for more information regarding the compensation of our proxy officers. As described in those sections, our proxy officers’ compensation was designed and is administered by our people and compensation committee to:

  align management’s interests with the interests of shareowners by tying compensation to performance that supports key financial and strategic business outcomes;
  attract and retain top talent, while limiting non-performance-based entitlements; and
  reinforce a culture of integrity to support sustainable business growth while appropriately managing compensation risk in the context of our business strategies.

The committee regularly reviews our officer compensation strategies, policies and programs to assure the program continues to meet these overall objectives.

Our company achieved significantly improved financial results for fiscal 2011, reflecting strong performance across the business and significant growth in our focus areas. Our strong financial results were reflected in our fiscal 2011 performance against EPS, free cash flow, net sales and return on capital goals—the key measures of company performance in our officer compensation program. As a result, the people and compensation committee determined the overall company funding factor for our annual incentive plan to be 177%, after excluding the $0.05 EPS benefit of the Restatement (described on page 30).

As performance for the year was above expectations, each of our proxy officers earned an above-target fiscal 2011 AIP award. In determining their awards, the committee first considered that the overall company funding factor of 177% reflected our proxy officers’ strong performance in leading the organization to achieve robust results for the year, and also addressed the fact that fiscal 2009 AIP awards were not subject to recoupment under our policy as in effect for fiscal 2009 and that no fiscal 2010 AIP awards were paid to that year’s proxy officers. The committee next determined that it was appropriate to calculate the proxy officers’ awards based on a funding factor of 175% in light of the company’s material weakness in internal control over financial reporting related to the Restatement. Each proxy officer’s performance was then evaluated to determine whether any further adjustment to his award would be appropriate. More than 86% of our CEO’s fiscal 2011 total direct compensation was contingent upon company performance over fiscal 2011 and the longer-term.

Your vote is requested. We believe that the information we’ve provided above in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that shareowners approve the program by approving the following advisory resolution:

RESOLVED, that the shareowners of Monsanto Company approve, on an advisory basis, the compensation of the company’s proxy officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

73	2011 PROXY STATEMENT	MONSANTO COMPANY

Proxy Item No. 4:	Approval of the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012)

On November 25, 2011, our board of directors adopted the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) (the “Amended 2005 LTIP”), subject to shareowner approval, which we are now seeking. For purposes of these disclosures, the date upon which we obtain shareowner approval of the Amended 2005 LTIP is referred to as the “Effective Date.” The Amended 2005 LTIP is an amended and restated version of the Monsanto 2005 Long-Term Incentive Plan, as previously amended and restated (the “2005 LTIP”), which our shareowners first approved in 2005 and with respect to which our shareowners approved certain performance goals for purposes of Section 162(m) of the Code in 2010. We are submitting the Amended 2005 LTIP to our shareowners for re-approval in order to authorize the issuance of an additional number of shares under the plan (as set forth below).

Set forth below is a summary of the material features of the Amended 2005 LTIP. We first highlight the material features of the Amended 2005 LTIP that are different from those of the 2005 LTIP (along with certain additional terms of the Amended 2005 LTIP that are the same as the terms of the 2005 LTIP but are provided for context). We then describe those features of the Amended 2005 LTIP that are the same as the features of the 2005 LTIP. These summary descriptions are qualified in their entirety by the full text of the Amended 2005 LTIP, a copy of which is included as Appendix D to this proxy statement.

Number of Authorized Shares Submitted to Our Shareowners

We are asking our shareowners to approve a total of 33,552,308 shares to be available for grants of awards under the Amended 2005 LTIP after Aug. 31, 2011 (including for this purpose awards made after Aug. 31, 2011 under the 2005 LTIP or our prior equity plans, which include the 2000 Amended Long-Term Incentive Plan and the Broad-Based Stock Option Plan (which we refer to as our “prior equity plans”)). This includes 25,000,000 new shares in addition to the 8,552,308 shares remaining available for future grant as of Aug. 31, 2011. However, as discussed below, delivery of shares pursuant to certain types of awards will reduce the remaining available shares by a ratio of 2.7 to 1. Upon shareowner approval of the Amended 2005 LTIP, effective as of the Effective Date, no further awards may be granted under our prior equity plans, although awards granted under such plans prior to the Effective Date will continue to remain outstanding under their terms.

As of the end of our 2011 fiscal year:

  there were 21,509,035 shares of Monsanto common stock underlying outstanding stock options (with a weighted average exercise price of $51.78 and weighted average remaining term of 5.79 years);
  there were 1,967,803 shares of restricted stock, restricted stock units and director deferred stock units outstanding; and
  8,552,308 shares remained available for grant under our existing plans (which includes 8,413,523 shares available for grant under the 2005 LTIP and 138,785 shares available for grant under our prior equity plans).

On Oct. 24, 2011, after our fiscal year-end but before the mailing of this proxy statement, the company granted additional option and restricted stock unit awards representing 3,592,714 shares of Monsanto common stock. As noted above, shares delivered pursuant to such awards will effectively be deducted from the share reserve of the Amended 2005 LTIP. There were also exercises of stock options, forfeitures and grants of restricted stock, restricted stock units and deferred shares in this interim period. As a result of these changes, as of Nov. 1, 2011:

  there were 25,224,666 shares of Monsanto common stock subject to outstanding equity awards consisting of:

–	23,200,472 shares of Monsanto common stock underlying outstanding stock options (with a weighted average exercise price of $54.21 and weighted average remaining term of 5.88 years);

74	2011 PROXY STATEMENT	MONSANTO COMPANY

–	2,024,194 shares of restricted stock, restricted stock units and director deferred stock units outstanding; and
–	5,060,137 shares remained available for grant under our existing plans, which includes 4,973,313 shares available for grant under the 2005 LTIP and 86,824 shares available for grant under our prior equity plans (note that the foregoing numbers are provided for informational purposes only and are not relevant to the determination of the number of shares available for grants of awards under the Amended 2005 LTIP after Aug. 31, 2011, as described more fully herein).

It is anticipated that the additional shares authorized under the Amended 2005 LTIP will enable the company to provide sufficient grants of awards for the next four to five years.

Summary Description of the Amended 2005 LTIP: Differences from the 2005 LTIP

Individual Limitations On Awards
The 2005 LTIP provided that in any three-year period, the total number of shares for which awards may be made to any one participant cannot exceed 3,385,125. The Amended 2005 LTIP provides that in any three-year period, the total number of shares for which performance-based awards (other than stock options and stock appreciation rights) qualified under Section 162(m) of the Code may be made to any one participant cannot exceed 1,100,000. In addition, in response to recent guidance promulgated by the Internal Revenue Service under Section 162(m) of the Code, the Amended 2005 LTIP includes a provision stating that the total number of shares for which awards of stock options and stock appreciation rights may be granted under the Amended 2005 LTIP to any one participant cannot exceed, in any three-year period, 2,750,000 shares.

Share Counting Rules
The Amended 2005 LTIP includes new share counting rules that differ from the rules that previously applied under the 2005 LTIP. A total of 33,552,308 shares is available for grants of awards under the Amended 2005 LTIP after Aug. 31, 2011 (including for this purpose awards made after Aug. 31, 2011 under the 2005 LTIP or any of our prior equity plans). However, delivery of shares pursuant to an award that is not a stock option or stock appreciation right will reduce the number of shares available under the Amended 2005 LTIP by 2.7 times the number of shares delivered pursuant to the award, and shares delivered pursuant to a stock option or stock appreciation right will reduce the number of shares available under the Amended 2005 LTIP by one share for each share that is delivered. The 2005 LTIP counted one share for each share delivered in respect of all awards and, unlike the Amended 2005 LTIP, did not provide for different ratios for shares delivered in respect of stock options and stock appreciation rights, on the one hand, and shares delivered in respect of full-value awards (i.e., awards other than stock options and stock appreciation rights), on the other hand.

Certain other amended share counting rules apply under the Amended 2005 LTIP commencing Sept. 1, 2011 (which also apply with respect to awards outstanding under our other equity compensation plans).

  If a stock appreciation right is exercised for shares, the total number of shares subject to the stock appreciation right (rather than the net number of shares issued after the exercise price is satisfied) will be deemed to have been delivered for purposes of determining the maximum number of shares remaining available for issuance under the Amended 2005 LTIP.
  If shares are used to pay the exercise price of an option (either by actual delivery or by attestation), all shares subject to the option will be deemed to have been issued under the plan, and any such shares that are used to pay the exercise price will be deemed to have been delivered for purposes of determining the maximum number of shares remaining available for issuance under the Amended 2005 LTIP.
  Shares withheld to satisfy tax or exercise price obligations in respect of options and stock appreciation rights will be deemed to have been delivered for purposes of determining the maximum number of shares remaining available for issuance under the Amended 2005 LTIP.
75	2011 PROXY STATEMENT	MONSANTO COMPANY

  Shares purchased on the open market using the cash proceeds from the exercise of a stock option (including any stock option granted under any of our prior equity plans and outstanding as of Aug. 31, 2011) shall not be added to the shares available for delivery in determining the maximum number of shares remaining available for issuance under the Amended 2005 LTIP.

The 2005 LTIP, unlike the Amended 2005 LTIP, provided that (1) only the net number of shares issued in connection with the exercise of a stock appreciation right were deemed to have been issued for purposes of the plan’s share counting rules, (2) if shares were used to pay the exercise price of an option under the 2005 LTIP, only the shares issued net of the shares delivered would be deemed to have been delivered, and (3) shares withheld for tax purposes in respect of options and stock appreciation rights were not deemed to have been delivered. The 2005 LTIP did not contain a provision regarding the treatment of shares purchased on the open market using cash proceeds from the exercise of a stock option. The Amended 2005 LTIP specifically prohibits the practices cited above.

We have also amended the 2005 LTIP to provide for the following:

  awards that terminate or expire without settlement do not reduce the shares available for delivery;
  awards settled in cash do not reduce the shares available for delivery;
  shares withheld to satisfy tax obligations in respect of full-value awards will not be deemed to have been delivered for purposes of determining the number of shares available under the plan and will be available again for grants; and
  shares that are delivered in settlement of an award issued in connection with the assumption or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or as a post-transaction grant under such a plan or arrangement of an acquired entity, will not be counted against the maximum number of shares available for delivery, to the extent that the exemption from the shareowner approval requirements of the listing standards of the NYSE relating to mergers and acquisitions is available.

With respect to awards granted prior to Sept. 1, 2011 under the 2005 LTIP or our prior equity plans that, after Aug. 31, 2011, terminate, expire without settlement, or are settled for cash, the Amended 2005 LTIP provides that the shares subject to such awards will become available for delivery under the Amended 2005 LTIP, as will any shares with respect to full-value awards granted prior to Sept. 1, 2011 that, after Aug. 31, 2011, are withheld to satisfy a tax withholding obligation. Such shares will become available at a rate of 1 share per share subject to a stock option or stock appreciation right, and 2.7 shares per share subject to a full-value award.

Types of Awards
As described in more detail below, in addition to cash awards, the Amended 2005 LTIP authorizes the grant of several types of stock-based awards, including nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, unrestricted stock awards, qualified performance-based awards under Section 162(m) of the Code, interest equivalent awards, and, in the case of awards other than NQSOs and SARs, dividend equivalents. If the vesting of an award is contingent on the achievement of performance goals, in no event may dividend equivalents granted under the Amended 2005 LTIP be paid until the performance goals have been achieved.

Our 2005 LTIP also provided for the grant of incentive stock options and permitted the grant of dividend equivalent awards with respect to all awards, including NQSOs and SARs, and did not prohibit payment of dividend equivalents in respect of unvested performance-based awards. The Amended 2005 LTIP eliminates the authorization for dividend equivalents in respect of NQSOs and SARs and, as described above, payment of dividend equivalents in respect of unvested performance-based awards.

Consequences of Change of Control
The Amended 2005 LTIP continues our practice in recent years of providing for “double-trigger” vesting of awards upon a change of control (as defined in the Amended 2005 LTIP). Specifically, the Amended 2005 LTIP provides that, unless otherwise provided in an award agreement, in the event of a change of control, if the company (or its post-change of control successor) provides a qualifying replacement award for an award outstanding under the Amended 2005 LTIP, the underlying award will not automatically vest upon a change

76	2011 PROXY STATEMENT	MONSANTO COMPANY

of control. A qualifying replacement award generally must preserve the type, value, and vesting terms of the underlying award and must provide for vesting upon a severance-qualifying termination during the two-year period following a change of control. If no qualifying replacement award is provided in a change of control for an award granted under the Amended 2005 LTIP, the award will generally vest in full, with any performance measures deemed achieved at the greater of target levels or the level of achievement through the change of control. The 2005 LTIP provided that, upon a change of control, unless our people and compensation committee determined otherwise at the time of grant or in an award agreement, all awards vested and any restrictions and other conditions applicable to awards lapsed.

Definition of “Retirement”
Under the Amended 2005 LTIP, unless otherwise provided in an award agreement, “retirement” encompasses the termination of service of a participant other than a termination for cause on or after the later of the date on which the participant attains age 55 and the date on which the participant completes five years of service with us and our subsidiaries. Under the 2005 LTIP, “retirement” generally (subject to some variations in award agreements) meant the termination of service of a participant on or after the date on which the participant attained age 50.

Effect of Termination of Employment on Options and SARs
The 2005 LTIP provided specific post-termination exercise limitations with respect to NQSOs and SARs, as set forth in our prior disclosures with respect to the 2005 LTIP. However, these limitations are currently included in award agreements adopted under the 2005 LTIP, and we expect to continue this practice of providing post-termination exercise periods in the award agreements. See Stock Options on page 55 for more information.

Summary Description of the Amended 2005 LTIP: Features that Are the Same as the 2005 LTIP

Term of Plan
The Amended 2005 LTIP becomes effective as of the Effective Date upon shareowner approval and provides that no grants may be made under the plan after the tenth anniversary of the Effective Date (i.e., the date of shareowner approval of the Amended 2005 LTIP). As discussed above, the Amended 2005 LTIP is an amended and restated version of the 2005 LTIP, which had a ten-year term as approved by our shareowners in 2005. Thus, the Amended 2005 LTIP will extend the term of the plan to the ten-year anniversary of the date of shareowner approval of the Amended 2005 LTIP, which would be Jan. 24, 2022. Effective as of the Effective Date, no further awards may be granted under our prior equity plans, although awards granted under such plans prior to the Effective Date continue to remain outstanding under their terms. With respect to awards granted prior to the Effective Date under the 2005 LTIP, the terms of the 2005 LTIP as in effect prior to the Effective Date with respect to retirement, change of control, and, in the case of stock options and SARs, post-termination exercise periods will continue to apply, subject to any modifications pursuant to the terms of the applicable award agreement.

Authorized Shares
The total number of shares of common stock available for delivery pursuant to awards granted under the Amended 2005 LTIP after Aug. 31, 2011 is 33,552,308, including for this purpose awards made after Aug. 31, 2011 under the 2005 LTIP or any of our prior equity plans. Awards granted under the Directors’ Plan on or after the Effective Date will be granted under the Amended 2005 LTIP; awards granted under the Directors’ Plan before the Effective Date were granted under the 2000 Long-Term Incentive Plan or the 2005 LTIP. For a description of the Directors’ Plan, see Compensation of Directors at page 21 of this proxy statement. The fair market value of a share of our common stock on Nov. 1, 2011 was $71.20.

77	2011 PROXY STATEMENT	MONSANTO COMPANY

Persons Eligible for Grants
Our people and compensation committee or its delegate may grant awards under the Amended 2005 LTIP to any of our directors (including awards to non-employee directors under the Directors’ Plan) and to any employees of the company or any subsidiary of the company. Approximately 21,000 people are eligible to participate under the Amended 2005 LTIP.

Awards In General
Our people and compensation committee has broad authority to establish the terms and conditions of the awards granted under the Amended 2005 LTIP, including the ability to specify the employees and directors who will be granted awards and the types of awards they will receive.

Types of Awards
As discussed above, in addition to cash awards (described below), the Amended 2005 LTIP authorizes the grant of several types of stock-based awards, including NQSOs, SARs, restricted stock awards, restricted stock units, unrestricted stock awards, qualified performance-based awards under Section 162(m) of the Code, interest equivalent awards, and, in the case of awards other than NQSOs and SARs, dividend equivalents. Additionally, if the vesting of an award is contingent on the achievement of performance goals, in no event may dividend equivalents granted under the Amended 2005 LTIP be paid until the performance goals have been achieved.

NQSOs. NQSOs are stock options allowing the recipient to purchase a fixed number of shares of our common stock for a fixed price, which are not tax-qualified under the Code. Under the Amended 2005 LTIP, the exercise price of any option must be no less than the fair market value of our common stock on the grant date of such option, as defined in the Amended 2005 LTIP (generally, the closing per-share sales price of our common stock on the NYSE on such date). The Amended 2005 LTIP permits our people and compensation committee to include various terms in the options, including permitting participants to deliver shares of our common stock in payment of the exercise price and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Amended 2005 LTIP provides that the term of any option granted may not exceed 10 years and that each option may be exercised for such period as may be specified by our people and compensation committee in the grant of the option, subject to the minimum vesting requirements described below.

SARs. SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the company’s common stock on the exercise date. The exercise price of a SAR must be no less than the fair market value of our common stock (as described above) on the grant date. SARs may be granted alone or in tandem with options. SARs granted in tandem with options must have an exercise price equal to the exercise price per share of the related options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa. SARs are granted primarily in lieu of options to employees who are foreign nationals or are employed by us outside the United States, and who are precluded from receiving stock options by virtue of local law, tax policy or custom or other reasons as determined by our people and compensation committee. The people and compensation committee determines the form (whether in cash, shares or a combination thereof) and timing of payments made upon exercise of a SAR and whether the payment will be made in a lump sum, in annual installments, or otherwise deferred. The Amended 2005 LTIP provides that the term of any SAR granted may not exceed 10 years and that each SAR may be exercised for such period as may be specified by our people and compensation committee in the grant of the SAR, subject to the minimum vesting requirements described below.

Restricted Stock. Recipients of restricted stock awards generally receive dividends and have all the customary voting and other rights of a shareowner during the restricted period, but may not sell, transfer, or otherwise dispose of the restricted stock. Dividends may be paid currently, or held subject to the same restrictions as the underlying shares during the restricted period. Our people and compensation committee sets the terms and conditions of restricted stock awards, including restrictions against sale, transfer or other disposition, and may make the lapse of such restrictions contingent on the achievement of performance goals. If the lapse of restrictions on restricted stock awards is contingent on the achievement of performance goals, in no event may dividends with respect to such awards be paid until the performance goals have been achieved.

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Restricted Stock Units. Restricted stock units represent the right to receive a specified number of shares of our common stock or cash at such times, and subject to such conditions, as the people and compensation committee determines. A participant to whom restricted stock units are awarded has no rights as a shareowner with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend equivalent rights if so determined by the people and compensation committee, except that if the vesting of the restricted stock units is contingent on the achievement of performance goals, in no event may dividend equivalents be paid until the performance goals have been achieved.

Unrestricted Stock. Recipients of unrestricted stock awards become the owner of the shares of common stock subject to the award upon receipt of the shares, with the right to receive dividends and all the customary voting and other rights of a shareowner.

Dividend and Interest Equivalents. Cash dividends are not paid on shares that have been awarded under the plan but not yet registered or delivered. However, as described above, our people and compensation committee may provide for the payment of dividend equivalents in respect of any award other than awards of NQSOs and SARs, pursuant to which shares of our common stock are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each share subject to the award, if it had been outstanding from the date of grant. Dividend equivalents may be payable in cash or shares of our common stock, either from time to time before shares are delivered pursuant to the award (including upon payment of the underlying dividends), or at the time the shares are delivered. Dividend equivalents may also be converted into contingently credited shares of our common stock deliverable at such time or times as our people and compensation committee may determine. If the vesting of the award is contingent on the achievement of performance goals, in no event may dividend equivalents be paid until the performance goals have been achieved. Our people and compensation committee may also provide for payment of interest equivalents on any portion of any award payable at a future time in cash, and on dividend equivalents that are payable at a future time in cash.

Cash Awards
In addition to the various types of equity-based awards described below, the Amended 2005 LTIP permits our people and compensation committee to grant cash awards, subject to such terms and conditions, if any, as it determines, such as requiring continued employment or continued service and/or performance conditions. These awards may be designated as qualified performance-based awards as described below. The aggregate maximum payment value in any calendar year that any one participant may receive under cash awards that are so designated is $5 million.

Qualified Performance-Based Awards
Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other three highest paid officers named in its proxy statement (excluding its chief financial officer). This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that shareowners approve the material terms of the compensation.

The Amended 2005 LTIP incorporates the requirements for the performance-based compensation exception applicable to NQSOs and SARs so that all such awards should qualify for the exception. In addition, our people and compensation committee may grant other awards designed to qualify for this exception. These other awards are referred to as qualified performance-based awards. These qualified performance-based awards must be made subject to the achievement of objective performance goals, established by the people and compensation committee in accordance with Section 162(m) of the Code and the applicable regulations, based upon the attainment of specified levels of one or more of the following measures as applied to the company as a whole or to any subsidiary, division or other unit of the company: cash flow, earnings per share, net income, net profit, sales, return on assets, return on capital, return on equity, or shareowner return. The achievement of these

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goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as determined by the people and compensation committee in connection with the establishment of the goals.

The people and compensation committee may impose other conditions, such as continued employment, for qualified performance-based awards to be earned, vested and/or payable. It may also reserve the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to reduce the amount of the award that is earned, vested or payable to the participant below the amount determined in accordance with the applicable goals, but it may not increase the amount so earned, vested or payable above the amount determined in accordance with the applicable goals. Achievement of the performance goals applicable to a qualified performance-based award may be waived by the people and compensation committee only in the event of the death or disability of the participant. In addition, qualified performance-based awards may, to the extent provided in the applicable award agreements for such awards, be subject to accelerated vesting in connection with a change of control.

Minimum Vesting
The Amended 2005 LTIP provides for certain minimum vesting requirements that must be followed in determining the normal vesting schedule applicable to awards granted under the plan. First, options and SARs that vest based solely upon continued employment or service may not vest on a normal vesting schedule sooner than one year after the grant date. Second, except with respect to a maximum of five percent of the shares authorized under the plan, restricted stock awards, restricted stock units and unrestricted stock awards that vest solely based upon continued employment or service may not vest on a normal vesting schedule more rapidly than in three pro-rata annual installments, and restricted stock awards, restricted stock units and unrestricted stock awards that vest upon the attainment of performance goals must provide for a performance period of at least twelve months. Notwithstanding the above normal vesting schedule limitations, awards may, to the extent provided for in the applicable award agreements, vest (in whole or in part) in connection with certain terminations of employment or other events specified in such award agreements.

Transferability of Options
Options granted under the Amended 2005 LTIP are not transferable except by will, the laws of descent and distribution, or upon the holder’s death pursuant to a beneficiary designation, and they may be exercised during the holder’s lifetime only by the holder or the holder’s guardian or legal representative. The Amended 2005 LTIP gives the people and compensation committee of our board of directors the discretion to make NQSOs or SARs transferable, provided that transfers may only be made to a family member (as defined in the Amended 2005 LTIP) of the holder. It is not expected that the Committee will exercise this discretion on a regular basis.

Anti-dilution
In the event of any change in our capitalization as the result of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of our ownership of an affiliate, or other similar transaction, then the people and compensation committee or our board of directors may, and in the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization, or another event similar to any of the foregoing, affecting our capital structure, or a separation or spin-off of an affiliate without consideration or other extraordinary dividend of cash or other property to our shareowners, then the people and compensation committee or our board of directors shall, make (i) substitutions or adjustments in (a) the aggregate number and kind of shares reserved for delivery under the Amended 2005 LTIP, (b) the limitation on individual awards described below, (c) the number and kind of shares subject to outstanding awards, and (d) the exercise price of outstanding options and stock appreciation rights; and/or (ii) such other equitable substitution or adjustments as it may determine to be appropriate. However, the people and compensation committee cannot make any adjustments that would cause certain awards to fail to be tax deductible pursuant to the Section 162(m) exemption described above.

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Administration
The people and compensation committee of our board of directors generally administers the Amended 2005 LTIP, although our board of directors may exercise that authority itself or delegate administrative powers under the Amended 2005 LTIP to another board committee. In addition, the people and compensation committee generally may delegate its authority to one or more committees and/or to senior managers, to the extent permitted by law, and except for matters affecting any executive officers. All such delegations must be made in accordance with Delaware law. All determinations involving awards that are intended to be exempt from the deduction limitations of Section 162(m) of the Code must be made by our people and compensation committee or another committee of outside directors meeting the requirements for the performance-based compensation exception, and all determinations involving awards that are intended to be exempt from the “short-swing profit” recovery rules of the Exchange Act must be made by our people and compensation committee or another committee of independent directors meeting the requirements under Section 16(b) of the Exchange Act. Determinations of our people and compensation committee or its delegates concerning any matter arising in connection with the Amended 2005 LTIP are final, binding and conclusive on all interested parties. Such determinations include such matters as determining the awards that will be made under the Amended 2005 LTIP, interpretation of plan provisions, and decisions to accelerate vesting or waive forfeiture of any award.

It is expected that the people and compensation committee may delegate to a committee composed of senior management, all of its powers to administer the Amended 2005 LTIP, except those powers relating to matters affecting any executive officers and those matters pertaining to the granting of restricted stock to employees other than executive officers. For a more detailed description of the people and compensation committee, see People and Compensation Committee beginning at page 19 of this proxy statement.

Amendment or Termination
Our people and compensation committee may amend or terminate the Amended 2005 LTIP or any outstanding awards at any time, provided that (i) no grants previously made under the Amended 2005 LTIP may be adversely affected without the consent of the affected participants, except as a result of changes in law or other developments; and (ii) no amendments to the Amended 2005 LTIP will, without the approval of shareowners, permit the company to reprice any outstanding option or SAR by reducing the exercise price thereof or canceling such award in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the pre-cancellation option or SAR. Amendments to change the number of shares authorized for use under the Amended 2005 LTIP must be approved by our board of directors, and for certain purposes, our shareowners. Shareowner approval must be obtained if required by the listing standards of the NYSE.

Non-U.S. Participants
To accommodate differences in local law, tax policy, custom or administrative practicalities, awards granted to employees who are not U.S. nationals or who are employed outside the United States may be subject to special terms, conditions and documentation as provided by our people and compensation committee, subject to the terms of the Amended 2005 LTIP. Our people and compensation committee may also grant substitutes for awards to non-U.S. employees.

Registration and Compliance with Applicable Law
If our people and compensation committee determines under U.S. federal, state or local or foreign law or practice, that government approval or the registration, qualification, or listing of shares of our common stock is necessary or desirable in connection with the granting of awards or their exercise, or the purchase or receipt of shares pursuant to awards, no shares pursuant to an affected award may be purchased or received before our people and compensation committee is satisfied that the desired actions have been completed. Our people and compensation committee will not be required to issue any shares of our common stock pursuant to an award before it has received all required information and determined that such issuance is in compliance with all applicable laws and securities exchange rules.

Awards Under the Amended 2005 LTIP
No awards have yet been granted pursuant to the Amended 2005 LTIP.

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New Plan Benefits
Awards to be received by officers and other employees are not determinable because our people and compensation committee (or its delegate) determines the amount and nature of any award under the Amended 2005 LTIP in the respective committee’s sole discretion at the time of grant. In addition, these awards are dependent upon a number of factors, including the value of our common stock on future dates and the decisions of participants. As a result, the benefits that might be received by participants receiving grants under the Amended 2005 LTIP are not determinable.

Awards under the Directors’ Plan will be granted under the Amended 2005 LTIP. Under the Directors’ Plan, each non-employee director currently receives 50% of his or her annual retainer in deferred stock and has the option of receiving some or all of the remainder of his or her annual retainer in deferred stock, restricted stock, deferred cash or current cash. See Compensation of Directors beginning on page 21 for additional details on compensation arrangements of non-employee directors and the Director Compensation Table on page 23 for compensation received by non-employee director for their services in fiscal year 2011.

U.S. Federal Income Tax Considerations
The discussion below summarizes the expected U.S. federal income tax treatment of awards under the Amended 2005 LTIP, under currently applicable laws and regulations.

NQSOs. A recipient generally does not recognize taxable income on the grant of NQSOs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of NQSOs, subject to the limitations of Section 162(m) of the Code.

SARs. A recipient generally does not recognize taxable income on the grant of SARs, but does recognize ordinary income on the exercise date. The amount of income in the case of a SAR exercise is the amount by which the fair market value of the shares or cash received on the date of exercise exceeds the exercise price. The company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of SARs, subject to the limitations of Section 162(m) of the Code.

Restricted Stock. A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt.

However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture. The company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m) of the Code.

Unrestricted Stock. A recipient will recognize taxable income on the grant of unrestricted stock in an amount equal to the fair market value of the shares on the grant date. The company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Units. A recipient generally does not recognize taxable income on the grant of restricted stock units, but does recognize ordinary income when they vest, unless settlement of the units (whether in shares and/or cash) is deferred in accordance with the requirements of federal tax law. If these requirements

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are met, the recipient will recognize taxable income when the shares and/or cash are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of vesting or delivery, as applicable, plus the amount of cash payable or paid, as applicable. Any dividends paid on the restricted stock units are also taxable as compensation income upon vesting or payment, as applicable.

The company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock units, subject to the limitations of Section 162(m) of the Code.

Dividend and Interest Equivalent Awards. A recipient recognizes ordinary income when the right to receive unrestricted shares and/or cash pursuant to a dividend or interest equivalent award vests or, if delivery of those shares or cash is deferred in accordance with the requirements of federal tax law, upon delivery. The amount of this ordinary income will be the fair market value of the shares on that date of any shares delivered, plus the amount of cash paid. If restricted shares are delivered pursuant to such an award, they will be taxed as described above under Restricted Stock. The company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a dividend or interest equivalent award, subject to the limitations of Section 162(m) of the Code.

Withholding. The company may take such action as it deems appropriate for the withholding of any taxes that the company is required by law to withhold in connection with the grant or (as applicable) exercise of any award, including, without limitation, withholding cash or shares that would be paid or delivered pursuant to the exercise or grant of any award, canceling any portion of the award (or any other award under the plan), or selling any property contingently credited by the company for the purpose of paying such award (or any other award under the plan), in each case in order to withhold or reimburse the company for the minimum amount required to be withheld.

Section 162(m) Limitations. As explained in more detail under Qualified Performance-Based Awards at page 79 of this proxy statement, Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception.

The Amended 2005 LTIP is designed so that NQSOs and SARs qualify for this exemption, and it also permits the people and compensation committee to grant other awards designed to qualify for this exception. However, the people and compensation committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to the company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF JANUARY 24, 2012)

83	2011 PROXY STATEMENT	MONSANTO COMPANY

Proxy Item No. 5: Shareowner Proposal

A shareowner has submitted the proposal set forth below. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “AGAINST” the shareowner proposal.

The proposal and supporting statement are presented as received from the shareowner in accordance with the rules of the Securities and Exchange Commission, and the board of directors and the company disclaim any responsibility for its content. We will furnish, orally or in writing as requested, the name, address and claimed share ownership position of the proponent of this shareowner proposal promptly upon written or oral request directed to the company’s Secretary.

Information regarding the inclusion of proposals in Monsanto’s proxy statement can be found on page 87 under Shareowner Proposals for 2013 Annual Meeting.

Shareowner Statement

Whereas:

The labeling of genetically modified organisms (GMOs) is an increasing matter of concern among state legislators across the United States;

Whereas:

Vermont, Alaska, Maine and Nebraska have passed laws requiring labeling of GMOs and at least fifteen states have offered legislation that would require similar labeling;

Whereas:

The biological and physical movement of material derived from genetically engineered crops is difficult and sometimes impossible to control or recall;

Whereas:

Many domestic and global food markets demand foods with zero or near-zero levels of material derived from genetically modified organisms;

Whereas:

Genetically modified crops have been found to contaminate conventional (non-GMO) and organic farms, threatening farmers’ livelihoods, and affecting critical food supply, and imposing a significant financial burden on farmers seeking to satisfy markets for GMO-free products;

Whereas:

The, National Organic Coalition, a national alliance of farmers and ranchers, has published a white paper – “GMO Contamination Prevention and Market Fairness – What Will It Take?” which concludes, in part: “Immediate and comprehensive government action is needed to prevent GMO contamination and to protect conventional and organic agriculture and US food security.

RESOLVED: The Monsanto board shall prepare a report, at reasonable expense and omitting proprietary information, assessing any material financial risks or operational potential impacts on the Company with:

  Seed contamination, including costs of seed replacement, crop and production losses and clean up, decontamination and continued testing of affected seeds;
  Ongoing buffer zone control, including production acreage losses and on-going maintenance required to secure or maintain access to contamination-sensitive markets;
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  Crop, production, and post-harvest losses and associated costs of market rejections, including temporary or permanent market losses resulting from GMO contamination;
  Loss of organic or other third-party certification due to GMO contamination and any costs associated with additional record-keeping, testing or surveillance required to regain certification or retain certification on impacted operations;
  Well water testing and/or groundwater cleanup. contamination if found;
  Removal and destruction of contaminated GMO plants;
  Pollinator losses and related damages, e.g. to non-target organisms;
  Soil contamination and on-going related mitigation and remediation costs; and
  Damage to farmers’ reputation, livelihood, and standing in the community.

The report shall also discuss the impact of such a policy regarding such issues and related public policies on our customers and consumers, and shall be available by July 1, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

An additional report to identify and assess material risks or impacts as suggested in the shareowner proposal would be redundant and provide no meaningful additional information to shareowners. Our company’s actions and assessment of any risks related to these matters is described on our website at www.monsanto.com and in more detail below. Note that information on Monsanto’s website or the websites of other firms does not constitute part of this proxy statement.

Our commitment to product stewardship includes careful attention to coexistence and identity preservation, as described in more detail on our website at http://www.monsanto.com/ourcommitments/Pages/product-stewardship.aspx. For example,

  Monsanto is a founding member of “Excellence Through Stewardship,” the agricultural biotechnology industry’s global initiative for advancing best practices in stewardship and quality management. See http://www.excellencethroughstewardship.org/ for more information about this initiative.
  Our Technology Use Guide provides information specifically about coexistence and identity preservation to our customers, including general instructions for management of mechanical mixing and pollen flow. In addition, we have robust, on-going dialogue with the seed trade, agricultural value chain and academic community that includes these topics. Several of the topics listed in the shareowner proposal are routinely discussed in these fora and are well known to the company individuals responsible for identifying material risks and impacts.
  As a leader in global agricultural stewardship, our company adheres to principles including dialogue, transparency and respect, in working with regulators and organizations such as NGOs. These principles are incorporated into our company’s Pledge, which provides a platform for engagement to address the complex subject areas encompassed by the shareowner proposal in a manner consistent with best industry practice.

The shareowner proposal involves topics in agriculture commonly referred to as “coexistence.” Coexistence of different agricultural production methods working effectively side by side is well established and has a long, successful history in agriculture.

  Monsanto believes farmers should have the freedom to choose the production method best suited for their needs, whether organic, non-GM conventional, or those also using biotechnology traits. All of these agricultural systems can and do work effectively side by side and contribute to the varied needs of different consumers and meeting the demands of a growing population. We pay careful attention to the intersection of differing agricultural production methods and implications for our company, our customers, the value chain and consumers.
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  Farmers rely on standards and best practices in seed and grain production, harvest, handling and transportation to support production, distribution and trade of products from different agricultural systems. Farmers and seed companies have successfully managed coexistence among production practices and crops since long before the introduction of biotech crops and continue to do so today. Since the advent of biotech crops, both biotech and organic crop production have flourished.
  Constructive coexistence among diverse segments of agriculture is well established and practiced and we believe this will continue to be the case. For seed companies and many growers, it is essential to preserve the identity of their products to meet market specifications. Examples of identity preserved production include certified seed, specialty oil or protein crops, and crops that meet specialty production procedures and requirements, such as organic and non-genetically enhanced specifications. Globally, growers of these crops assume the responsibility and receive the benefits for ensuring that their crops meet mutually agreed-upon contract specifications. Based on historical experience generally accepted agricultural practices to manage production to meet quality specifications have been established. Among these practices are appropriate seed sourcing, field management, storage and handling practices. This mosaic of agricultural planning tools and practices maintains product integrity and quality specifications.

The proposed shareowner report assessing material risks to the company is already being addressed through our SEC reports and accordingly is unnecessary.

  Disclosure of material financial risks or operational impacts on the company is required by SEC reporting requirements and we take seriously the responsibility to identify, analyze and report such risks or impacts.
  The company is confident that we have existing processes and procedures in place to ensure that we comply with SEC disclosure requirements, and that we identify and disclose potentially material risks or impacts relating to the topics raised by the proponent. An additional report to identify and assess material risks or impacts as suggested in the shareowner proposal would therefore be redundant and provide no meaningful additional information to shareowners.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS SHAREOWNER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE

86	2011 PROXY STATEMENT	MONSANTO COMPANY

Other Matters

Shareowner Proposals for 2013 Annual Meeting

Proposals Included in Proxy Statement

Proposals of our shareowners that are intended to be presented by such shareowners at our 2013 annual meeting and that shareowners desire to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than 5:00 p.m., Central Time, Aug. 11, 2012, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareowner wishes to present a proposal at our annual meeting in the year 2013 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareowner must give advance written notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be addressed to the Secretary and be received at our Creve Coeur Campus no fewer than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our 2013 annual meeting, such notice must be received not later than Oct. 26, 2012 and not earlier than Sept. 26, 2012. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our bylaws set out specific requirements that such shareowners and written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareowner and beneficial owner, if any. Any shareowner filing a notice to bring other business before a shareowner meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

  complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and
  provide a written representation and agreement that the nominee:
–	will abide by the advance resignation requirements of our bylaws in connection with director elections;
–	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

87	2011 PROXY STATEMENT	MONSANTO COMPANY

–

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

–

would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareowner upon written request.

Other Information

Our board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as our board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

We urge you to vote promptly and look forward to seeing you at the meeting.

By Order of the Board of Directors,
MONSANTO COMPANY

DAVID F. SNIVELY
Secretary
December 9, 2011

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APPENDIX A BOARD OF DIRECTORS INDEPENDENCE STANDARDS
ATTACHMENT A to BOARD OF DIRECTORS’ CHARTER AND CORPORATE GOVERNANCE GUIDELINES INDEPENDENCE STANDARDS

An independent Director is one whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each Director’s independence. The Board of Directors will determine the independence of any Director with a relationship to the Company that is not covered by these standards and the Company will disclose the basis of such determinations and the identity of all directors who have been determined to be independent in the Company’s annual proxy statements.

A Director will be presumed to be independent if the Director:

1.	Has not been an employee of the Company for at least three years, other than in the capacity as a former interim Chairman, Chief Executive Officer or other executive officer;

2.	Has not, within the past three years, worked on the Company’s audit as a partner or employee of a firm that is the Company’s internal or external auditor, and is not a current partner or employee of such a firm;

3.	Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

4.	Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director’s home) who did not satisfy the foregoing criteria; provided, however, that, with respect to the employment criteria, such Director’s immediate family member may (i) currently serve or have served as an employee (other than as a partner) in a firm that is the Company’s internal or external auditor, unless such family member has personally worked on the Company’s audit during that time; and (ii) currently serve or have served as an employee but not as an executive officer of the Company during such period;

5.	Has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee meeting fees and pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service); provided, however, that neither compensation received by a Director for former service as an interim Chairman or CEO or other executive officer nor compensation received by a Director’s immediate family member for service as a non-executive employee shall be considered in determining independence;

6.	Is not a current executive officer or employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three fiscal years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues as measured against the most recent completed fiscal year;

A-1	2011 PROXY STATEMENT	MONSANTO COMPANY

7.	Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which charitable contributions from the Company and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organization’s consolidated gross revenues, in any single of the last three fiscal years, unless the Company discloses all contributions made to the recipient organization in its annual proxy statement; and

8.	Does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years.

In addition to the foregoing, in order to be considered independent for purposes of serving on the Company’s Audit and Finance Committee, a member of the Audit and Finance Committee may not, other than in his or her capacity as a member of the Audit and Finance Committee, the Board of Directors, or any other Board committee:

1.	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than in the Director’s capacity as a director or committee member or any pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; or

2.	Be an “affiliated person” of the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

A-2	2011 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX B DESIRABLE CHARACTERISTICS OF DIRECTORS
ATTACHMENT B to BOARD OF DIRECTORS’ CHARTER AND CORPORATE GOVERNANCE GUIDELINES DESIRABLE CHARACTERISTICS OF DIRECTORS

1. Personal Characteristics
Integrity and Accountability:	High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.
Informed Judgment:	Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.
Financial Literacy:	An ability to read and understand balance sheets, income and cash flow statements. Understand financial ratios and other indices for evaluating Company performance.
Mature Confidence:	Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.
High Standards:	History of achievements that reflect high standards for himself or herself and others.

2. Core Competencies [1]
Accounting and Finance:	Experience in financial accounting and corporate finance, especially with respect to trends in debt and equity markets. Familiarity with internal financial controls.
Business Judgment:	Record of making good business decisions and evidence that duties as a Director will be discharged in good faith and in a manner that is in the best interests of the Company.
Management:	Experience in corporate management. Understand management trends in general and in the areas in which the Company conducts its business.
Crisis Response:	Ability and time to perform during periods of both short-term and prolonged crisis.
Industry/Technology:	Unique experience and skills in an area in which the Company conducts its business, including science, manufacturing and technology relevant to the Company.
International Markets:	Experience in global markets, international issues and foreign business practices.
Leadership:	Understand and possess skills and have a history of motivating high–performing, talented managers.
Strategy and Vision:	Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging the Company to sharpen its vision.

B-1	2011 PROXY STATEMENT	MONSANTO COMPANY

3. Commitment to the Company
Time and Effort:	Willing to commit the time and energy necessary to satisfy the requirements of Board and Board Committee membership. Expected to attend and participate in all Board meetings and Board Committee meetings in which they are a member. Encouraged to attend all annual meetings of shareowners. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.
Awareness and Ongoing Education:	Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company (including industry-, technology- and market-specific information), and director’s roles and responsibilities (including the general legal principles that guide board members).
Other Commitments:	In light of other existing commitments, ability to perform adequately as a Director, including preparation for and attendance at Board meetings and annual meetings of the shareowners, and a willingness to do so.
Stock Ownership:	Complies with the Monsanto Company Executive and Director Stock Ownership Requirements.

4. Team and Company Considerations
Balancing the Board:	Contributes talent, skills and experience that the Board needs as a team to supplement existing resources and provide talent for future needs.
Diversity:	Contributes to the Board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these factors.

1 The Board as a whole needs the core competencies represented by at least several directors.

B-2	2011 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX C RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The presentations of ongoing EPS and free cash flow in this proxy statement are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following tables reconcile ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS
Ongoing EPS is calculated excluding certain after-tax items that Monsanto does not consider part of ongoing operations.

	Fiscal 2009	Fiscal 2010	Fiscal 2011
Diluted Earnings (Loss) Per Share	$3.77	$1.99	$2.96
Restructuring Charges, Net	0.52	0.41	—
Income on Discontinued Operations	(0.02)	(0.01)	—
Acquired In-Process R&D	0.19	—	—
Sunflower Divestiture	(0.08)	—	—
Diluted Earnings (Loss) Per Share from Ongoing Business	$4.38	$2.39	$2.96

The above results reflect the Restatement described in more detail on page 30.

Reconciliation of Free Cash Flow
Free cash flow, which we refer to as cash flow in our compensation plans, represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this proxy statement.

	Fiscal 2009	Fiscal 2010	Fiscal 2011
Net Cash Provided by Operating Activities	$2,246	$1,398	$2,814
Net Cash Required by Investing Activities	(723)	(834)	(975)
Free Cash Flow	$1,523	$564	$1,839
Net Cash Required by Financing Activities	(1,075)	(1,038)	(864)

C-1	2011 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX D MONSANTO COMPANY 2005 LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF JANUARY 24, 2012)

1. Purposes

The Second Amended and Restated Monsanto Company 2005 Long-Term Incentive Plan is designed to:

  focus management on business performance that creates shareowner value;
  encourage innovative approaches to the business of the Company;
  reward for results; and
  encourage ownership of Monsanto common stock by management.

2. Definitions

2.1	“1933 Act” shall have the meaning set forth in Section 11.14(a).

2.2	“Affiliate” means any entity that is an Associated Company or a Subsidiary.

2.3	“Associated Company” means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise, of which the Company owns or controls, directly or indirectly, 20% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power, other than a Subsidiary.

2.4	“Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, unrestricted Share, Cash Award, dividend equivalent or other award granted under this Incentive Plan.

2.5	“Award Certificate” means a written document, in such form as the Committee may from time to time prescribe, setting forth the terms and conditions of an Award.

2.6	“Board” means the board of directors of the Company.

2.7	“Board People Committee” means the People and Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Incentive Plan pursuant to Section 4.1.

2.8	“Cash Award” means an Award denominated in cash.

2.9	“Change of Control” means the happening of any of the events described in subsections (a) through (d) below:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; (D) any passive acquisition as a result of a Company repurchase of outstanding securities (it being understood that a subsequent active acquisition by the applicable Person shall constitute a Change of Control, if immediately thereafter such Person holds the requisite percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities); or (E) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (c) of this definition;

D-1	2011 PROXY STATEMENT	MONSANTO COMPANY

(b) individuals who, as of the date of the initial public offering of the common stock of the Company, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including without limitation an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company, a Subsidiary, any entity resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 30 percent or more of the then-outstanding shares of common stock of the entity resulting from such Business Combination or 30 percent or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such entity, except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

2.10	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.11	“Committee” means the Board People Committee, or its permitted delegate.

2.12	“Company” means Monsanto Company, a Delaware corporation incorporated February 9, 2000, and any successors thereto.

2.13	“CorporateTransaction” means a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of an Affiliate, or another event similar to any of the foregoing, affecting or involving the Company or any of its Affiliates.

2.14	“Covered Employee” means a Participant designated prior to or at the time of the grant of an Award by the Committee as an individual who is or may be a “covered employee” of the Company within the meaning of Section 162(m)(3) of the Code, in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

2.15	“Director Plan” means the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan.

D-2	2011 PROXY STATEMENT	MONSANTO COMPANY

2.16	“Disability” means a physical or mental disability that causes a Participant to be considered disabled under the terms of the disability income plan applicable to such Participant, whether or not such Participant actually receives such disability benefits, or, in the event that there is no disability income plan applicable to such Participant, as determined by the Committee.

2.17	“Effective Date” has the meaning set forth in Section 3.

2.18	“Eligible Participant” means any member of the Board and any employee of the Company or a Subsidiary.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.20	“Exercise Price” means the price at which a Participant may purchase a Share covered by an Option, or the price with respect to which Fair Market Value of a Stock Appreciation Right is determined, as applicable.

2.21	“Fair Market Value” means, with respect to any given date, the closing per-share sales price for the Shares on the New York Stock Exchange on that date, or if the Shares were not traded on the New York Stock Exchange on that date, then on the most recent preceding date on which the Shares were traded, all as reported by such source as the Committee may select.

2.22	“Full-Value Grant” means any Award other than an Option or Stock Appreciation Right.

2.23	“Grant Date” means the date as of which the Committee determines that a grant of an Award shall be effective.

2.24	“Incentive Plan” means the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012) set forth herein, as it may be amended from time to time.

2.25	“Option” means a right granted under this Incentive Plan to a Participant to purchase a Share at a specified price for a specified period of time.

2.26	“Participant” means an Eligible Participant to whom an Award has been granted pursuant to this Incentive Plan; provided, that in the case of the death or legal incapacity of a Participant, the term “Participant” shall refer to a beneficiary designated pursuant to Section 7.4 or Section 11.1 or the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of such Participant under state law and court supervision or comparable office and supervision under applicable foreign law.

2.27	“Performance Objective” means a performance objective adopted by the Committee pursuant to this Incentive Plan for Participants who have received Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate.

2.28	“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

2.29	“Prior Plans” means the Monsanto Company Broad-Based Stock Option Plan and the 2000 Monsanto Company Long-Term Incentive Plan.

2.30	“Prior Plan Award” means an award granted under a Prior Plan that was outstanding on August 31, 2011.

2.31	“Qualified Performance-Based Awards” means (i) Options, (ii) Stock Appreciation Rights, and (iii) all other Awards that are designated as such pursuant to Section 10.1.

2.32	“Replaced Award” has the meaning set forth in Section 11.17.

2.33	“Replacement Award” has the meaning set forth in Section 11.17.

D-3	2011 PROXY STATEMENT	MONSANTO COMPANY

2.34	“Reporting Person” means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Shares.

2.35	“Restricted Shares” means Shares that are granted or delivered subject to restrictions in accordance with Section 7.3.

2.36	“Restricted Stock Units” means Awards granted as set forth in Section 7.5.

2.37	“Retirement” means (unless otherwise set forth in the applicable Award Certificate) a Participant’s Termination of Service (other than a Termination for Cause) on or after the later of the date on which the Participant attains age 55 and the date on which the Participant completes five (5) years of service with the Company and any of its Subsidiaries.

2.38	“Section” references are, unless otherwise indicated, to sections of this Incentive Plan.

2.39	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

2.40	“Shares” means shares of Company common stock. If there has been an adjustment or substitution pursuant to Section 5.5, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which the Shares are adjusted pursuant thereto.

2.41	“Share Change” means a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization, or another event similar to any of the foregoing, affecting the capital structure of the Company, or a separation or spin-off of an Affiliate without consideration or other extraordinary dividend of cash or other property to the Company’s shareowners.

2.42	“Stock Appreciation Right” means a right described in Section 6.

2.43	“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the Company, as applicable, owns or controls, directly or indirectly, a majority of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

2.44	“Termination for Cause” of a Participant or any other individual means (unless otherwise set forth in the applicable Award Certificate) a Termination of Service for “cause,” “just cause,” “misbehavior,” or any similar term, as defined in any unexpired employment agreement between the Participant or other individual and the Company or a Subsidiary, as the case may be (including without limitation any employment agreement the effectiveness of which has been triggered by a change of control as defined therein), or, in the absence of such an agreement, or if such agreement exists but does not define any such term, an involuntary Termination of Service of the Participant or other individual on account of the Participant’s or other individual’s engaging in (i) any willful or intentional neglect in performing his duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an Affiliate, or (ii) any other intentional wrongful act that may impair the goodwill or business of the Company or an Affiliate, or that may cause damage to any of their businesses.

2.45	“Termination without Cause” of a Participant or any other individual means (unless otherwise set forth in the applicable Award Certificate) a Termination of Service that is involuntary on the part of the Participant or other individual, other than a Termination for Cause or as a result of the Participant’s death or Disability.

2.46	“Termination of Service” of a Participant or any other individual occurs (unless otherwise set forth in the applicable Award Certificate) when the Participant or other individual is no longer either an employee of the Company or any of the Subsidiaries (including without limitation because the entity that employs the Participant or other individual has ceased to be a Subsidiary), or a member of the Board, as applicable.

D-4	2011 PROXY STATEMENT	MONSANTO COMPANY

3. Effective Date and Term of this Incentive Plan

The effective date (the “Effective Date”) of this Incentive Plan is the date of the Company’s shareowners’ meeting in 2012, subject to approval by the Company’s shareowners at such meeting. No further grants may be made under this Incentive Plan after the 10th anniversary of the Effective Date. Effective as of the Effective Date, no further equity compensation awards may be granted under a Prior Plan, it being understood that outstanding awards under any such Prior Plan shall remain in full force and effect under such Prior Plan. For the avoidance of doubt, if the Company’s shareowners do not approve this Incentive Plan at the Company’s shareowners’ meeting in 2012, the terms of this Incentive Plan as in effect prior to such meeting shall remain in full force and effect.

4. Administration

4.1	Delegation. This Incentive Plan shall be administered by the Board People Committee except to the extent the Board People Committee delegates administration pursuant to this paragraph. The Board People Committee may delegate all or a portion of the administration of this Incentive Plan to one or more committees, or to senior managers of the Company or its Subsidiaries, and may authorize further delegation by such committees to senior managers of the Company or its Subsidiaries, in each case to the extent permitted by Delaware law; provided, that determinations regarding the timing, pricing, amount and terms of any Award to a Reporting Person shall be made only by the Board People Committee; and provided, further, that no such delegation may be made that would cause Awards or other transactions under this Incentive Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, finally, that no delegation may be made of the powers granted to the Board People Committee under Section 11.16. Any such delegation may be revoked by the Committee at any time.

4.2	Scope of Authority. The Committee shall have full power and authority to administer and interpret this Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of this Incentive Plan as the Committee deems necessary or advisable. The Committee’s powers include, but are not limited to (subject to the specific limitations described herein, including without limitation Sections 6.6, 7.6 and 11.16), the authority to determine the Eligible Participants to be granted Awards under this Incentive Plan; to determine the size and applicable terms and conditions of grants to be made to such employees; to determine the time when Awards will be granted; to determine the terms and conditions of any grant, including, without limitation, the Exercise Price, any vesting condition, restriction or limitation (which may contain Performance Objectives relating to the performance of the Participant, the Company or an Affiliate) and any acceleration of vesting or waiver of forfeiture regarding any grant and the Shares relating thereto; to determine whether a resignation was voluntary, whether and under what circumstances there has been a Termination of Service, and whether a Termination of Service was a Termination for Cause; and to modify, amend or adjust the terms and conditions of any grant made to a Participant, at any time, provided, that the Committee may not without shareowner approval reprice any outstanding Option or Stock Appreciation Right by reducing the Exercise Price thereof or canceling such Award in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the pre-cancellation Option or Stock Appreciation Right.

4.3	Actions and Interpretations. The Committee’s interpretations of this Incentive Plan and of Award Certificates, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to this Incentive Plan or any Awards granted hereunder, shall be in its sole discretion and final, binding and conclusive on all interested parties, including the Company, an Affiliate, shareowners of any of those entities, and all former, present and future employees thereof. The Committee may, with respect to all questions of accounting, rely conclusively upon any determination made by the internal accountants of the Company.

4.4	Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. To the

D-5	2011 PROXY STATEMENT	MONSANTO COMPANY

extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Incentive Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

4.5	Award Certificates. Each Award shall be evidenced by an Award Certificate.

5. Shares Authorized

5.1	Total Number. The total number of Shares available for delivery pursuant to Awards granted under this Incentive Plan after August 31, 2011, is 33,552,308 (such amount is in addition to such Shares as may be delivered pursuant to Awards granted hereunder prior to September 1, 2011, or pursuant to Prior Plan Awards), reduced for awards under a Prior Plan made after August 31, 2011, by (i) one Share for each Share delivered pursuant to a stock option or stock appreciation right and (ii) 2.7 times the number of Shares delivered pursuant to awards other than a stock option or stock appreciation right. Notwithstanding the foregoing, delivery of Shares pursuant to a Full-Value Grant shall reduce the number of Shares available for delivery pursuant to Awards under this Incentive Plan by 2.7 times the number of Shares delivered pursuant to such Full-Value Grant, and delivery of Shares pursuant to an Option or Stock Appreciation Right shall reduce the number of Shares available under this Incentive Plan by one Share for each such Share delivered. Awards of Options, Restricted Stock and Deferred Stock under the Director Plan (and as defined under the Director Plan) shall continue to be automatically granted under this Incentive Plan on and after the Effective Date.

5.2	Other Limits. The total number of Shares for which Qualified Performance-Based Awards other than Stock Options and Stock Appreciation Rights may be granted under this Incentive Plan to any one Eligible Participant on or after the Effective Date shall not exceed, in any three-year period, 1,100,000 Shares. The total number of Shares with respect to which Awards of Options and Stock Appreciation Rights may be granted under this Incentive Plan on or after the Effective Date to any one Eligible Participant shall not exceed, in any three-year period, 2,750,000 Shares. For clarity, the Share debiting ratio set forth in the second sentence of Section 5.1 shall have no application with respect to the limits set forth in this Section 5.2.

5.3	Source of Shares. The Shares that may be delivered pursuant to Awards granted under this Incentive Plan may be authorized but unissued Shares not reserved for any other purposes or Shares held in or acquired for the treasury of the Company, or both.

5.4	Share Counting Rules. Commencing September 1, 2011, to the extent any Award or Prior Plan Award is forfeited, any Option (and the related Stock Appreciation Right, if any) or any Stock Appreciation Right not related to an Option (or any stock option or stock appreciation right that is a Prior Plan Award) terminates, expires or lapses without being exercised, or any Award or Prior Plan Award is settled for cash, the Shares subject to such Awards or Prior Plan Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards (with respect to Awards or Prior Plan Awards granted prior to September 1, 2011, such newly available Shares shall be added to the limitation set forth in the first sentence of Section 5.1 at a rate of 1.0 Shares per Share subject to a stock option or stock appreciation right and at a rate of 2.7 Shares per Share subject to any other award). Commencing September 1, 2011, (i) if a Stock Appreciation Right (or a stock appreciation right that is a Prior Plan Award) is exercised for Shares, the total number of Shares subject to such Stock Appreciation Right (or stock appreciation right) will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Incentive Plan, (ii) if the Exercise Price of any Option (or any stock option that is a Prior Plan Award) is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the total number of Shares subject to such Option (or such option) shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under this Incentive Plan, and (iii) shares subject to an Award of Stock Options or Stock Appreciation Rights (or stock options or stock appreciation rights that are Prior Plan Awards) which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding or exercise price obligation shall be deemed delivered hereunder and shall not again be available for

D-6	2011 PROXY STATEMENT	MONSANTO COMPANY

delivery in connection with Awards. Shares subject to a Full-Value Grant (or Prior Plan Awards other than stock options or stock appreciation rights) which are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation shall not be deemed delivered hereunder and shall again be available for delivery in connection with Awards (with respect to Awards or Prior Plan Awards granted prior to September 1, 2011, such newly available Shares shall be added to the limitation set forth in the first sentence of Section 5.1 at a rate of 2.7 Shares per Share used to satisfy the applicable tax withholding obligation). Shares purchased on the open market using the cash proceeds from the exercise of an Option (or any stock option that is a Prior Plan Award) shall not be added to the Shares available for delivery hereunder in determining the maximum number of Shares available for delivery pursuant to Awards under this Incentive Plan.

5.5	Share and Other Adjustments. Notwithstanding any other provision of this Incentive Plan, in the event of a Corporate Transaction, the Committee or the Board may in its discretion make, and in the event of a Share Change, the Committee or the Board shall make, such adjustments as it deems appropriate and equitable in the aggregate number and kind of shares reserved for delivery pursuant to Awards under this Incentive Plan, in the limitations set forth in this Section 5, in the number and kind of shares subject to outstanding Awards, in the Exercise Price of outstanding Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, that the number of shares subject to any Award shall always be a whole number and that no adjustment will be permissible hereunder to the extent it would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption. Shares delivered under the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall not reduce or be counted against the maximum number of Shares available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareowner approval requirements of the New York Stock Exchange for equity compensation plans applies.

6. Options and Stock Appreciation Rights

6.1	Grants. Options and Stock Appreciation Rights may be granted at such time or times determined by the Committee following the Effective Date to any Eligible Participant. Options granted hereunder shall not be designated as incentive stock options for purposes of Section 422 of the Code. Each Option and each Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee and set forth in the applicable Award Certificate, including any provisions as to continued employment or continued service as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

6.2	Options.

(a) Exercise Price. The per-Share Exercise Price of an Option shall be established by the Committee in connection with the grant thereof, but, except in connection with a replacement or substitute Option pursuant to clause (i) of the last sentence of Section 5.5, shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. No exercise of an Option shall be effective before payment of the Exercise Price therefor.

(b) Method of Payment. The Exercise Price for Shares purchased upon exercise of an Option shall be paid upon such terms as shall be set forth in the applicable Award Certificate. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Option having a Fair Market Value on the date of exercise equal to the Exercise Price, or that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the Exercise Price as payment.

D-7	2011 PROXY STATEMENT	MONSANTO COMPANY

6.3	Stock Appreciation Rights.

	(a)	Nature of Right. A Stock Appreciation Right shall entitle its holder to receive, upon exercise, a payment, in cash or Shares as described in Section 6.3(d), equal to (i) the excess of (A) the Fair Market Value of a Share on the date of exercise of a Stock Appreciation Right, over (B) the per-Share Exercise Price of the Stock Appreciation Right, times (ii) the number of shares as to which it is being exercised. A Stock Appreciation Right may be granted either with a related Option at the time the Option is originally granted or thereafter, or without a related Option.

	(b)	Exercise Price. The per-Share Exercise Price of a Stock Appreciation Right that has a related Option shall equal the per-Share Exercise Price of the related Option. The per-Share Exercise Price of a Stock Appreciation Right that does not have a related Option shall be established in connection with the grant thereof, but, except in connection with a replacement or substitute Stock Appreciation Right pursuant to clause (i) of the last sentence of Section 5.5, shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

	(c)	Grant with Related Option. A Stock Appreciation Right that is granted with a related Option shall be subject to the same terms and conditions as the Option, shall be exercisable only to the extent its related Option is exercisable, and shall terminate or be forfeited and cease to be exercisable when the term of the related Option expires or the related Option is forfeited.

	(d)	Form of Payment. The Committee shall determine, in each case, whether the payment to a Participant upon exercise of a Stock Appreciation Right will be in the form of all cash, all Shares (which may be Restricted Shares) or any combination thereof. If payment is to be made in Shares, the number of Shares shall be equal to the amount of the payment, as described in the first sentence of Section 6.3(a), divided by the Fair Market Value of a Share on the date of exercise.

	(e)	Proceeds. The Committee shall determine the timing of any payment made in cash, Shares or a combination thereof upon exercise of a Stock Appreciation Right hereunder, whether in a lump sum, in annual installments or otherwise deferred.

6.4	Exercise of Options or Stock Appreciation Rights; Term. An Option or Stock Appreciation Right, or portion thereof, may be exercised during the period beginning on the date when it first becomes exercisable in accordance with its terms, and ending upon the expiration of its term or, if sooner, when it is forfeited as a result of a Termination of Service or otherwise in accordance with the terms and conditions of the Option or Stock Appreciation Right. Subject to the provisions of Section 6.5 hereof, the term of an Option or Stock Appreciation Right shall expire on such date, not later than the tenth anniversary of the Grant Date, as set forth in the applicable Award Certificate. The exercise of all or a portion of a Stock Appreciation Right granted with a related Option shall result in the forfeiture of all or a corresponding portion of the related Option and vice versa. To exercise an Option or Stock Appreciation Right, a Participant shall give notice to the Company or its agent, specifying the number of Shares with respect to which the Option or Stock Appreciation Right is being exercised, and otherwise complying with such procedures as the Committee may from time to time establish.

6.5	Effect of Termination of Service on the Exercise of Options and Stock Appreciation Rights. Subject to Section 6.6, the effect of a Participant’s Termination of Service on any Option or Stock Appreciation Right then held by the Participant, to the extent it has not previously expired or been exercised, shall be set forth in the applicable Award Certificate. Notwithstanding anything in any Award Certificate to the contrary, in no event shall an Option or Stock Appreciation Right be exercisable after the expiration of its term.

6.6	Minimum Vesting Requirement. Commencing as of the Effective Date, any Awards of Options or Stock Appreciation Rights which vest solely on the basis of a Participant’s continued employment with or provision of services to the Company (with no performance-related vesting conditions) shall vest on a normal vesting schedule not sooner than the first anniversary of the Grant Date.

6.7	No Obligation to Exercise Option or Stock Appreciation Right. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant or upon a beneficiary of a Participant to exercise such Option or Stock Appreciation Right.

D-8	2011 PROXY STATEMENT	MONSANTO COMPANY

7. Shares, Restricted Shares and Restricted Stock Units

7.1	Awards. An Award of Shares, Restricted Shares or Restricted Stock Units may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The terms and conditions of payment of any Award, including, without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares shall be set forth in the applicable Award Certificate.

7.2	Shares. For the purpose of determining the number of Shares to be used in payment of an Award denominated in cash but payable in whole or in part in Shares or Restricted Shares, the cash value of the Award to be so paid shall be divided by the Fair Market Value of a Share on the date of the determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

7.3	Restricted Shares. An Award of Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including without limitation the Company or one or more of its employees) designated by the Committee, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. Except to the extent otherwise provided in the applicable Award Certificate and subject to the provisions of Section 9 (including the limitation on dividends and dividend equivalents in respect of performance-based Awards), the Participant shall have all of the rights of a shareowner with respect to such Restricted Shares.

7.4	Terms and Conditions of Restricted Shares. An Award of Restricted Shares shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Certificate. The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Shares in the event of hardship or Disability of the Participant while employed (or while providing services as a director), in connection with the Participant’s Termination of Service or relocation to another country, or for such other reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or would result in a violation of Section 7.6. In the event of the death of a Participant following the transfer of Restricted Shares to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant’s will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of the Participant’s death, to the extent applicable, unless otherwise set forth in the applicable Award Certificate.

7.5	Restricted Stock Units. The Awards of Shares that may be granted pursuant to this Section 7 include, without limitation, Restricted Stock Units. Restricted Stock Units represent the right to receive Shares or cash in the future, at such times, and subject to such conditions, as the Committee shall determine. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareowner with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. However, Restricted Stock Units may have dividend equivalent rights under Section 9.1, if so determined by the Committee.

7.6	Minimum Vesting Requirement. Commencing as of the Effective Date, except with respect to a maximum of five percent of the Shares authorized in Section 5.1, any Awards of Shares, Restricted Shares or Restricted Stock Units which solely vest on the basis of a Participant’s continued employment with or provision of services to the Company shall not provide for a normal vesting schedule which is any more rapid than annual pro-rata vesting over a three-year period, and any such Awards which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months.

D-9	2011 PROXY STATEMENT	MONSANTO COMPANY

8. Cash Awards

8.1	Award. An Award may be in the form of a Cash Award. Each Cash Award shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee and set forth in the applicable Award Certificate, including but not limited to any provisions as to continued employment or continued service as consideration for the grant of such Cash Award, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

8.2	Performance-Based Cash Award Limitations. Cash Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 10 hereof. In addition, no Eligible Participant may be granted Cash Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $5 million.

9. Dividends, Dividend Equivalents and Interest Equivalents

9.1	No Cash Dividends. No cash dividends shall be paid on Shares that have been awarded but not registered or delivered. The applicable Award Certificate may, subject to Section 9.4, provide for the payment of dividend equivalents with respect to any Award (other than Options and Stock Appreciation Rights) pursuant to which Shares are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each Share subject to such Award, if it had been outstanding during the period between the date of the Award and the time each such Share is delivered or the Award is forfeited as to such Shares. “Dividend equivalents” may be:

(i) paid in cash or Shares, either from time to time prior to or at the time of the delivery of such Shares; or

(ii) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times as may be set forth in the applicable Award Certificate.

9.2	Interest Equivalents. The applicable Award Certificate may provide for payment of interest equivalents (i) on any portion of any Award payable at a future time in cash and (ii) on dividend equivalents that are payable at a future time in cash.

9.3	Restricted Shares. The applicable Award Certificate may provide that dividends paid on Restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

9.4	Performance-based Awards. Notwithstanding the foregoing provisions of this Section 9, dividends and dividend equivalents with respect to performance-based Awards may not be paid until vesting (if any) of such Awards.

10. Qualified Performance-Based Awards

10.1	Designation of Qualified Performance-Based Awards. When granting any Award under this Plan, other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may become a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

10.2	Special Rules for Qualified Performance-Based Awards. Notwithstanding any other provision of this Plan, each Qualified Performance-Based Award shall be earned only upon the achievement of one or more Qualified Performance Goals (as defined in Section 10.3 below), as certified by the Committee, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Qualified Performance Goals will be waived upon the death or Disability of the grantee of such Award, (ii) the provisions of Section 11.17 shall apply notwithstanding this Section 10, and (iii) the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine

D-10	2011 PROXY STATEMENT	MONSANTO COMPANY

that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable Qualified Performance Goals. Except as specifically provided in the preceding sentence, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner to waive the achievement of the applicable Qualified Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Qualified Performance-Based Awards may contain additional vesting requirements unrelated to performance, such as requirements based on continued service.

10.3	Definition and Establishment of Qualified Performance Goals. The term “Qualified Performance Goal” means any of the following measures as applied to the Company as a whole or to any Subsidiary or division or other unit of the Company: cash flow, earnings per share, net income, net profit, sales, return on assets, return on capital, return on equity, or shareowner return. The achievement of Qualified Performance Goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as determined by the Committee in connection with the timely establishment of such Goals. The Committee shall establish the Qualified Performance Goal or Goals applicable to a Qualified Performance-Based Award within the time period required by the Section 162(m) Exemption.

11. Miscellaneous Provisions

11.1	Transferability.

	(a)	Except as provided in Section 11.1(b) below, during a Participant’s lifetime, his or her Options and Stock Appreciation Rights shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

	(b)	The Committee may, in its discretion, determine that notwithstanding Section 11.1(a), any or all Options and Stock Appreciation Rights shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that only a “family member” (as defined below in Section 11.1(d) below) of such Participant may be a transferee of such Option or Stock Appreciation Right. Such a determination may be made at the time an Award is granted or at any time thereafter.

	(c)	Without limiting the generality of Section 11.1(a), and notwithstanding Section 11.1(b), no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

	(d)	For purposes of Section 11.1(b), “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or Participant), a trust in which these persons (or the Participant) have more than 50% percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

11.2	No Right to Continued Employment or Service. Nothing contained in this Incentive Plan, any Award Certificate or any booklet or document describing or referring to this Incentive Plan shall be deemed to confer on any Eligible Participant the right to continue as an employee or director of the Company or an Affiliate, whether for the duration of a Participant’s Award vesting schedule or otherwise, or affect the right of the Company or an Affiliate to terminate the employment or service of any such person for any reason.

D-11	2011 PROXY STATEMENT	MONSANTO COMPANY

11.3	Governing Law; Construction. This Incentive Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of this Incentive Plan.

11.4	Certain Tax Matters.

(a) Notwithstanding any other provision of this Incentive Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of any Option or otherwise in connection with any Option, any Stock Appreciation Right or the exercise thereof, or otherwise in connection with any Award, including without limitation the withholding of cash or Shares that would be paid or delivered pursuant to such exercise or Award or any other exercise or Award under this Incentive Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes or in such satisfaction of such amount, or selling any property contingently credited by the Company for the purpose of paying such Award or any other Award under this Incentive Plan, in order to withhold or reimburse the Company for the minimum amount it is required to so withhold. In addition, the Committee may establish appropriate procedures to ensure that it receives prompt notice of any event that may make available to the Company or any Affiliate any tax deduction in connection with an Award.

(b) This Incentive Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Incentive Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of this Incentive Plan or any Award Certificate to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate or the Participant’s beneficiary within 30 days after the date of the Participant’s death.

11.5	Foreign Participants. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, custom or administrative practicalities. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Incentive Plan as it may consider necessary or appropriate for the purposes of this Section 11.5 without thereby affecting the terms of this Incentive Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Incentive Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

D-12	2011 PROXY STATEMENT	MONSANTO COMPANY

11.6	No Rights as a Shareowner. No Participant shall have any rights as a shareowner with respect to any Shares to be delivered pursuant to an Award prior to the date that the Participant is recorded as the holder of such Shares on the records of the Company and such Shares are delivered to such Participant by book-entry registration or delivery of a certificate or certificates therefor to the Participant, or to a custodian or escrow agent designated by the Committee (which may include, without limitation, the Company or one or more of its employees).

11.7	No Right to Award. No employee or other person shall have any claim or right to be granted an Award under this Incentive Plan. Having received an Award under this Incentive Plan shall not give a Participant or other person any right to receive any other Award under this Incentive Plan. A Participant shall have no rights or interests in any Award, except as set forth herein and in the applicable Award Certificate.

11.8	Unfunded Plan. It is presently intended that this Incentive Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares, to the extent required by law to meet the requirements of this Incentive Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Shares relating to Awards granted pursuant to this Incentive Plan.

11.9	Exclusion from Pension and other Benefit Plan Computation. Except to the extent otherwise required by applicable law, by exercise of an Option or Stock Appreciation Right or receipt of another type of Award, (i) each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, severance, resignation, redundancy, end of service payment or other employee benefit plan of the Company or an Affiliate, and (ii) each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or an Affiliate on the life of the Participant that is payable to the beneficiary under any life insurance plan covering employees or directors of the Company or an Affiliate.

11.10	Notice. Except as otherwise provided in this Incentive Plan, all notices or other communications required or permitted to be given under this Incentive Plan may be sent (i) by the Company electronically in writing to the Participant and shall be deemed to have been duly given if sent via e-mail to the Participant’s e-mail address on file in the Company’s records at the time the e-mail notice or other e-mail communication is sent or (ii) by the Company or the Participant non-electronically in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (A) if to the Company, at its principal business address to the attention of the Secretary; and (B) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

11.11	Inurement of Rights and Obligations. The rights and obligations under this Incentive Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

11.12	Costs and Expenses of this Incentive Plan. Except as otherwise provided herein, the costs and expenses of administering this Incentive Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Incentive Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

11.13	No Limitation on Rights of the Company.

(a) The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. Further, this Incentive Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Awards, other than under this Incentive Plan, to or with respect to any other person.

D-13	2011 PROXY STATEMENT	MONSANTO COMPANY

	(b)	If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Incentive Plan. All Shares issued pursuant to Awards that are forfeited shall revert to the Company upon such forfeiture.

11.14	Legal Requirements.

	(a)	Restrictions on Resale. Notwithstanding any other provision of this Incentive Plan, no Participant who acquires Shares pursuant to this Incentive Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

	(b)	Registration, Listing and Qualification of Shares. Notwithstanding any other provision of this Incentive Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under this Incentive Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

11.15	Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Incentive Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

11.16	Amendment or Termination.

	(a)	The Board People Committee may, from time to time, amend or modify this Incentive Plan or any outstanding Awards, including, without limitation, to authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or terminate this Incentive Plan or any provision thereof; provided, that amendments or modifications to this Incentive Plan shall require the approval of the shareowners normally entitled to vote for the election of directors of the Company if (i) they would permit the Company to reprice any outstanding Option or Stock Appreciation Right (by reducing the Exercise Price thereof or canceling such Award in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the pre-cancellation Option or Stock Appreciation Right) or (ii) such approval is required by applicable law or the listing standards of the New York Stock Exchange; and provided, further, that amendments to Section 5.1 shall require the approval of the Board.

	(b)	No amendment to or termination of this Incentive Plan or any provision hereof, and no amendment to or cancellation of any outstanding Award shall, without the written consent of the affected Participant, adversely affect any outstanding Award, except as specifically provided in Section 11.17.

D-14	2011 PROXY STATEMENT	MONSANTO COMPANY

	(c)	Notwithstanding the above provisions, the Board People Committee shall have authority to amend outstanding Awards and this Incentive Plan to take into account changes in law and tax and accounting rules, and to grant Awards that qualify for beneficial treatment under such rules, without shareowner approval and without the consent of affected Participants. With respect to Awards granted prior to the Effective Date, the terms of this Incentive Plan as in effect prior to the Effective Date with respect to Retirement, Change of Control, and, with respect to Options and Stock Appreciation Rights, post-Termination of Service exercise periods, shall continue to apply (subject to any modifications pursuant to the terms of the applicable Award Certificate).

11.17	Change of Control. The provisions of this Section 11.17 shall apply notwithstanding any provision of this Incentive Plan other than Section 11.14. Unless otherwise provided in the applicable Award Certificate:

	(a)	Upon the occurrence of a Change of Control: (i) all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and any Full-Value Award (other than a performance-based Award) shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.17(b) (any award meeting the requirements of Section 11.17(b), a “Replacement Award”) is provided to the Participant pursuant to Section 5.5 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned in an amount equal to the full value of such performance-based Award (with all applicable Performance Objectives deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Objectives for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).

	(b)	An Award shall meet the conditions of this Section 11.17(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 11.17(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

	(c)	Upon a Termination of Service of a Participant occurring upon or during the two years following the date of a Change of Control by reason of Termination without Cause (or, to the extent provided for in the applicable Award Certificate, by the Participant for “Good Reason” (as defined in such Award Certificate)), all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Replacement Award.

	(d)	Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11.17 shall be applicable only to the extent specifically provided in the Award Certificate and shall be subject to the terms and conditions of Section 11.4(b).

D-15	2011 PROXY STATEMENT	MONSANTO COMPANY

APPENDIX E MAP

Directions from downtown St. Louis:

Take Interstate 64 west to Lindbergh Boulevard (Hwy. 67) north. Take Lindbergh Boulevard north about 2½ miles to the Olive Boulevard east exit. Follow Olive to the second traffic light. Turn right into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building “A.”

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard (Hwy. 67) south. Take Lindbergh Boulevard south about 6 miles to the Olive Boulevard east exit. Follow Olive to the second traffic light. Turn right into Monsanto’s Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building “A.”

E-1	2011 PROXY STATEMENT	MONSANTO COMPANY

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
http://www.monsanto.com

MONSANTO COMPANY
800 NORTH LINDBERGH BLVD.
ST. LOUIS, MO 63167
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M38921-P17540	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSANTO COMPANY

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors		For	Against	Abstain
Nominees:
	1a.	Janice L. Fields	☐	☐	☐

	1b.	Hugh Grant	☐	☐	☐

	1c.	C. Steven McMillan	☐	☐	☐

	1d.	Robert J. Stevens	☐	☐	☐
						For	Against	Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.					☐	☐	☐

3.	Advisory (Non-Binding) Vote Approving Executive Compensation.					☐	☐	☐

4.	Approval of the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012).					☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

5.	Shareowner proposal requesting a report on certain matters related to GMO products.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Annual Meeting of Shareowners
January 24, 2012
1:30 P.M. C.S.T.
800 N. Lindbergh Blvd.
"A" Building
St. Louis, Missouri 63167

Doors will open at 1:00 P.M. C.S.T. Please present proof of ownership and photo identification for the shareowner named on the front of this card for admittance to the annual meeting. For security purposes, bags and purses will be subject to search at the door. Seating at the meeting will be limited and admittance will be based on space availability.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our 2011 Annual Report are available at www.proxyvote.com.

M38922-P17540

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MONSANTO COMPANY

     The undersigned hereby appoints Hugh Grant and David F. Snively, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held January 24, 2012 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

     THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

PROXYVOTE.COM

You received this e-mail because our records show that (1) you are an employee of MONSANTO COMPANY who has regular access to the company's e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive MONSANTO COMPANY communications and vote by proxy via the Internet. You may have given this consent during a prior vote at ProxyVote.com.

Important Notice Regarding Availability of Proxy Materials

2012 MONSANTO COMPANY Annual Meeting of Shareowners

MEETING DATE: January 24, 2012
RECORD DATE: November 28, 2011
CUSIP NUMBER: 61166W101

This e-mail represents all shares in the following account(s):

NAME

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote.com, you will need your four digit PIN:

-	If you are an employee of MONSANTO COMPANY, your PIN is the last four digits of your Social Security number.

-	If you are a shareowner who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.

-	If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:
http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Statement
http://materials.proxyvote.com/Approved/61166W/20111128/NPS_109214.PDF

Annual Report
http://materials.proxyvote.com/Approved/61166W/20111128/AR_109089.PDF

If you are an employee and were enrolled for electronic delivery by MONSANTO COMPANY, and still wish to receive hard copies of these materials, you may contact the Materialogic distribution center at (314) 692-9570 or (800) 638-7999.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:
M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareowner.

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